                                  SCHEDULE 14A
                                (RULE 14(A)-101)

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                              ECOMETRY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

        Ecometry Corporation common stock, par value $0.01 per share.
        ------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

        (i) 12,422,474 shares of common stock, which represents the number of shares outstanding as of April 5, 2002, and (ii) outstanding options to purchase an aggregate of 464,103 shares of common stock with a per share exercise price less than $2.90, and a per share weighted average exercise price of $2.505, which will be cashed out in connection with the merger.
        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         Pursuant to the Agreement and Plan of Merger, dated as of January 25, 2002, by and among Ecometry Corporation, Citrus Merger Corp., Syngistix, Inc. and, with respect to Section 7.6(b)(i) thereof only, Core Technology Fund IV, LLC, Citrus Merger Corp. will merge with and into Ecometry Corporation, and each outstanding share of common stock of Ecometry Corporation will be converted into the right to receive $2.90 in cash, without interest. In addition, pursuant to the terms of the merger agreement outstanding options to purchase common stock with a per share exercise price less than $2.90 will be converted into the right to receive a cash payment equal to the product of (1) the number of shares underlying such options and (2) the difference between $2.90 and the per share exercise price of such options.
        ------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

        $36,208,495.29
        ------------------------------------------------------------------------

    (5)  Total fee paid:

        $5,702.18
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

    ----------------------------------------------------------------------------

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

        $5,702.18
        ------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

        Schedule 14A
        ------------------------------------------------------------------------

    (3)  Filing Party:

        Ecometry Corporation
        ------------------------------------------------------------------------

    (4)  Date Filed:

        November 15, 2001, December 31, 2001, February 20, 2002 and April 3,
         2002
        ------------------------------------------------------------------------

                              ECOMETRY CORPORATION
                           1615 SOUTH CONGRESS AVENUE
                        DELRAY BEACH, FLORIDA 33445-6368


                                                                  April 22, 2002


Dear Shareholder:


     You are cordially invited to attend a special meeting of shareholders of Ecometry Corporation to be held at 10:00 a.m. local time, on May 22, 2002, at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487.


     As described in the enclosed proxy statement, at the special meeting, you will be asked to approve two alternative transactions involving the company. The first transaction that you will be asked to approve is a merger of Citrus Merger Corp. ("Citrus") with and into us (the "Syngistix Merger"). Citrus is a corporation newly-formed by Syngistix, Inc. ("Syngistix"), a privately-held corporation, for the sole purpose of effecting the merger. Syngistix and Citrus are not affiliated with Ecometry.


     The Syngistix Merger is subject to a number of conditions (including the condition that Syngistix complete a $10 million financing before the Syngistix Merger is completed), and therefore may not close. We are therefore also soliciting shareholder approval for a second transaction that we have negotiated. This second transaction is a merger of SG Merger Corp. ("SG") with and into us (the "SG Merger"). The SG Merger will only occur if the Syngistix Merger does not close. SG is a corporation newly-formed by Wilburn W. Smith, chairman of our board of directors and executive vice president - sales, and Allan J. Gardner, a member of our board of directors and our chief technology officer (together, the "Principal Shareholders"), for the sole purpose of effecting the SG Merger. You are being asked to approve both transactions because our board of directors believes a merger with either Syngistix or SG is in the best interests of our shareholders and preferable to remaining an independent company, and if we are unable to close the Syngistix Merger for any reason, we want to be able to close the SG Merger promptly.


     YOU MAY VOTE TO APPROVE BOTH THE SYNGISTIX MERGER AND THE SG MERGER, ONLY ONE OF THEM, OR NEITHER OF THEM. IF THE CLOSING CONDITIONS TO THE SYNGISTIX MERGER ARE SATISFIED OR WAIVED, THE SYNGISTIX MERGER WILL OCCUR AND THE SG MERGER WILL NOT OCCUR. IF THE SYNGISTIX MERGER DOES NOT OCCUR, AND THE CLOSING CONDITIONS TO THE SG MERGER ARE SATISFIED OR WAIVED, THE SG MERGER WILL OCCUR.

     If the Syngistix Merger is completed, shares of our common stock issued and outstanding immediately prior to the merger will be converted into the right to receive $2.90 per share, in cash, without interest. Following the Syngistix Merger, Citrus will cease to exist and we will become a privately-held corporation owned by Syngistix. Pursuant to the merger agreement with SG, if the Syngistix Merger is completed, the company will be required to pay SG (whose sole shareholders are the Principal Shareholders) a termination fee of $1,679,100.

     If the Syngistix Merger is not completed but the SG Merger is completed, shares of our common stock issued and outstanding immediately prior to the merger, excluding shares beneficially owned by the Principal Shareholders and SG, will be converted into the right to receive $2.70 per share, in cash, without interest. Following the SG Merger, SG will cease to exist and we will become a privately-held corporation owned by the Principal Shareholders.

     The Principal Shareholders beneficially own approximately 35% of the outstanding shares of our common stock. The Principal Shareholders have agreed to vote these shares in favor of both the Syngistix Merger and the SG Merger.

     Our board of directors formed a special committee of three independent directors to mitigate any conflict of interest in evaluating the SG merger proposal, and any other acquisition proposals or indications of interest in us (including the Syngistix merger proposal). The Syngistix Merger and the SG Merger have been approved by our board of directors, based upon the unanimous recommendation of the special committee. In its evaluation of both the SG merger proposal and the Syngistix merger proposal, the special committee considered, among other things, the opinion of Adams, Harkness & Hill, Inc., its independent financial advisor, to the effect that, as of the date of the opinion, the $2.70 per share cash merger consideration to be received in the SG Merger by our shareholders is fair to such shareholders from a financial point of view. Because the special committee had an opinion from Adams, Harkness & Hill regarding the fairness of the $2.70 per share merger consideration to be received in the SG Merger it did not request a fairness opinion regarding the $2.90 per share merger consideration to be received in the Syngistix Merger.



     On October 25, 2001, the trading day immediately prior to the announcement of the SG Merger, the last reported sales prices per share of our common stock on the Nasdaq National Market was $1.50. On January 25, 2002, the trading day immediately prior to the announcement of the Syngistix Merger, the last reported sales prices per share of our common stock on the Nasdaq National Market was $2.66. On April 18, 2002, the last trading day before the printing of this document the last reported sales price per share of our common stock on the Nasdaq National Market was $2.81.



     The $2.90 per share price offered by Syngistix represents a discount of approximately 4% from the $3.02 book value per share of our common stock as of December 31, 2001 and a premium of approximately .7% to the $2.88 per share liquid asset value of our common stock (defined as cash and cash equivalents divided by total common stock outstanding as of December 31, 2001). Please note that liquid asset value may not be comparably defined by other companies. You should not necessarily equate the liquid asset value of our shares with their fair value.



     The $2.70 per share price offered by SG represents a discount of approximately 10.5% from the $3.02 book value per share of our common stock as of December 31, 2001 and a discount of approximately 6.25% from the $2.88 per share liquid asset value of our common stock (defined as cash and cash equivalents divided by total common stock outstanding as of December 31, 2001). Please note that liquid asset value may not be comparably defined by other companies. You should not necessarily equate the liquid asset value of our shares with their fair value.


     THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS BELIEVE THAT THE SYNGISTIX MERGER AND THE RELATED MERGER AGREEMENT ARE FAIR TO AND IN THE BEST INTERESTS OF OUR SHAREHOLDERS AND, THEREFORE, THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE SYNGISTIX MERGER AND THE RELATED MERGER AGREEMENT.

     THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS BELIEVE THAT, IF THE SYNGISTIX MERGER IS NOT COMPLETED FOR ANY REASON, THE SG MERGER AND THE RELATED MERGER AGREEMENT ARE FAIR TO AND IN THE BEST INTERESTS OF OUR SHAREHOLDERS AND, THEREFORE, THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE SG MERGER AND THE RELATED MERGER AGREEMENT.

     Details of the Syngistix Merger and the SG Merger, the respective merger agreements and other important information are described in the accompanying notice of special meeting and proxy statement. You are urged to read these important documents carefully before casting your vote.

     Whether or not you plan to attend the special meeting, we urge you to complete, sign, date and promptly return the enclosed proxy card. Neither the Syngistix Merger nor the SG Merger can be completed unless a majority of the outstanding shares of common stock approve the applicable merger agreement and merger. It is a further condition to the SG Merger that the SG Merger be approved by a majority of our shareholders other than SG and the Principal Shareholders and their affiliates. We may waive this further condition.

     We thank you for your prompt attention to this matter and appreciate your support.

                                          Very truly yours,

                                          /s/ Wilburn W. Smith
                                          -----------------------------------
                                          WILBURN W. SMITH
                                          Chairman of the Board of Directors

     YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR COMMON STOCK AT THIS TIME. IF THE SYNGISTIX MERGER OR THE SG MERGER IS COMPLETED, SHAREHOLDERS WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, OR PASSED UPON THE FAIRNESS OR MERITS OF THE PROPOSED TRANSACTIONS OR THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ECOMETRY CORPORATION
                           1615 SOUTH CONGRESS AVENUE
                        DELRAY BEACH, FLORIDA 33445-6368

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 22, 2002


To the Shareholders of ECOMETRY CORPORATION:


     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of ECOMETRY CORPORATION will be held on May 22, 2002 beginning at 10:00 a.m. local time, at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, to consider and vote upon:


          1. A proposal to approve the merger agreement, dated as of January 25, 2002, between us and Citrus Merger Corp. ("Citrus"), Syngistix, Inc. ("Syngistix") and, with respect to Section 7.6(b)(i) thereof only, Core Technology Fund IV, LLC (the "Syngistix Merger Agreement"), and the transactions contemplated thereby, including the merger of Citrus with and into us, with Ecometry Corporation as the surviving company (the "Syngistix Merger"), and pursuant to which our shareholders will be entitled to receive $2.90 in cash, without interest, for each share of our common stock held immediately prior to the merger. A copy of the Syngistix Merger Agreement is included in the attached proxy statement as Annex A and is incorporated in the attached proxy statement by reference.


          2. A proposal to approve the merger agreement, dated as of October 25, 2001, between us and SG Merger Corp. ("SG") and, with respect to Section 5.2(c) thereof only, Wilburn W. Smith and Allan J. Gardner (the "Principal Shareholders"), as amended by the Amendment and Waiver to Agreement and Plan of Merger dated January 25, 2002 (the "SG Amendment" and, together with the merger agreement dated as of October 25, 2001, the "SG Merger Agreement"), and the transactions contemplated thereby, including the merger of SG with and into us, with Ecometry Corporation as the surviving company (the "SG Merger"), and pursuant to which our shareholders (other than SG and the Principal Shareholders) will be entitled to receive $2.70 in cash, without interest, for each share of our common stock held immediately prior to the merger. IF APPROVED BY OUR SHAREHOLDERS, THE SG MERGER WOULD ONLY OCCUR IF THE SYNGISTIX MERGER DOES NOT OCCUR. A copy of the SG Merger Agreement is included in the attached proxy statement as Annex B and is incorporated in the attached proxy statement by reference.


          3. Any proposal to adjourn or postpone the special meeting.

          4. Any other business as may properly come before the special meeting or any adjournment or adjournments of the special meeting.

     YOU MAY VOTE TO APPROVE BOTH THE SYNGISTIX MERGER AND THE SG MERGER, ONLY ONE OF THEM, OR NEITHER OF THEM. IF THE CLOSING CONDITIONS TO THE SYNGISTIX MERGER ARE SATISFIED OR WAIVED, THE SYNGISTIX MERGER WILL OCCUR AND THE SG MERGER WILL NOT OCCUR. IF THE SYNGISTIX MERGER DOES NOT OCCUR, AND THE CLOSING CONDITIONS TO THE SG MERGER ARE SATISFIED OR WAIVED, THE SG MERGER WILL OCCUR.


     Only shareholders of record as of the close of business on April 5, 2002 will be entitled to notice of the special meeting and to vote at the special meeting and any adjournment of the special meeting. Any shareholder will be able to examine a list of shareholders of record for any purpose related to the special meeting, during regular business hours, for a period of ten days prior to the special meeting through the special meeting and any adjournment of the special meeting. The list will be available at our corporate headquarters located at 1615 South Congress Avenue, Delray Beach, Florida 33445-6368. Under Florida law, approval of the Syngistix Merger and the Syngistix Merger Agreement and the SG Merger and the SG Merger Agreement requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the special meeting. In addition to this requirement of Florida law, the SG Merger Agreement provides that it is a condition to our obligation to consummate the SG Merger that the holders of a majority of our outstanding shares of common stock not held by the Principal Shareholders, SG or their affiliates vote to approve the SG Merger Agreement and the SG Merger. We may waive this condition.

     All shareholders are cordially invited to attend the special meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. THE PROXY CARD REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON AT THE SPECIAL MEETING.


                                          By Order of the Special Committee and
                                          the Board of Directors,

                                          /s/ Martin K. Weinbaum
                                          MARTIN K. WEINBAUM
                                          Secretary

Delray Beach, Florida

April 22, 2002


     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                              ECOMETRY CORPORATION
                           1615 SOUTH CONGRESS AVENUE
                        DELRAY BEACH, FLORIDA 33445-6368

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 22, 2002



     This proxy statement is being furnished to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the special meeting of shareholders, and at any adjournment of the special meeting, to be held at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, on May 22, 2002 beginning at 10:00 a.m. local time. The special meeting has been called to consider and vote upon the following:



          1. A proposal to approve the merger agreement, dated as of January 25, 2002, between us and Citrus Merger Corp. ("Citrus"), Syngistix, Inc. ("Syngistix") and, with respect to Section 7.6(b)(i) thereof only, Core Technology Fund IV, LLC (the "Syngistix Merger Agreement"), and the transactions contemplated thereby, including the merger of Citrus with and into us, with Ecometry Corporation as the surviving company (the "Syngistix Merger"), and pursuant to which our shareholders will be entitled to receive $2.90 in cash, without interest, for each share of our common stock held immediately prior to the merger. A copy of the Syngistix Merger Agreement is included in the attached proxy statement as Annex A and is incorporated in the attached proxy statement by reference. The $2.90 per share price represents a discount of approximately 4% from the $3.02 book value per share of our common stock as of December 31, 2001 and a premium of approximately .7% from the $2.88 per share liquid asset value of our common stock (defined as cash and cash equivalents divided by total common stock outstanding as of December 31, 2001). Please note that liquid asset value may not be comparably defined by other companies. You should not necessarily equate the liquid asset value of our shares with their fair value. Pursuant to the terms of the SG Merger Agreement, if the Syngistix Merger is completed, the company will be required to pay SG (whose sole shareholders are the Principal Shareholders) a termination fee of $1,679,100.



          2. A proposal to approve the merger agreement, dated as of October 25, 2001, between us and SG Merger Corp. ("SG") and, with respect to Section 5.2(c) thereof only, Wilburn W. Smith and Allan J. Gardner (the "Principal Shareholders"), as amended by the Amendment and Waiver to Agreement and Plan of Merger dated January 25, 2002 (the "SG Amendment" and, together with the merger agreement dated as of October 25, 2001, the "SG Merger Agreement"), and the transactions contemplated thereby, including the merger of SG with and into us, with Ecometry Corporation as the surviving company (the "SG Merger"), and pursuant to which our shareholders (other than SG and the Principal Shareholders) will be entitled to receive $2.70 in cash, without interest, for each share of our common stock held immediately prior to the merger. IF APPROVED BY OUR SHAREHOLDERS, THE SG MERGER WILL ONLY OCCUR IF THE SYNGISTIX MERGER DOES NOT OCCUR. A copy of the SG Merger Agreement is included in the attached proxy statement as Annex B and is incorporated in the attached proxy statement by reference. The $2.70 per share price represents a discount of approximately 10.5% from the $3.02 book value per share of our common stock as of December 31, 2001 and a discount of approximately 6.25% from the $2.88 per share liquid asset value of our common stock (defined as cash and cash equivalents divided by total common stock outstanding as of December 31, 2001). Please note that liquid asset value may not be comparably defined by other companies. You should not necessarily equate the liquid asset value of our shares with their fair value.



          3. Any proposal to adjourn or postpone the special meeting.



          4. Any other business as may properly come before the special meeting or any adjournment or adjournments of the special meeting.


     YOU MAY VOTE TO APPROVE BOTH THE SYNGISTIX MERGER AND THE SG MERGER, ONLY ONE OF THEM, OR NEITHER OF THEM. IF THE CLOSING CONDITIONS TO THE SYNGISTIX MERGER ARE SATISFIED OR WAIVED, THE SYNGISTIX MERGER WILL

OCCUR AND THE SG MERGER WILL NOT OCCUR. IF THE SYNGISTIX MERGER DOES NOT OCCUR, AND THE CLOSING CONDITIONS TO THE SG MERGER ARE SATISFIED OR WAIVED, THE SG MERGER WILL OCCUR.


     Only shareholders of record on April 5, 2002 are entitled to receive notice of and vote at the special meeting. On that record date, there were 12,422,474 shares of our common stock outstanding (excluding treasury stock) held by approximately 57 record holders.



     Each share of our common stock will be entitled to one vote. Under Florida law in order to complete either merger, the applicable merger agreement and merger must be approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the special meeting. Of those shares, approximately 35% are beneficially owned by Mr. Smith, chairman of our board of directors and our executive vice president-sales, and Mr. Gardner, a member of our board of directors and our chief technology officer, who we refer to herein collectively as the "Principal Shareholders." The Principal Shareholders have agreed to vote their shares in favor of the Syngistix Merger and the SG Merger. In addition to the foregoing vote required by Florida law, the SG Merger Agreement provides that it is a condition to our obligation to consummate the SG Merger that the holders of a majority of our outstanding shares of common stock not held by the Principal Shareholders, SG or their affiliates vote to approve the SG Merger Agreement and the SG Merger. We may waive this condition. A quorum for the special meeting requires that holders of a majority of the outstanding shares of our common stock must be present in person or by proxy.



     Proxies will be voted in the manner you specify in the proxy card. If you wish to vote by proxy, you must sign your proxy card. Each proxy will confer discretionary authority on the named proxyholders to vote on any matter presented at the meeting which we did not know of a reasonable time before the mailing of this proxy statement. If any matter not specifically listed in the notice of special meeting is presented at the special meeting, the proxies will be voted in the discretion of the persons named therein in accordance with their best judgment. If you return your proxy but do not specify how it should be voted, your shares will be voted for the approval of the Syngistix Merger Agreement and the Syngistix Merger and the SG Merger Agreement and the SG Merger and you will be deemed to have granted discretionary authority to vote in favor of adjournments or postponements of the special meeting. If your stock is held by a broker or other custodian in "street name," your shares will not be voted unless you provide specific instructions to the broker or custodian. Proxies submitted by brokers or custodians who have not received voting instructions will be counted for the purposes of determining a quorum, but will not be voted for or against either merger. Because both mergers must be approved by the holders of a majority of the outstanding shares, the failure to vote your shares, including the failure to provide instructions to a broker or custodian, or a decision to abstain from voting, will have the same effect as a vote against both mergers. You are urged to complete and return your proxy and, if your shares are held in street name, to provide voting instructions in accordance with the materials you receive from your broker or other custodian.



     This proxy statement, the notice of special meeting and the accompanying form of proxy were first mailed to shareholders on or about April 22, 2002.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN SUCH JURISDICTION. THE INFORMATION IN THIS PROXY STATEMENT IS ONLY ACCURATE ON THE DATE OF THIS PROXY STATEMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, OR PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS OR THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS.......................................     5
QUESTIONS AND ANSWERS ABOUT THE SYNGISTIX MERGER............     7
QUESTIONS AND ANSWERS ABOUT THE SG MERGER...................     9
PROCEDURAL QUESTIONS & ANSWERS..............................    11
SUMMARY/OVERVIEW............................................    13
  OVERVIEW..................................................    13
  THE COMPANIES.............................................    15
  THE SYNGISTIX MERGER......................................    15
  THE SG MERGER.............................................    18
  MARKET PRICE AND DIVIDEND INFORMATION.....................    21
SPECIAL FACTORS.............................................    22
  BACKGROUND................................................    22
  RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF
     DIRECTORS..............................................    32
  ECOMETRY'S REASONS FOR THE SG MERGER AND FAIRNESS OF THE
     SG MERGER..............................................    32
  SG MERGER'S AND THE PRINCIPAL SHAREHOLDERS' REASONS FOR
     THE SG MERGER AND FAIRNESS OF THE SG MERGER............    36
  MERGER FINANCING -- THE SG MERGER.........................    39
  PURPOSES OF THE SG MERGER AND PLANS OR PROPOSALS..........    40
  INTERESTS OF CERTAIN PERSONS IN THE SG MERGER.............    41
  MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SG
     MERGER.................................................    42
  OPINION OF ADAMS, HARKNESS & HILL, INC....................    43
  RAYMOND JAMES PRESENTATION................................    52
  OUR MANAGEMENT'S FORECASTS................................    54
  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
     STATEMENTS.............................................    56
  THE SG MERGER AGREEMENT AND THE SG AMENDMENT..............    58
     The SG Merger..........................................    58
     Stock Options..........................................    58
     Conversion of Common Stock.............................    58
     Representations and Warranties.........................    59
     Covenants..............................................    60
     Litigation.............................................    60
     Publicity; Communications..............................    61
     Conditions to the SG Merger............................    61
     Termination............................................    62
     Effect of Termination..................................    62
     Expenses; Termination Fee..............................    63
     Indemnification; Directors' and Officers' Insurance....    63
     Amendment..............................................    63
     The SG Amendment.......................................    63
THE SYNGISTIX MERGER........................................    64
  BACKGROUND AND RECOMMENDATIONS OF THE SPECIAL COMMITTEE
     AND BOARD OF DIRECTORS.................................    64
  ECOMETRY'S REASONS FOR THE SYNGISTIX MERGER...............    64
  MERGER FINANCING -- THE SYNGISTIX MERGER..................    66
  SELECTED FINANCIAL INFORMATION OF SYNGISTIX...............    68
  INTERESTS OF CERTAIN PERSONS IN THE SYNGISTIX MERGER......    68
  MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SYNGISTIX
     MERGER.................................................    69

  FINANCIAL ADVISORS -- THE SYNGISTIX MERGER................    70
  THE SYNGISTIX MERGER AGREEMENT............................    71
     The Syngistix Merger...................................    71
     Stock Options..........................................    71
     Conversion of Common Stock.............................    71
     Representations and Warranties.........................    72
     Covenants..............................................    73
     Litigation.............................................    74
     Publicity; Communications..............................    74
     Conditions to the Syngistix Merger.....................    74
     Termination............................................    75
     Effect of Termination..................................    76
     Expenses; Termination Fee..............................    76
     Indemnification; Directors' and Officers' Insurance....    77
     Amendment..............................................    77
THE SPECIAL MEETING.........................................    78
  MATTERS TO BE CONSIDERED..................................    78
  REQUIRED VOTES............................................    78
  VOTING AND REVOCATION OF PROXIES..........................    79
  RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM; VOTING AT THE
     SPECIAL MEETING........................................    79
  ADJOURNMENTS..............................................    79
  APPRAISAL RIGHTS..........................................    80
  SOLICITATION OF PROXIES...................................    80
CERTAIN INFORMATION CONCERNING OUR COMPANY..................    81
  SELECTED HISTORICAL FINANCIAL DATA........................    81
  PRICE RANGE OF SHARES; DIVIDENDS; AND STOCK REPURCHASES...    82
  OPTIONS HELD BY EXECUTIVE OFFICERS, DIRECTORS AND
     AFFILIATES.............................................    83
CERTAIN BENEFICIAL OWNERSHIP OF SHARES......................    84
CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS..............    85
  GENERAL...................................................    85
  HART-SCOTT-RODINO.........................................    85
  LITIGATION................................................    85
ACCOUNTING TREATMENT........................................    86
ESTIMATED FEES AND EXPENSES.................................    86
INDEPENDENT AUDITORS........................................    86
SHAREHOLDER PROPOSALS.......................................    87
WHERE YOU CAN FIND MORE INFORMATION.........................    87
AVAILABLE INFORMATION.......................................    87
OTHER BUSINESS..............................................    88
Annex A    Syngistix Merger Agreement
Annex B    SG Merger Agreement
Annex C    Opinion of Adams, Harkness & Hill, Inc.
Annex D    Annual Report on Form 10-K for the Fiscal Year
           Ended December 31, 2001 and Form 10-K/A

                             QUESTIONS AND ANSWERS


     The following questions and answers are intended to address briefly some commonly asked questions regarding the Syngistix Merger and the Syngistix Merger Agreement and the SG Merger and the SG Merger Agreement. These questions and answers may not address all questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement before voting on the Syngistix Merger and the Syngistix Merger Agreement and the SG Merger and the SG Merger Agreement.



Q:   WHAT AM I BEING ASKED TO VOTE ON? (SEE PAGE 78)


A: You are being asked to vote to approve two separate transactions: the Syngistix Merger and the SG Merger. If the conditions to close the Syngistix Merger are satisfied or waived, the Syngistix Merger will occur and your shares will be cancelled in exchange for $2.90 per share in cash. If the Syngistix Merger does not occur and the conditions to close the SG Merger are satisfied or waived, the SG Merger will occur and your shares will be cancelled in exchange for $2.70 per share in cash. If the SG Merger is approved, it will be completed only if the Syngistix Merger is not completed.


Q: WHY AM I BEING ASKED TO VOTE ON TWO TRANSACTIONS AT THE SAME TIME? (SEE PAGES 13 and 66-68)



A: Our board of directors and the special committee believe a merger with either Syngistix or SG is in the best interests of our shareholders and preferable to remaining an independent company. Although our board of directors and the special committee think the Syngistix Merger represents a financially superior offer for our shareholders as compared to the SG Merger, the Syngistix Merger is subject to a number of conditions, including the consummation by Syngistix of a $10 million financing. For the 10 months ended December 31, 2001 (the period that Syngistix has existed in its current corporate form), Syngistix had revenue of approximately $5.5 million and a net loss of approximately $5.2 million. As of December 31, 2001, Syngistix had assets of approximately $2.4 million including approximately $317,000 of cash, liabilities of approximately $4.5 million, including deferred revenue and excluding negative goodwill, and a cumulative shareholders deficit of approximately $3.3 million. The special committee believes that Syngistix's small size and weak financial condition make Syngistix's ability to close this financing and complete the Syngistix Merger uncertain. In addition, although Syngistix has commitments from certain investors to invest an additional $10 million in Syngistix, the company has been advised by Core Technology Fund IV, LLC, the investor who has committed to provide $8.4 million of this $10 million financing, that it is a private equity firm with committed capital of less than $30 million. Therefore, its commitment is large for a fund of its size. As a result, the special committee was and remains concerned about whether Syngistix will be able to complete its planned $10 million financing. As a result of this uncertainty regarding Syngistix's ability to complete the Syngistix Merger, and because the special committee believes that the completion of the SG Merger is in our shareholders' best interest if the Syngistix Merger does not close, the special committee wishes to close the SG Merger as quickly as possible if the Syngistix Merger does not close. It is for this reason that we are soliciting shareholder approval for both mergers.



     As part of our negotiations with Syngistix, we required as a condition to our obligation to complete the Syngistix Merger that Syngistix obtain the additional $10 million financing described above. In connection with the Syngistix Merger Agreement, certain existing Syngistix shareholders agreed to invest this additional $10 million in Syngistix to finance the Syngistix Merger and the operations of the combined company following the merger. The $10 million amount of the Syngistix financing was the result of negotiations between the company and Syngistix and took into consideration numerous factors. In connection with these negotiations, the special committee consulted with Adams, Harkness & Hill. The total amount of cash required to finance the Syngistix Merger is about $39 million, including expenses. We anticipate having approximately $32 million of cash at the end of May. This cash, together with the $10 million financing committed by Syngistix's investors, will allow Syngistix to complete the merger and still have approximately $3 million in cash. We required Syngistix to have this additional cash cushion after the payment of all expenses related to the Syngistix Merger in order to ensure that Syngistix would be able to fund anticipated operating losses for a reasonable time after the merger. We also insisted that Syngistix have this cash cushion after the merger because we were concerned that the Syngistix Merger could be viewed as similar to a dividend by the company of a substantial portion of its cash. Under federal and state fraudulent conveyance statutes, creditors may under certain circumstances challenge dividends or other transactions that render a company insolvent or with an unreasonably small capital in relation to its ongoing operations and liabilities, and may seek the return to the company of amounts paid to shareholders and certain other parties. Although there can be no assurance that the expected $3 million cushion will be adequate to fund our ongoing operating losses, the special committee was satisfied that with the proceeds of its $10 million financing, Syngistix would have adequate capital to operate the combined company after the acquisition. We did not seek a solvency opinion in connection with the Syngistix Merger.



Q: CAN I VOTE FOR EITHER THE SYNGISTIX MERGER OR THE SG MERGER, NEITHER OR BOTH? (SEE PAGE 78)


A: Yes. Please note that if the SG Merger transaction is approved by our shareholders (and the other conditions to closing the SG Merger are satisfied or waived) the merger with SG will occur only if the Syngistix Merger does not occur. Also, even if the Syngistix Merger is approved, it may not close (because the other conditions to closing the Syngistix Merger are not satisfied or waived). If the Syngistix Merger does not close and the SG Merger is not approved, neither transaction will close and you will remain a shareholder of Ecometry.


Q: WHAT STEPS DID THE BOARD OF DIRECTORS AND SPECIAL COMMITTEE TAKE TO DETERMINE THAT THE PRICE PER SHARE I WILL RECEIVE IN THE PROPOSED SYNGISTIX MERGER OR SG MERGER IS FAIR TO ME FROM A FINANCIAL POINT OF VIEW? (SEE PAGES 22-36)



A: The board of directors formed a special committee consisting of three directors who had no conflicts of interest with respect to the Syngistix Merger or the SG Merger (other than the fact that options to purchase 3,750 shares of common stock held by each of the members of the special committee will vest upon completion of the Syngistix Merger or the SG Merger (in the same manner as options held by all option holders generally) which, when combined with previously vested options, will result in the receipt by each member of the special committee of $5,750 upon completion of the Syngistix Merger or $4,750 upon the completion of the SG Merger) to evaluate and negotiate the SG Merger and any other acquisition proposals or indications of interest in us. The special committee selected and retained its own legal and financial advisors to assist it in the evaluation and negotiation of any merger agreement and any merger, and ultimately received a written fairness opinion from its financial advisor in connection with the SG Merger Agreement. In its evaluation of the Syngistix Merger and the SG Merger, the special committee considered, among other things, the opinion of Adams, Harkness & Hill, its independent financial advisor, that as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications contained in that opinion, the $2.70 per share merger consideration that each shareholder will have the right to receive pursuant to the SG Merger is fair, from a financial point of view, to that shareholder. Since Adams, Harkness & Hill had delivered a fairness opinion with regard to the $2.70 per share merger consideration to be paid to our shareholders under the SG Merger Agreement, the special committee did not request an additional fairness opinion regarding the $2.90 per share merger consideration to be paid to our shareholders pursuant to the Syngistix Merger Agreement. The special committee continues to believe that the $2.70 per share price in the SG Merger is fair to our shareholders from a financial point of view even though Syngistix has agreed to pay a higher price of $2.90 per share and Syngistix had initially indicated that it might be willing to pay $3.00 per share if SG was willing to waive the break-up fee negotiated in the SG Merger Agreement. The special committee's evaluation of the factors that led it to approve the SG Merger has not changed materially since the date the special committee approved the SG Merger. The special committee also believes that the factual information and assumptions relied upon by Adams, Harkness & Hill for purposes of its fairness opinion have not changed materially since the date of its opinion and that reliance on its fairness opinion continues to be reasonable and appropriate. You should be aware, however, that the opinion of Adams, Harkness & Hill was based on economic and market conditions and information regarding the company as of October 24, 2001 and that in its opinion Adams, Harkness & Hill indicated that subsequent developments may affect the conclusions expressed in the opinion. If Adams, Harkness & Hill were asked to render a fairness opinion concerning the $2.70 per share offered by SG today based on current facts, Adams, Harkness & Hill might reach a different conclusion. The special committee does not believe that the fact that our stock price has traded at prices more than the $2.70 per share offered in the SG Merger and less than the $2.90 per share offered in the Syngistix Merger since the announcement of the Syngistix Merger suggests that the $2.70 price per share offered in the SG Merger transaction is unfair because it believes that the only reason our stock has traded at more than $2.70 per share is because investors have bid the company's shares up to a level that they believe will result in a profit to them if the Syngistix Merger closes. Therefore, the special committee believes the market price of the company's shares these days is not reflective of the intrinsic value of those shares but of the views of investors regarding the outcome of the proposed Syngistix Merger. However, given that there can be no certainty that the Syngistix Merger will close, if you are able to sell shares in the market at prices in excess of the $2.70 per share offered by SG, you may wish to consider doing so.


                QUESTIONS AND ANSWERS ABOUT THE SYNGISTIX MERGER


Q: WHY DID WE RECEIVE AN INDICATION OF INTEREST FROM SYNGISTIX ONLY AFTER WE ANNOUNCED THE TRANSACTION WITH SG? (SEE PAGE 28)



A: Until October 25, 2001, when we publicly announced the transaction with SG, Syngistix was not aware that we were for sale. Until Syngistix contacted us, we were not aware that Syngistix would have an interest in acquiring us. Our financial advisor did not identify Syngistix as a potential buyer of us because Syngistix is a small company that has only recently become an independent company.



Q:   WHAT WILL I RECEIVE IN THE SYNGISTIX MERGER? (SEE PAGE 71)


A: Upon completion of the Syngistix Merger, each outstanding share of our common stock immediately prior to the effective time of the merger will be converted into the right to receive $2.90 in cash, without interest, except for shares held by us, Syngistix and Citrus. We note that $2.90 per share represents a discount of approximately 4% from the $3.02 book value per share of our common stock as of December 31, 2001. However, we do not believe that book value per share, even though it is largely comprised of cash, cash equivalents and other current assets is indicative of what shareholders would receive for their shares upon liquidation of the company due to the costs and uncertainties associated with liquidating a company.


Q:   WHO IS CITRUS? (SEE PAGE 15)


A: Citrus is a corporation newly-formed by Syngistix for the sole purpose of acquiring us in the Syngistix Merger. Citrus is not affiliated with the company.


Q:   WHO IS SYNGISTIX? (SEE PAGE 15)


A: Syngistix, a Delaware corporation, is the parent company of Citrus. Syngistix is the successor to a business founded in 1976 and headquartered in Englewood, Colorado. Syngistix provides supply chain management software solutions for distribution enterprises and specializes in providing low-risk migration paths from legacy software systems to newer technologies. Syngistix is not affiliated with the company.

Q:   WHAT EFFECT WILL THE SYNGISTIX MERGER HAVE ON THE SHAREHOLDERS?

     (SEE PAGES 15-16 AND 71-72)


A: Upon consummation of the Syngistix Merger and conversion of your shares into the right to receive $2.90 per share, your shares of the company's common stock will cease to exist, our common stock will no longer be eligible for trading on the Nasdaq National Market, our common stock will no longer be registered under the Securities Exchange Act of 1934, as amended, we will no longer file reports with the

     Securities and Exchange Commission, and our shareholders will no longer be able to participate in the future earnings and growth of the company.


Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE SYNGISTIX MERGER? (SEE PAGE 64)



A: In the opinion of the board of directors, based upon the unanimous recommendation of a special committee of three independent directors, the terms and provisions of the Syngistix Merger and the Syngistix Merger Agreement are fair to and in the best interests of our shareholders. The board, with the Principal Shareholders abstaining, and then the full board unanimously, approved the Syngistix Merger Agreement and the Syngistix Merger and declared it fair to and in the best interests of our shareholders.



Q:   WHY DIDN'T THE SPECIAL COMMITTEE GET A FAIRNESS OPINION ON THE
SYNGISTIX MERGER? (SEE PAGE 70)



A: Because Adams, Harkness & Hill had delivered an opinion that the $2.70 per share consideration to be paid to our shareholders under the SG Merger Agreement was fair to the company's shareholders from a financial point of view, the special committee did not believe it was necessary, and so did not request, an additional fairness opinion regarding whether the $2.90 per share consideration to be paid to our shareholders pursuant to the Syngistix Merger Agreement was fair to the company's shareholders from a financial point of view. Adams, Harkness & Hill's fairness opinion addressed only the question of whether the $2.70 per share offered in the SG Merger Agreement was fair to the company's shareholders from a financial point of view on October 24, 2001, the date the opinion was rendered, and did not address any other terms of the SG Merger Agreement or the Syngistix Merger Agreement.



Q:   HOW WILL SYNGISTIX FINANCE THE SYNGISTIX MERGER? (SEE PAGES 66-68)



A: Syngistix will use the cash that our company currently has and funds received pursuant to a proposed financing to purchase all of our outstanding shares of common stock.



Q:   WHAT ARE THE CONDITIONS TO CLOSING THE SYNGISTIX MERGER? (SEE
     PAGES 74-75)



A: The Syngistix Merger is subject to a number of conditions, including approval by the holders of a majority of our shares of our common stock and the consummation of Syngistix's financing arrangement (a commitment for which has been obtained), or alternate financing acceptable to the company and other customary conditions.



Q: WHEN DO YOU EXPECT TO KNOW IF THE SYNGISTIX MERGER WILL BE COMPLETED OR TERMINATED? (SEE PAGE 71)



A: We are working toward completing the Syngistix Merger as quickly as possible. If the Syngistix Merger Agreement and the Syngistix Merger are approved by the shareholders and the other conditions to the Syngistix Merger are satisfied, we hope to complete the merger on the day of or the day following the special meeting, but there can be no assurance that we will be able to do so. If the conditions to the Syngistix Merger are not satisfied or waived at the special meeting (as such meeting may be adjourned) we expect to terminate the Syngistix Merger Agreement. If the Syngistix Merger Agreement is terminated and the SG Merger is approved and the other conditions to the SG Merger Agreement are satisfied, we hope to complete the SG Merger as soon as possible following the special meeting, but there can be no assurance that we will be able to do so.



Q:   WHAT ARE THE TAX CONSEQUENCES OF THE SYNGISTIX MERGER TO ME? (SEE
     PAGES 69-70)


A: The receipt of the cash merger consideration by you will be a taxable transaction for federal income tax purposes. To review the possible tax consequences in greater detail, see "Material Federal Income Tax Consequences of the Syngistix Merger." You should also consult your tax advisor as to your particular circumstances and the specific tax effects of the Syngistix Merger to you.

Q:   WHAT VOTE IS REQUIRED TO APPROVE THE SYNGISTIX MERGER AGREEMENT?
     (SEE PAGE 78)



A: Pursuant to the Syngistix Merger Agreement, our articles of incorporation and applicable Florida law, in order to complete the Syngistix Merger, a majority of all outstanding shares of our common stock entitled to vote at the special meeting must vote to approve the Syngistix Merger Agreement and the Syngistix Merger.



Q: WHAT WILL THE PRINCIPAL SHAREHOLDERS RECEIVE IF THE SYNGISTIX MERGER IS CONSUMMATED? (SEE PAGE 68)


A: The SG Amendment provides that the SG Merger Agreement will terminate immediately prior to the consummation of the Syngistix Merger and SG, whose sole shareholders are the Principal Shareholders, will receive a termination fee of $1,679,100 upon the closing of the Syngistix Merger. In addition, the Principal Shareholders will receive, like all other shareholders of Ecometry, $2.90 per share in cash for their shares.

                   QUESTIONS AND ANSWERS ABOUT THE SG MERGER


Q:   WHEN WOULD THE SG MERGER OCCUR? (SEE PAGE 63)


A: The SG Merger will only occur if the Syngistix Merger is not completed, the Syngistix Merger Agreement is terminated and the conditions to closing the SG Merger are satisfied or waived.


Q:   WHAT WILL I RECEIVE IN THE SG MERGER? (SEE PAGE 58)


A: If the SG Merger is completed, each outstanding share of our common stock immediately prior to the effective time of the SG Merger will be converted into the right to receive $2.70 in cash, without interest, except for shares held by us, the Principal Shareholders and SG. We note that $2.70 per share represents a discount of approximately 10.5% from the $3.02 book value per share of our common stock as of December 31, 2001. However, we do not believe that book value per share, even though it is largely comprised of cash, cash equivalents and other current assets is indicative of what shareholders would receive for their shares upon liquidation of the company due to the costs and uncertainties associated with liquidating a company.


Q:   WHO IS SG? (SEE PAGE 15)


A: SG is a corporation newly-formed by the Principal Shareholders for the sole purpose of acquiring us in the SG Merger.


Q:   WHO ARE THE PRINCIPAL SHAREHOLDERS? (SEE PAGE 14)



A: Wilburn W. Smith is the chairman of our board of directors, executive vice president -- sales and the beneficial owner of approximately 17.4% of the outstanding shares of our common stock. Allan J. Gardner is our chief technology officer, a member of our board of directors and the beneficial owner of approximately 17.6% of the outstanding shares of our common stock. The Principal Shareholders are the only directors, officers and shareholders of SG. The Principal Shareholders together beneficially own approximately 35% of the outstanding shares of our common stock. The Principal Shareholders have agreed to vote their shares in favor of the Syngistix Merger and the SG Merger.



Q:   WHY WAS THE SPECIAL COMMITTEE FORMED? (SEE PAGE 14)


A: The Principal Shareholders, who are members of our board of directors and officers of our company, have a direct conflict of interest in recommending approval of the SG Merger Agreement and the SG Merger because they are also the sole shareholders, directors and officers of SG. If the SG Merger occurs, the Principal Shareholders will beneficially own all of our outstanding common stock. As a result, the Principal Shareholders would receive all of the benefit of our future earnings and any increase in our value and bear the full loss of any decrease in our value, while you will no longer receive any such benefit or bear any such risk. Specifically, the Principal Shareholders have a direct pecuniary interest in having the merger consideration in connection with the SG Merger, both on a per-share basis and in the aggregate, be as low as possible. Because of this conflict, the board of directors initially formed a special committee of three independent directors to evaluate the SG merger proposal and any other proposals or indications of interest in acquiring us submitted by third parties, and to negotiate the SG Merger Agreement. The members of the special committee are not affiliated in any way with Syngistix, Citrus or SG and will not be affiliated with Syngistix, Citrus or SG at the time of the Syngistix Merger or the SG Merger.


Q:   WHAT EFFECT WILL THE SG MERGER HAVE ON THE UNAFFILIATED
     SHAREHOLDERS? (SEE PAGE 18)


A: If the SG Merger is completed, each share of common stock you own will convert into the right to receive $2.70 per share, your shares of the company's common stock will cease to exist, our common stock will no longer be eligible for trading on the Nasdaq National Market, our common stock will no longer be registered under the Securities Exchange Act of 1934, as amended, we will no longer file reports with the Securities and Exchange Commission, and our unaffiliated shareholders will no longer be able to participate in the future earnings and growth of the company.


Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE SG MERGER? (SEE PAGE 32)



A: In the opinion of the board of directors, based upon the unanimous recommendation of a special committee of three independent directors, (i) the terms and provisions of the SG Merger and the SG Merger Agreement are fair to our shareholders other than the Principal Shareholders and SG and,
     (ii) if the Syngistix Merger does not close, the SG Merger is in the best interests of our shareholders. The board, with the Principal Shareholders abstaining, and then the full board unanimously, approved the SG Merger Agreement and the SG Merger and declared it fair to and in the best interests of our shareholders other than SG and the Principal Shareholders.



Q: DO THE PRINCIPAL SHAREHOLDERS AND SG BELIEVE THE SG MERGER IS FAIR TO THE SHAREHOLDERS? (SEE PAGES 36-39)


A: The Principal Shareholders and SG each believe that the SG Merger and the consideration to be paid in the SG Merger to the holders of our common stock other than the Principal Shareholders and SG are fair to such holders from a financial point of view.


Q: IF THE SYNGISTIX MERGER IS NOT COMPLETED, WHEN DO YOU EXPECT THE SG MERGER TO BE COMPLETED? (SEE PAGE 63)



A: If the Syngistix Merger Agreement is terminated and the conditions to closing the SG Merger are satisfied, we hope to complete the SG Merger as soon as possible following the special meeting, but there can be no assurance that we will be able to do so.



Q:   HOW WILL SG FINANCE THE SG MERGER? (SEE PAGE 39)



A: SG will use the cash that our company currently has to purchase all outstanding shares of our common stock owned by persons other than us, the Principal Shareholders and SG.



Q:   WHAT ARE THE TAX CONSEQUENCES OF THE SG MERGER TO ME? (SEE PAGES 42-43)


A: The receipt of the cash merger consideration by you will be a taxable transaction for federal income tax purposes. To review the possible tax consequences in greater detail, see "Material Federal Income Tax Consequences of the SG Merger." You should also consult your tax advisor as to your particular circumstances and the specific tax effects of the SG Merger to you.


Q:   WHAT VOTE IS REQUIRED TO APPROVE THE SG MERGER AGREEMENT? (SEE
     PAGE 78)



A: Pursuant to our articles of incorporation and applicable Florida law, in order to complete the SG Merger, a majority of all outstanding shares of our common stock entitled to vote at the special meeting must vote to approve the SG Merger Agreement and the SG Merger. As of April 5, 2002, the Principal Shareholders beneficially owned approximately 35% of the common stock entitled to vote at the special meeting. The Principal Shareholders have indicated that they intend to transfer their shares to SG prior to the SG Merger. The Principal Shareholders and SG have agreed to vote all shares owned by them in favor of approving the SG Merger Agreement and the SG Merger.



     In addition to the vote required by Florida law and our articles of incorporation, the SG Merger Agreement provides that it is a condition to our obligation to effect the SG Merger that a majority of our outstanding shares of common stock not held by the Principal Shareholders, SG or their affiliates vote to approve the SG Merger Agreement and the SG Merger. We may waive this condition if the members of the special committee believe, based on the circumstances surrounding the shareholder vote at the time of the special meeting, that it is in the best interests of the shareholders of the company to consummate the SG Merger. There are no preconceived circumstances in which this condition would be waived. One potential scenario in which this condition might be waived is one in which an overwhelming majority of the unaffiliated shareholders who vote at the special meeting vote in favor of the SG Merger, however, due to a substantial number of shareholders not voting, the condition is not met. A majority vote of the members of the board of directors, including a majority of the members of the special committee would be required to waive this condition. We cannot waive the requirement under Florida law that a majority of all outstanding shares of our common stock must vote to approve the SG Merger Agreement and the SG Merger. We will not re-solicit proxies if any of the conditions are waived.


                         PROCEDURAL QUESTIONS & ANSWERS


Q:   WHO CAN VOTE ON THE SYNGISTIX MERGER AND SG MERGER? (SEE PAGE 79)



A: Shareholders of record as of the close of business on April 5, 2002, are entitled to notice of, and to vote at, the special meeting to approve the Syngistix Merger Agreement and the Syngistix Merger and the SG Merger Agreement and the SG Merger.



Q:   WHAT DO I NEED TO DO NOW? (SEE PAGES 79-80 AND THE ENCLOSED PROXY CARD)


A: Please mark your vote on, sign, date and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. You can also vote your shares in person at the special meeting.


     If your shares are held in "street name," which means that your shares are held in the name of a broker or other financial institution or custodian instead of in your own name, your broker or custodian will vote your shares only if you instruct them on how to vote. You should follow the directions provided by your broker or custodian regarding how to vote your shares.


     Abstaining from voting has the same effect as a vote against the transactions. Accordingly, if you are in favor of the Syngistix Merger and/or the SG Merger it is essential that you sign and complete the enclosed proxy so that your shares can be voted.


Q:   MAY I CHANGE MY VOTE? (SEE PAGE 79)


A: Yes, your vote can be changed at any time before the proxy is voted at the special meeting. This can be done by (i) sending in a written revocation of your proxy to our secretary at our principal address, (ii) sending in a signed proxy card with a later date to the address on the proxy card before the special meeting, or (iii) attending the special meeting and voting your shares in person.

     If you are not the record holder of your shares (for example if you own your shares in "street name"), you must follow the procedures required by the holder of record, usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record for more information on these procedures.

Q:   AM I ENTITLED TO APPRAISAL RIGHTS? (SEE PAGE 80)


A: No. Because our shares of common stock were listed on the Nasdaq National Market on the record date, you do not have appraisal rights under Florida law.


Q:   SHOULD I SEND MY STOCK CERTIFICATES NOW? (SEE PAGES 59 AND 72)



A: No. After either the Syngistix Merger or the SG Merger is completed, we will send you a transmittal form and written instructions for exchanging your stock certificates.



Q:   WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING? (SEE
     PAGE 78)


A: We are also soliciting proxies to grant discretionary authority to vote in favor of adjournment or postponement of the special meeting. We do not expect a vote to be taken on any other matters at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.


Q:   WHO CAN HELP ANSWER MY QUESTIONS? (SEE PAGE 87)



A: If you have more questions or would like additional copies of this proxy statement, you should contact our corporate secretary, Martin K. Weinbaum, at (561) 265-2700 or, our proxy solicitor, D.F. King & Co., Inc., 77 Water Street, 20th Floor, New York, New York 10005, telephone (800) 431-9642.

                                SUMMARY/OVERVIEW


     The following summary, together with the previous question and answer section, provides an overview of the material information discussed in this proxy and presented in the attached annexes and documents. This summary describes the material details and provisions of the Syngistix Merger and the SG Merger and is qualified by the more detailed information contained elsewhere in this proxy statement, the attached annexes and the documents we refer to in this proxy statement. You are urged to review this entire proxy statement carefully, including its annexes and all documents referenced in this proxy statement. No provisions have been made to grant unaffiliated shareholders access to the corporate files of the company, Syngistix, Citrus or SG and no counsel or appraisal services were engaged to represent the unaffiliated shareholders. We believe that our filings with the Securities and Exchange Commission, including the disclosures provided within this proxy statement, provide you with appropriate information to make an informed decision as to whether or not you wish to vote in favor of both the Syngistix Merger and the SG Merger, only one of them or neither of them. See "Where You Can Find More Information" for more details.


OVERVIEW


     We are furnishing this proxy statement in connection with a special meeting of our shareholders to be held on May 22, 2002 at 10:00 a.m. local time at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, to allow our shareholders to consider and vote on two separate proposals to approve the Syngistix Merger and the Syngistix Merger Agreement and the SG Merger and the SG Merger Agreement. A copy of the Syngistix Merger Agreement is attached to this proxy statement as Annex A and a copy of the SG Merger Agreement is attached to this proxy as Annex B.



     On October 25, 2001 we entered into the SG Merger Agreement with SG, which is owned by the Principal Shareholders. On November 8, 2001, after public announcement of the execution of the SG Merger Agreement, we received an indication of interest from Syngistix. From November 8, 2001 to January 25, 2002, we negotiated the terms of the Syngistix Merger Agreement ultimately agreeing to a per share merger consideration of $2.90. We are not affiliated with Syngistix. The board of directors and the special committee believe a merger with either Syngistix or SG is in the best interests of our shareholders and preferable to remaining an independent company. The board of directors and the special committee believe that the Syngistix Merger represents a financially superior offer for our shareholders as compared with the SG Merger. However, the Syngistix Merger is subject to a number of conditions (including the condition that Syngistix complete a $10 million financing before the Syngistix Merger is completed), and therefore may not close. We are therefore also soliciting shareholder approval for the SG Merger. You are being asked to approve both transactions because our board of directors is uncertain whether the conditions to close the Syngistix Merger will be satisfied and because our board of directors thinks the SG Merger and the Syngistix Merger are both fair to our shareholders and if we are unable to close the Syngistix Merger for any reason, we want to be able to close the SG Merger promptly. Therefore, the special committee and the board of directors recommend that you vote for the approval of both mergers.



     The Syngistix Merger Agreement provides that Citrus will be merged with and into us, with us as the surviving corporation. Pursuant to the Syngistix Merger, our shareholders will receive $2.90 per share in cash, without interest, for each share of our common stock that they own at the effective time of the Syngistix Merger. If the Syngistix Merger occurs, Citrus will cease to exist and we will become a privately-held corporation owned by Syngistix. The Syngistix Merger is subject to a number of conditions, including approval by the holders of a majority of our outstanding common stock and the consummation by Syngistix of financing arrangements with Core Technology Fund IV, LLC and The Roser Partnership III, SBIC LP consisting of the sale of indebtedness for an aggregate amount of $10 million (a commitment for which has been obtained) or alternate financing acceptable to us, and other customary conditions. Our board of directors is not certain whether Syngistix will complete its financing and is therefore not certain whether the Syngistix Merger will close. The details of Syngistix's proposed financing arrangement are outlined on pages 17-18 and 66-68.



     The company has also entered into the SG Merger Agreement. The SG Merger would occur only if the Syngistix Merger Agreement is terminated and the conditions to closing the SG Merger are satisfied or waived. If the SG Merger does occur, SG will be merged with and into us with us as the surviving corporation. Pursuant to the SG Merger Agreement, our shareholders other than the Principal Shareholders and SG will receive $2.70 per share in cash, without interest, for each share of our common stock that they own at the effective time of the SG Merger. Following the SG Merger, SG will cease to exist and we will be a privately-held corporation owned by the Principal Shareholders.



     During the time the Syngistix Merger Agreement and the SG Merger Agreement were negotiated and at the time they were executed, Wilburn W. Smith was the chairman of our board of directors and our executive vice president - sales, and Allan J. Gardner was a member of our board of directors and our chief technology officer. The Principal Shareholders are also the sole shareholders, officers and directors of SG. The Principal Shareholders, therefore, have a direct conflict of interest with respect to both the Syngistix Merger and the SG Merger. Although the Syngistix Merger Agreement was negotiated with Syngistix, a party unrelated to the company and the Principal Shareholders, the Principal Shareholders have a direct conflict of interest with respect to the Syngistix Merger because if the Syngistix Merger is completed, the company will pay SG a termination fee of $1,679,100. The Principal Shareholders are the sole shareholders of SG. In addition, as of the date of this proxy statement, the Principal Shareholders own approximately 35% of our outstanding common stock. The Principal Shareholders have agreed to vote these shares in favor of the Syngistix Merger and the SG Merger.



     In light of this conflict of interest, our board of directors formed a special committee to evaluate the SG Merger proposal and any other acquisition proposals or indications of interest in us submitted to us by third parties, including the Syngistix Merger proposal. The special committee is comprised of three of our directors who are not employees and are not affiliated in any way with SG, Syngistix or Citrus and otherwise have no special interest in the Syngistix Merger or the SG Merger (other than the fact that 3,750 of their options will vest upon completion of either merger (in the same manner as options held by all option holders generally) which, when combined with previously vested options, will result in the receipt by each member of the special committee of $5,750 upon completion of the Syngistix Merger or $4,750 upon completion of the SG Merger). The special committee retained its own financial advisor and legal counsel, and negotiated the terms of each merger agreement on behalf of the board and us.



     In connection with the execution of the Syngistix Merger Agreement, the special committee determined that the Syngistix Merger and the Syngistix Merger Agreement are fair to and in the best interests of our shareholders. The special committee unanimously recommended that the entire board vote to adopt the Syngistix Merger Agreement and approve the Syngistix Merger and to recommend that our shareholders approve the Syngistix Merger Agreement and the Syngistix Merger. The board, with the Principal Shareholders abstaining, and then the entire board, acted in accordance with the special committee's recommendation, and unanimously approved the Syngistix Merger Agreement and the Syngistix Merger and recommended that our shareholders do the same.



     In connection with the execution of the SG Merger Agreement, the special committee determined that the SG Merger and the SG Merger Agreement are fair to and in the best interests of our shareholders other than the Principal Shareholders and SG. The special committee unanimously recommended that the entire board vote to adopt the SG Merger Agreement and approve the SG Merger and to recommend that our shareholders approve the SG Merger Agreement and the SG Merger. The board, with the Principal Shareholders abstaining, and then the entire board, acted in accordance with the special committee's recommendation, and unanimously approved the SG Merger Agreement and the SG Merger and recommended that our shareholders do the same.

THE COMPANIES


ECOMETRY CORPORATION
1615 South Congress Avenue
Delray Beach, Florida 33445-6368
(561) 265-2700

     We are a publicly-held Florida corporation incorporated in 1988 under the name Smith-Gardner & Associates, Inc. On December 4, 2000, we changed our name to Ecometry Corporation. We are a provider of enterprise software solutions and services to the multi-channel commerce industry. Our clients include direct marketing and catalog companies, retailers and manufacturers with significant direct sales channels, Internet-only companies and fulfillment houses. Our Ecometry family of software products is designed to automate multi-channel commerce activities, including marketing, advertising analysis, sales, telemarketing, ordering, customer services, merchandising, procurement, electronic and Internet commerce, supply chain management, warehousing, shipping, accounting and systems operation. Ecometry Retail Enterprise also provides managers and sales personnel with real-time operations, inventory and customer data to improve both management decision-making and customer service.

SYNGISTIX, INC.
5340 Quebec Street, Suite 300
Englewood, CO 80111
(303) 889-4500

     Syngistix, headquartered in Englewood, CO, is the successor to a business founded in 1976. Syngistix provides supply chain management software solutions for distribution enterprises. Syngistix specializes in providing low-risk migration paths from legacy software systems to newer technologies. Its products include X!TE, an enterprise application suite focused on traditional distribution models and XPDT which focuses on the sell, source, ship distribution model. Customers include Georgia Pacific -- UNISOURCE, Corporate Express and TruServ Canada.

SG MERGER CORP.
1615 South Congress Avenue
Delray Beach, Florida 33445-6368
(561) 265-2700


     SG is a privately-held Florida corporation incorporated on August 9, 2001 specifically to effect the SG Merger and has not carried on any activities to date other than those incident to its formation, the negotiation and execution of the SG Merger Agreement and the transactions contemplated by the SG Merger Agreement. Wilburn W. Smith, our executive vice president -- sales, and Allan J. Gardner, our chief technology officer, both of whom are on our board of directors, are the sole shareholders, officers and directors of SG.


CITRUS MERGER CORP
c/o Syngistix, Inc.
5340 Quebec Street, Suite 300
Englewood, CO 80111
(303) 889-4500


     Citrus was incorporated in Florida on January 24, 2002 as a wholly-owned subsidiary of Syngistix specifically to effect the Syngistix Merger. Citrus has not been engaged in any business activities other than those in connection with the Syngistix Merger.


THE SYNGISTIX MERGER


  EFFECT OF THE SYNGISTIX MERGER (SEE PAGE 71)


     Pursuant to the Syngistix Merger Agreement, Citrus will be merged directly into us and we will be the surviving corporation. At the effective time of the Syngistix Merger, Citrus will cease to exist and we will become a privately-held corporation wholly-owned by Syngistix. The Syngistix Merger will become effective when the articles of merger are duly filed with the Department of State of the State of Florida. Upon consummation of the Syngistix Merger and conversion of your shares into the right to receive $2.90 per share, your shares of the company's common stock will cease to exist, our common stock will no longer be eligible for trading on the Nasdaq National Market, our common stock will no longer be registered under the Securities Exchange Act of 1934, as amended, we will no longer file reports with the Securities and Exchange Commission, and our unaffiliated shareholders will no longer be able to participate in the future earnings and growth of the company.


  COMPANY STOCK OPTIONS (SEE PAGES 58 AND 71)



     At the effective time of the Syngistix Merger, all options to purchase our shares will automatically become vested. Each option with an exercise price per share less than $2.90 will be converted into the right to receive an amount equal to $2.90, less the applicable exercise price, for each share of common stock subject to such stock option. All options with an exercise price per share greater than $2.90 will be terminated.



  SHAREHOLDER VOTE; OWNERSHIP OF MANAGEMENT, DIRECTORS AND OTHER AFFILIATES (SEE PAGES 78-79 AND 84)



     Under the Syngistix Merger Agreement, our articles of incorporation and Florida law, a majority of all outstanding shares of our common stock entitled to vote at the special meeting must vote to approve the Syngistix Merger Agreement and the Syngistix Merger.



     As of April 5, 2002, the record date for the special meeting, the Principal Shareholders held approximately 35% of the common stock entitled to vote at the special meeting. Pursuant to the SG Amendment, the Principal Shareholders have agreed that at any meeting of the shareholders of the company, or any solicitation of written consents, called for the purpose of approving the Syngistix Merger through May 31, 2002, they will vote in favor of, or consent to, the approval of the Syngistix Merger Agreement and the approval of the Syngistix Merger.



     As of April 5, 2002, our directors and executive officers (other than the Principal Shareholders) beneficially owned approximately 1% of our outstanding common stock, excluding options to purchase common stock. All of our directors and executive officers who own common stock have indicated that they intend to vote to approve the Syngistix Merger Agreement and the Syngistix Merger.



  CONDITIONS TO THE SYNGISTIX MERGER (SEE PAGES 74-75)



     We, Syngistix and Citrus will not complete the Syngistix Merger unless a number of conditions are satisfied by us, Syngistix and/or Citrus. It is a condition to Syngistix's, Citrus's and our obligation to consummate the Syngistix Merger that a majority of the shares of our outstanding common stock entitled to vote at the special meeting vote to approve the Syngistix Merger Agreement and the Syngistix Merger. It is a condition to our obligation to consummate the Syngistix Merger that Syngistix have completed its proposed financing involving the sale of indebtedness for an aggregate of $10 million prior to or simultaneously with the effective time of the Syngistix Merger. In addition, it is a condition to our obligation to consummate the Syngistix Merger that there shall not have occurred an event or events that have had or are reasonably likely to have a material adverse effect on Syngistix's or Citrus's ability to perform under the Syngistix Merger Agreement. It is a condition to Syngistix's and Citrus's obligations to consummate the Syngistix Merger that we have at least an aggregate of $32 million in cash, cash equivalents and marketable securities immediately prior to the effective time of the Syngistix Merger, minus any transaction fees and expenses incurred by us in connection with the Syngistix Merger or SG Merger and any amounts to be paid as termination fees under the SG Merger Agreement. As of December 31, 2001, the company had $35.75 million in cash, cash equivalents and marketable securities. For the quarters ended September 30, 2001 and December 31, 2001, the company lost $1,646,081 and $2,740,253, respectively, and cash and cash equivalents decreased $490,000 and $1,524,402, respectively. It is a condition to Syngistix's and Citrus's obligation to consummate the Syngistix Merger that we have obtained all consents and approvals required pursuant to certain of our customer and vendor contracts. Further, it is a condition to Syngistix's and Citrus's obligation to consummate the Syngistix

Merger that we shall not have experienced an event or events that have had or are reasonably likely to have a material adverse effect on our business or operations between the date of the Syngistix Merger Agreement and the effective time of the Syngistix Merger. The Syngistix Merger Agreement also contains various other conditions which are customary in transactions of this type. Many of these conditions may be waived by the party benefiting from the condition. The requirement under Florida law that a majority of all outstanding shares of our common stock entitled to vote at the special meeting must vote to approve the Syngistix Merger and the Syngistix Merger Agreement cannot be waived.



  TERMINATION OF THE SYNGISTIX MERGER AGREEMENT (SEE PAGES 75-77)



     The Syngistix Merger Agreement may be terminated and the Syngistix Merger abandoned at any time before it is completed under certain circumstances, including Syngistix's and our mutual consent. We or Syngistix may terminate the Syngistix Merger Agreement, if, among other reasons, the Syngistix Merger Agreement and the Syngistix Merger are not approved by the holders of a majority of our common stock or if the Syngistix Merger has not been consummated by May 31, 2002. We can terminate the Syngistix Merger Agreement if, among other reasons, Syngistix has not completed a financing involving the sale of equity and/or indebtedness for an aggregate of $10 million prior to or simultaneously with the effective time of the Syngistix Merger or fulfilled its obligations pursuant to the Syngistix Merger Agreement or our board of directors, acting upon the recommendation of the special committee, approves an acquisition proposal that is superior to Syngistix's proposal or otherwise withdraws, modifies or amends its approval or recommendation of the Syngistix Merger Agreement and related transactions. Syngistix can terminate the Syngistix Merger Agreement if, among other reasons, our board of directors withdraws, modifies or amends in any respect adverse to Syngistix or Citrus its recommendation of the Syngistix Merger and related transactions, or if our board approves, recommends or enters into an agreement with respect to or consummates a superior acquisition proposal (or resolves to do so). Syngistix may also terminate the Syngistix Merger Agreement if a third party commences a tender or exchange offer for 15% or more of our common stock and our board of directors does not recommend that you reject such offer. We have agreed to pay Syngistix a termination fee of $1,800,000 in the event that the Syngistix Merger Agreement is terminated as a result of our board's withdrawal or adverse modification of its recommendation of the Syngistix Merger, the failure of our board to recommend rejection of a third-party tender or exchange offer for 15% or more of our common stock, or the approval of a superior third-party acquisition proposal. We have agreed to pay Syngistix a termination fee of $400,000 if the Syngistix Merger Agreement is not approved by a majority of outstanding shares of our common stock. Syngistix has agreed to pay us a termination fee of $400,000 if the Syngistix Merger Agreement is terminated because Syngistix has failed to complete a financing involving the sale of equity and/or indebtedness for an aggregate of $10 million prior to or simultaneously with the effective time of the Syngistix Merger and all conditions to Syngistix's obligation to close have been satisfied.



  MERGER FINANCING (SEE PAGES 66-68)



     The total amount of cash required to consummate the Syngistix Merger is estimated to be approximately $39,000,000. This includes approximately $36,000,000 to be paid to our shareholders and option holders, $1,679,100 to be paid to SG as a termination fee pursuant to the SG Merger Agreement and approximately $1,000,000 for fees and expenses, including fees of Adams, Harkness & Hill, legal and accounting fees, printing and mailing costs, proxy solicitation fees and other expenses. As of December 31, 2001, Syngistix had approximately $317,000 in cash. Syngistix anticipates that it will obtain the proceeds required to pay the aggregate merger consideration and any fees and expenses associated with the Syngistix Merger from Ecometry's cash balances at the effective time of the Syngistix Merger and from the issuance of debt and/or equity securities.



     On January 25, 2002, Syngistix entered into a note financing commitment letter with two of its stockholders, Core Technology Fund IV, LLC and The Roser Partnership III, SBIC LP (the "Investors"). The Investors are both affiliates of members of Syngistix's Board of Directors. Pursuant to such commitment letter, the Investors have agreed in principle, subject to certain terms and conditions set forth therein, to provide to Syngistix a loan or loans in the aggregate principal amount of $10 million (the "Debt Financing").

It is anticipated that Syngistix will seek other lenders and/or investors to purchase at least $10 million of debt and/or equity securities that would be issued by Syngistix in lieu of the Debt Financing ("Alternative Financing"). In the event that Syngistix is able to secure such Alternative Financing, Syngistix anticipates that it will not borrow funds from the Investors pursuant to the Debt Financing. The obligation of the Investors to loan funds to Syngistix as described above is subject to the execution of definitive documentation on or prior to the sale and issuance of such debt, as well as certain customary conditions described on page 67. In addition, the Investors will not be required to complete the financing if Syngistix is unable to make certain representations and warranties about its business as of the closing date. If one or more of the Investors do not provide financing in the amounts described above, and acceptable alternative financing arrangements cannot be timely made, the financing condition contained in the Syngistix Merger Agreement will not be satisfied and the Syngistix Merger will not be completed.



 SELECTED FINANCIAL INFORMATION OF SYNGISTIX (SEE PAGE 68)



     For the 10 months ended December 31, 2001 (the period that Syngistix has existed in its current form), Syngistix had revenue of approximately $5.5 million and a net loss of approximately $5.2 million. As of December 31, 2001, Syngistix had assets of approximately $2.4 million including approximately $317,000 of cash, liabilities of approximately $4.5 million, including deferred revenue and excluding negative goodwill, and a cumulative stockholders deficit of approximately $3.3 million. Since Syngistix intends to use our cash on hand and the proceeds from its financing to fund the consideration payable under the Syngistix Merger Agreement, Syngistix and the company believe that additional financial information regarding Syngistix is not material to stockholders in evaluating the Syngistix Merger. Syngistix's financial statements have not been audited. In addition, no financial information is provided for Citrus since Citrus is a corporation newly formed for the purpose of the Syngistix Merger and has no operations to date other than those in connection with the Syngistix Merger.



  FINANCIAL ADVISOR (SEE PAGE 70)



     Since the special committee had already received an opinion from Adams, Harkness & Hill regarding the fairness of the $2.70 per share merger consideration to be received in the SG Merger, the special committee did not request a fairness opinion regarding the $2.90 per share merger consideration to be received in the Syngistix Merger. We note that Adams, Harkness & Hill's opinion was based on economic and market conditions and information regarding the company as of October 24, 2001 and that in its opinion Adams, Harkness & Hill indicated that subsequent developments may affect the conclusions expressed in the fairness opinion. However, the special committee believes that the factual information and assumptions relied upon by Adams, Harkness & Hill for purposes of its fairness opinion have not changed to any material extent since the date of its opinion and that reliance on its fairness opinion continues to be reasonable and appropriate. If Adams, Harkness & Hill were asked to render a fairness opinion concerning the $2.90 per share offered by Syngistix today based on current facts, Adams, Harkness & Hill might reach a different conclusion.



THE SG MERGER



  EFFECT OF THE SG MERGER (SEE PAGE 58)



     Pursuant to the SG Merger Agreement, SG will be merged directly into us and we will be the surviving corporation. At the effective time of the merger, SG will cease to exist and we will become a privately-held corporation owned by the Principal Shareholders. The SG Merger will become effective when the articles of merger are duly filed with the Department of State of the State of Florida. Upon consummation of the SG Merger and conversion of your shares into the right to receive $2.70 per share, your shares of the company's common stock will cease to exist, our common stock will no longer be eligible for trading on the Nasdaq National Market, our common stock will no longer be registered under the Securities Exchange Act of 1934, as amended, we will no longer file reports with the Securities and Exchange Commission, and our unaffiliated shareholders will no longer be able to participate in the future earnings and growth of the company.

  COMPANY STOCK OPTIONS (SEE PAGE 58)



     At the effective time of the SG Merger, all options to purchase our shares will automatically become vested. Each option (other than those held by the Principal Shareholders) with an exercise price per share less than $2.70 will be converted into the right to receive an amount equal to $2.70 in cash, less the applicable exercise price, for each share of common stock subject to such stock option. All options with an exercise price per share greater than $2.70 (including those held by the Principal Shareholders) will be terminated.



  SHAREHOLDER VOTE; OWNERSHIP OF MANAGEMENT, DIRECTORS AND OTHER AFFILIATES (SEE PAGES 78-79 AND 84)



     Under our articles of incorporation and Florida law, a majority of all outstanding shares of our common stock entitled to vote at the special meeting must vote to approve the SG Merger Agreement. In addition, the SG Merger Agreement provides that it is a condition to our obligation to effect the SG Merger that a majority of our outstanding shares of common stock not held by the Principal Shareholders and SG and their affiliates vote to approve the SG Merger Agreement. We may waive this condition.



     As of April 5, 2002, the record date for the special meeting, the Principal Shareholders held approximately 35% of the common stock eligible to vote at the special meeting. The Principal Shareholders have indicated that they intend to transfer their shares to SG prior to the SG Merger. In any case, the Principal Shareholders and SG have agreed to vote their common stock in favor of approving the SG Merger Agreement and the SG Merger.



     As of April 5, 2002, our directors and executive officers (other than the Principal Shareholders) beneficially owned less than 1% of our outstanding common stock, excluding options to purchase common stock. All of our directors and executive officers who own common stock have indicated that they intend to vote to approve the SG Merger Agreement and the SG Merger.



  CONDITIONS TO THE SG MERGER (SEE PAGES 61-62)



     The SG Merger will only occur if we do not complete the Syngistix Merger. In addition, the SG Merger will not be completed unless a number of conditions are satisfied by us and/or SG. It is a condition to both SG's and our obligation to consummate the SG Merger that a majority of shares of our outstanding common stock entitled to vote at the special meeting (including those shares held by the Principal Shareholders, SG, or their affiliates) vote to approve the SG Merger Agreement and the SG Merger. It is a condition to our obligation to consummate the SG Merger that a majority of our shares of outstanding common stock not held by the Principal Shareholders, SG or their affiliates vote to approve the SG Merger Agreement and the SG Merger. Further, it is a condition to SG's obligation to consummate the SG Merger that we shall not have experienced an event or events that have had or are reasonably likely to have a material adverse effect on our business or operations between the date of the SG Merger Agreement and the effective time of the SG Merger. The SG Merger Agreement also contains various other conditions which are customary in transactions of this type. Many of these conditions (including the condition that a majority of our outstanding common stock not held by the Principal Shareholders, SG or their affiliates vote to approve the SG Merger Agreement and the SG Merger) may be waived by the party benefiting from the condition. The requirement under Florida law that a majority of all outstanding shares of our common stock entitled to vote at the special meeting must vote to approve the SG Merger and the SG Merger Agreement cannot be waived.



  TERMINATION OF THE SG MERGER AGREEMENT (SEE PAGES 62-63)



     The SG Merger Agreement may be terminated and the SG Merger abandoned at any time before it is completed under certain circumstances, including the parties' mutual consent. Either party may terminate the SG Merger Agreement if, among other reasons, the SG Merger Agreement and the SG Merger are not approved by a majority of shares of our outstanding common stock (including those held by the Principal Shareholders and SG) or if the SG Merger has not been consummated by July 31, 2002. Prior to the approval of the SG Merger Agreement by a majority of our outstanding common stock not held by SG and, the Principal Shareholders or their affiliates, we can terminate the SG Merger Agreement if, among other reasons, our board of directors, acting upon the recommendation of the special committee, approves an acquisition proposal that is superior to SG's proposal or otherwise withdraws, modifies or amends its approval or recommendation of the SG Merger Agreement and related transactions. Subject to the provisions of the SG Amendment described below, SG can terminate the SG Merger Agreement if, among other reasons, our board of directors withdraws, modifies or amends in any respect adverse to SG its recommendation of the SG Merger and related transactions, or if our board approves, recommends or enters into an agreement with respect to or consummates a superior acquisition proposal (or resolves to do so). SG may also terminate the SG Merger Agreement if a third party commences a tender or exchange offer for 15% or more of our common stock and our board of directors does not recommend that you reject such offer. We have agreed to pay SG a termination fee of $1,679,100 in the event that the SG Merger Agreement is terminated as a result of our board's withdrawal or adverse modification of its recommendation of the SG Merger, the failure of our board to recommend rejection of a third-party tender or exchange offer for 15% or more of our common stock, or the approval of a superior third-party acquisition proposal.


     Notwithstanding the foregoing paragraph, the SG Amendment provides, among other items, that the company's entering into the Syngistix Merger Agreement does not constitute a breach of the SG Merger Agreement and does not give SG the right to terminate the SG Merger Agreement or to collect the termination fee provided for in the SG Merger Agreement. In connection with the SG Amendment, we agreed to pay to SG its reasonably documented fees and expenses incurred to date in connection with the SG Merger Agreement. This amount will be deducted from any termination fee payable to SG upon consummation of the Syngistix Merger.

     The SG Amendment further provides that the SG Merger Agreement will terminate immediately prior to the consummation of the Syngistix Merger and any portion of the termination fee not previously paid to SG as described above shall immediately become due and payable. If, however, the Syngistix Merger Agreement is terminated for any reason, the SG Merger Agreement will remain in effect and SG will not be entitled to the remaining portion of the termination fee if the merger with SG is consummated.


  MERGER FINANCING (SEE PAGE 39)


     The total amount of cash required to consummate the transactions contemplated by the SG Merger Agreement, including payment of related fees and expenses, is estimated to be approximately $23 million, which will be paid by our company after the SG Merger from cash that we currently have on hand.


  OPINION OF FINANCIAL ADVISOR (SEE PAGES 43-51)


     The special committee retained Adams, Harkness & Hill as its independent financial advisor to render an opinion as to the fairness, from a financial point of view, of the cash merger consideration that each holder of our shares other than SG and the Principal Shareholders will receive in the SG Merger. On October 24, 2001, Adams, Harkness & Hill delivered its written opinion to the special committee that, as of the date of the opinion, and based on and subject to the assumptions, limitations and qualifications contained in that opinion, the $2.70 per share cash merger consideration that each of our shareholders other than SG and the Principal Shareholders will have the right to receive in the SG Merger is fair, from a financial point of view, to that shareholder.


     You should be aware that one of the factors relied upon by Adams, Harkness & Hill for purposes of its fairness opinion was its inability to find a buyer willing to pay more than the $2.70 per share offered by SG. Despite Syngistix's $2.90 per share offer, which represents a 7.4% premium to SG's $2.70 per share offer, the special committee concluded that this was not a significant enough change in the factors relied upon by Adams, Harkness & Hill to render unreasonable the special committee's continued reliance on Adams, Harkness & Hill's fairness opinion with respect to SG's $2.70 per share offer.



     You also should be aware that the company's stock price has traded at levels above $2.70 per share and below Syngistix's $2.90 offer price since the announcement of the Syngistix Merger. The special committee does not believe this fact suggests that the $2.70 per share offered by SG is unfair or that it is unreasonable to rely on Adams, Harkness & Hill's opinion that the $2.70 per share offered by SG is fair to the company's shareholders from a financial point of view. The special committee believes that the sole reason that the company's stock price has traded at levels above $2.70 per share since the announcement of the Syngistix Merger is because investors have bid the company's shares up to a level that they believe will result in a profit to them if the Syngistix Merger closes. Therefore, the special committee believes the market price of the company's shares these days is not reflective of the intrinsic value of those shares but of the views of investors regarding the outcome of the proposed Syngistix Merger. However, given that there can be no certainty that the Syngistix Merger will close, if you are able to sell shares in the market at prices in excess of the $2.70 per share offered by SG, you may wish to consider doing so.



     The special committee believes that the factual information and assumptions relied upon by Adams, Harkness & Hill for purposes of its fairness opinion have not changed to any material extent since the date of its opinion and that reliance on its fairness opinion continues to be reasonable and appropriate. The special committee has therefore not asked Adams, Harkness & Hill for a new fairness opinion with respect to SG's $2.70 per share offer. If Adams, Harkness & Hill were asked to render a fairness opinion concerning the $2.70 per share offered by SG and/or the $2.90 per share offered by Syngistix today based on current facts, Adam, Harkness & Hill might reach a different conclusion.


     A copy of Adams, Harkness & Hill's October 24, 2001 written opinion is attached to this proxy statement as Annex C. We urge you to read Adams, Harkness & Hill's opinion in its entirety.


MARKET PRICE AND DIVIDEND INFORMATION (SEE PAGES 82-83)



     On October 25, 2001, the trading day immediately preceding the announcement of the execution and delivery of the SG Merger Agreement, the closing price per share of our common stock on the Nasdaq National Market was $1.50. On January 25, 2002, the trading day immediately preceding the announcement of the execution and delivery of the Syngistix Merger Agreement and the SG Amendment, the closing price per share of our common stock on the Nasdaq National Market was $2.66. On April 18, 2002, the latest practicable trading day before the printing of this document, the closing price per share of our common stock on the Nasdaq National Market was $2.81.


     We have not declared or paid cash dividends on our common stock since our initial public offering.

                                SPECIAL FACTORS

BACKGROUND

     We were incorporated in Florida in 1988. In February 1999, we completed an initial public offering of 4,410,000 shares of our common stock at $12 per share. After our initial public offering, the Principal Shareholders each owned approximately 19% of our issued and outstanding common stock.

     Since our initial public offering, our common stock has been relatively thinly traded, providing little liquidity for our shareholders. In the opinion of our board of directors and management, our public market valuation has been constrained due to our small market capitalization, limited public float, relatively low trading volume and the lack of research coverage from securities analysts. Because we have been unable to realize the principal benefits of public ownership, we have from time to time considered strategic alternatives to maximize shareholder value.

     On June 22, 2000, our board of directors approved a share repurchase program. The board hoped that a repurchase program would be viewed by the investment community as an expression of the board's confidence in our company and would thus increase the interest of the investment community in our company and its stock. The board was also motivated by the improvement in our financial ratios that would result from share repurchases. Pursuant to the repurchase program, from August 1, 2000 through August 24, 2001, we purchased an aggregate of 65,000 shares of our common stock in the open market at prices ranging from $3.9375 to $4.6250.


     In March 2001, our management requested that Sharon Gardner, our former vice president-marketing and Mr. Gardner's daughter, assist us in pursuing strategic alternatives for the company, including the possible sale or merger of our company. Although Ms. Gardner had no formal experience identifying potential buyers and negotiating strategic business transactions, in her capacity as vice president-marketing of the company, she was responsible for business development and business alliances. From March through June 2001, Ms. Gardner contacted approximately 50 technology companies that she believed would benefit from our technology. Specifically, Ms. Gardner contacted companies in the retail management, e-commerce and/or supply chain management segments of the software industry and traditional enterprise resource planning companies. Syngistix was not among the companies contacted by Ms. Gardner. During the period Ms. Gardner was identifying potential purchasers, the company considered engaging a business broker to participate in the identification of potential purchasers. After preliminary discussion with two business brokers, terms of an engagement could not be reached and neither broker was engaged by the company. As a result of Ms. Gardner's efforts, three potential buyers attended meetings with management of the company. After these meetings, one party submitted an indication of interest to purchase our company. The potential acquirer made a preliminary proposal, subject to further due diligence, to purchase all of the shares of our company's stock in exchange for the acquirer's stock, valuing each share of our common stock at $4.50. After subsequent due diligence and further conversations with our management, the potential acquirer withdrew its offer to purchase the company before the offer was considered by our board. During the next few weeks, the parties discussed several alternate transactions, which involved the purchase by us of certain assets from such party and the purchase from the Principal Shareholders of shares of our common stock by such party. On May 15, 2001, we received a written proposal outlining a proposed transaction in which the company would purchase certain assets for $57 million, payable in the form of $30 million in cash and a promissory note for $27 million. In addition, such other party would purchase from the Principal Shareholders approximately 3.75 million shares of our common stock for $10 million in cash and equity of the other party. After review and discussion by our board of directors, our board of directors decided not to proceed with the proposed transaction because our board of directors believed that the transaction was not in the best interests of our shareholders. Our board reached this conclusion largely because the terms of the proposed transaction would have required the company to purchase substantial assets from the third party and because the proposed transaction would have created significant operational challenges to management relating to the integration of new assets into the company. No additional discussions took place between the parties.

     At a special meeting of our board of directors on June 7, 2001, the Principal Shareholders advised the board that given the inability to agree on a transaction with the party discussed above and the apparent lack of interest in acquiring us on the part of other parties that had been contacted to date, the Principal Shareholders might be interested in offering to take the company private if the board would be receptive to such a proposal. After some discussion, the board concluded that it would be open to such a proposal, as well as other transactions involving the sale of our company. The board of directors' determination to evaluate the sale of our company was based on:

     - our small public float and limited institutional following;

     - our low trading volume;

     - limited research coverage of the company from securities analysts;

     - the board of director's belief that there was little likelihood that the liquidity of our common stock would improve in the future; and

     - the poor performance of our stock price since the second quarter of 2000.


     On June 12, 2001, the company engaged the investment banking firm Raymond James & Associates, Inc. ("Raymond James") to provide our board of directors with an overview of the company's valuation using several standard valuation methodologies. Raymond James was retained by the company because of (i) its expertise and experience in our industry; (ii) its reputation in the financial community; and (iii) the structure and amount of consideration to be paid for its services. Raymond James is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with merger and acquisitions, negotiated underwriting and private placements of securities and for general corporate and other purposes. For purposes of this valuation, representatives from Raymond James met with members of our management and performed a limited due diligence investigation of our company.


     On July 25, 2001, representatives of Raymond James presented their preliminary views of the value of the company to our board of directors using several valuation methodologies, including comparisons with comparable public companies, liquidation value, comparisons to valuations obtained in precedent transactions and discounted cash flow analysis. The preliminary valuations presented ranged from $2.63 to $28.38 per share. At the time the special committee considered the transactions with SG in October 2001 and Syngistix in January 2002, the special committee did not rely on the Raymond James presentation because by that time the report was based on projections and assumptions that were outdated and because the special committee chose to rely on the valuation analysis prepared by Adams, Harkness & Hill, the independent investment banker retained by the special committee, which was based on more recent information. Raymond James' presentation materials are included as an exhibit to the Schedule 13E-3 filed concurrently with this proxy statement.

     At a meeting of our board of directors held on July 25, 2001, our board resolved to form a special committee consisting of our independent directors, Robert C. "Bud" Kneip, James J. Felcyn, Jr. and Francis H. Zenie, to review and evaluate options for a sale of our company, including a going private transaction led by the Principal Shareholders, and to make recommendations to the full board. The board authorized the special committee to engage such third party advisors as it deemed appropriate and resolved that each member of the special committee would receive $20,000, plus expenses for serving on the special committee. This compensation arrangement was established to compensate the members of the special committee for the additional time that would be required to serve on the special committee. The board authorized the formation of a special committee consisting of our independent directors and excluding the Principal Shareholders because the board concluded that if the Principal Shareholders made an offer to take the company private, their interests would be different from the company's other shareholders. Each of the members of the special committee is a non-employee director and has no affiliation with the Principal Shareholders, SG, Syngistix or Citrus.

     On August 1, 2001, the special committee retained Testa, Hurwitz & Thibeault, LLP and Edwards & Angell, LLP as its legal counsel. Neither law firm has previously represented our company.

     On August 9, 2001, SG was organized by the Principal Shareholders for the purpose of pursuing a merger between SG and us.

     On August 10, 2001, SG submitted a letter to the special committee asking whether the special committee would be receptive to receiving a formal acquisition proposal from SG. The letter from SG outlined the following terms of a potential transaction. The transaction would be structured as a merger under the laws of the State of Florida. SG, a newly-formed corporation owned by the Principal Shareholders, would be merged with and into us. Upon the consummation of a merger, each outstanding share of common stock of the company not held by the Principal Shareholders or by SG would be converted into the right to receive $2.75 in cash, without interest. The $2.75 price was determined based on current market conditions and the Principal Shareholders' knowledge of the company and the industry in which the company competes. Each outstanding option to receive capital stock of our company not held by SG or the Principal Shareholders would be converted into the right to receive an amount in cash equal to the difference between the option price and $2.75. All shares of common stock and all options held by SG or the Principal Shareholders would be cancelled for no consideration. Immediately following the merger, all of the outstanding capital stock of the surviving company would be owned by the Principal Shareholders. The letter indicated that SG would expect that the merger agreement relating to the potential transaction would permit the company to solicit other offers to buy the company, would contain a "fiduciary out" allowing the special committee to terminate the merger agreement with SG if it received a superior third party offer that the special committee wished to accept and would not provide for the payment of a "topping" or "break-up" fee upon the termination of the merger agreement as a result of the special committee accepting a superior third party offer. However, the letter indicated that SG would require that the merger agreement give SG a right of first refusal to match any competing offer to acquire us made by a third party before we would be allowed to terminate the merger agreement with SG and that, if we accepted a competing offer and terminated the merger agreement with SG, we reimburse SG for its fees and expenses. The letter also indicated that the closing of the merger would be subject to customary closing conditions, including the approval of a majority of our shareholders and the receipt of a "fairness opinion" from our financial advisors, as well as the condition that our net book value not be less than $40 million at the closing.

     On August 14, 2001, the special committee met by telephone with its counsel to discuss the letter received from SG. The special committee discussed the need to retain an independent financial advisor and agreed to contact Adams, Harkness & Hill regarding possible representation. The special committee chose not to retain Raymond James as its independent financial advisor principally because it believed Raymond James' prior work for Ecometry and the entire board compromised Raymond James' independence and thus its ability to provide the services needed by the special committee in a going-private transaction.


     The factors used for selection of Adams, Harkness & Hill as the special committee's independent financial advisor included (i) the advisor's expertise and experience in our industry; (ii) the reputation of the advisor in the financial community; (iii) the ability of the advisor to meet the special committee's requirements and timeliness; (iv) the lack of any previous business relationship with SG or the Principal Shareholders; and (v) the structure and amount of consideration to be paid to the advisor. Between August 14 and August 27, 2001, representatives of the special committee and Adams, Harkness & Hill discussed the terms of Adams, Harkness & Hill's engagement. The special committee and Adams, Harkness & Hill signed an engagement letter on August 27, 2001.


     On August 14, 2001 the special committee responded to SG indicating that it had insufficient information to make a decision whether or not to invite SG to make a formal offer and informed SG that it was in the process of retaining an independent financial advisor.

     On August 21 and August 22, 2001, Adams, Harkness & Hill conducted a due diligence investigation of the company, which included discussions with our management and analysis of our financial situation and projections.

     On August 23, 2001, the special committee met with its legal and financial advisors at our office in Delray Beach, Florida. Adams, Harkness & Hill reported on its due diligence investigation of the company and reviewed with the special committee its preliminary conclusions regarding the value of the company. Adams,

Harkness & Hill did not provide any written materials to the members of the special committee during this presentation. The presentation included (i) an introduction to Adams, Harkness & Hill and the individuals that would be working with the special committee; (ii) a description of a fairness opinion; (iii) a review of the current and projected performance of the company; (iv) a preliminary valuation of the company based on comparable companies; and (v) a brief overview of a potential structure for a transaction between the company and SG. The projections for fiscal year 2001 included in the presentation were subsequently revised by the company. The initial projections and the revised projections are included in "Our Management's Forecasts" on pages 54-56.


     In addition, at the August 23, 2001 meeting, Adams, Harkness & Hill advised the special committee that given its limited due diligence to date, its analysis was necessarily preliminary but that it was of the opinion that a number of unique factors made it difficult for Adams, Harkness & Hill to assess the value of the company without soliciting potential purchasers of the company. The most important of these factors was the fact that the core of the company's primary product was written in COBOL, an outmoded computer programming language that is difficult to maintain. The special committee authorized Adams, Harkness & Hill to contact potential purchasers of the Company while continuing its financial analysis of the company. The special committee did not impose any restrictions on the parties that could be contacted by Adams, Harkness & Hill. Adams, Harkness & Hill discussed with the special committee third parties that might have an interest in acquiring us and the resources to complete a transaction.

     Between August 24, 2001 and September 5, 2001, Adams, Harkness & Hill attempted to contact 17 potential strategic acquirers. When contacted, these parties were informed that Adams, Harkness & Hill was acting on behalf of the special committee of a publicly-traded company that was contacting a limited list of potential buyers, and that if they were interested in pursuing a transaction, a non-disclosure agreement would be sent naming and describing the company.


     On September 5, 2001, the special committee had a telephonic meeting with its legal and financial advisors. Representatives of Adams, Harkness & Hill reported that because of the Labor Day holiday they had not been able to contact many of the potential purchasers, but that those they had contacted had not expressed strong interest, in large part due to the COBOL issues noted above. Representatives of Adams, Harkness & Hill informed the special committee that they would continue to attempt to contact the identified companies, but based
(i) on the responses from those companies contacted and (ii) on the overall decline in the value of companies in the technology sector, they were not confident that a third party willing to consummate a transaction with the company in a timely manner would emerge. After discussing the company's alternatives if no third party willing to make an offer emerged, such as liquidating the company, the special committee asked Adams, Harkness & Hill to provide, in addition to the other methodologies Adams, Harkness & Hill was using to analyze the value of the company, an analysis of the liquidation value of the company.



     On September 13, 2001, counsel to SG submitted a draft merger agreement based on the terms of its August 10, 2001 request for an indication of interest to the special committee for the special committee's consideration.


     On September 24, 2001, counsel to SG contacted counsel to the special committee and informed them that in light of the events of September 11, 2001 and subsequent economic developments including a perceived reluctance of the company's customers to invest in new software and products, general economic uncertainty and the decline in the stock market, SG was reducing its indication of interest from $2.75 to $2.20 per share. In determining that $2.20 was appropriate, the Principal Shareholders did not perform any financial analysis, such as net book value or liquidation analysis. The Principal Shareholders believed that given the immediate uncertainty surrounding the impact of the events of September 11, they were not willing to purchase the company for more than $2.20 per share.

     On September 28, 2001, the special committee had a telephonic meeting with its financial and legal advisors. Representatives of Adams, Harkness & Hill presented an updated analysis of the value of the company and reported on the companies that Adams, Harkness & Hill had contacted and the results of its discussions with each company. Representatives of Adams, Harkness & Hill reported that it had concluded most of its discussions with potential purchasers and that there was little interest in a transaction with the company and those companies that expressed limited interest were not likely to be able to complete a transaction in a timely manner due to, among other things, the current state of the financial markets. Next, representatives from Adams, Harkness & Hill presented their liquidation analysis of the company. This analysis assumed that the company's support and services business could be separated from the rest of the business and that a buyer for the support and services business could be found. With this assumption, the analysis concluded that the liquidation value of the company was approximately $2.30 to $2.90 per share. The financial advisor outlined several risks to a liquidation strategy including (i) the risk that upon an announced liquidation of the company the company's customer base would aggressively look to replace the company's technology and, therefore, terminate support contracts; (ii) potential purchasers of our assets and business segments may lack resources to complete a transaction; and (iii) management retention upon the adoption of a liquidation strategy might be uncertain. The special committee then asked the financial advisor to comment on SG's indication of interest of $2.20 per share. Representatives of Adams, Harkness & Hill indicated that based on their work to date, they did not believe that they would be able to reach the conclusion that $2.20 per share was fair to the company's public shareholders from a financial point of view.


     Soon after the meeting of the special committee on September 28, 2001, Mr. Felcyn contacted Wilburn W. Smith, one of the Principal Shareholders, on behalf of the special committee and informed him that $2.20 per share was not acceptable to the special committee. Mr. Felcyn and Mr. Smith had discussions regarding the expected impact that the events of September 11 and the general slowdown of the economy would have on the long-term prospects of the company. Mr. Felcyn and Mr. Smith debated whether a lower price per share for the company would be more appropriate due to these and other events affecting the company. Mr. Felcyn indicated that, whatever the impact of these events on the company, the special committee could not accept an offer that the special committee and its advisors did not believe to be in the best interests of the company's shareholders. After these discussions, Mr. Smith proposed increasing SG's indication of interest to $2.40 per share. Mr. Felcyn responded that, based on the analysis prepared by Adams, Harkness & Hill, $2.40 per share was also not acceptable.

     On October 1, 2001, Mr. Smith called Mr. Felcyn and offered to increase SG's indication of interest to $2.70 per share if the company accepted all of the other terms of the proposed merger agreement delivered by counsel to SG.

     After the call, the special committee met by telephone with its legal and financial advisors. Mr. Felcyn reported on his discussions with Mr. Smith. At the special committee's request, counsel to the special committee then summarized the terms of the proposed merger agreement provided by counsel to SG, including SG's request for a right of first refusal to match any competing offer, SG's request for reimbursement of its expenses if the merger agreement with SG were terminated as a result of the special committee's acceptance of a higher offer from a third party, the scope of the company's ability to solicit competing offers after entering into a merger agreement with SG, and the conditions to closing that a majority of the company's shareholders vote in favor of the merger and that the company's net book value be at least $40 million at the time of the closing. After discussion, the special committee concluded that the right of first refusal requested by SG would be likely to discourage potential third party purchasers from making an offer to acquire the company and was therefore not acceptable. The special committee was also not inclined to agree to the net book value test. In addition, the special committee agreed that it would be advisable to seek a new condition to the company's obligation to close that a majority of the company's shareholders not affiliated with SG or the Principal Shareholders vote in favor of the merger with SG.

     On October 2, 2001, Mr. Felcyn contacted Mr. Smith to invite him to submit the $2.70 per share proposal to the special committee but could not anticipate whether it would be acceptable to the special committee, and to inform him that certain terms and conditions proposed by SG were not acceptable and that the special committee wished to add a new condition to the company's obligation to close that a majority of the company's shareholders not affiliated with SG or the Principal Shareholders vote in favor of the merger. Mr. Smith rejected Mr. Felcyn's requests.

     From October 2, 2001 to October 11, 2001, the parties had several conversations regarding merger consideration, the right of first refusal to match competing offers requested by SG and certain closing conditions including the net book value test requested by SG and the condition requested by the special committee that a majority of the company's shareholders not affiliated with SG or the Principal Shareholders vote in favor of the merger. During this period, the parties were not able to reach agreement on the terms of the proposed merger.

     On October 11, 2001, SG sent a letter to the special committee withdrawing its request for an indication of interest.

     On October 15, 2001, at the special committee's request, representatives from Adams, Harkness & Hill contacted representatives of SG to discuss the differences between the two parties' positions and to determine if an agreement could be reached. Following such conversations, SG indicated that it would be willing to reconsider whether it would offer $2.70 per share to acquire the company and indicated that it might withdraw its request for a right of first refusal if the company would provide comprehensive information regarding any third party offer to purchase the company. Ultimately, the special committee concluded that if it intended to accept a superior third party offer to purchase the company, the special committee would disclose that fact, including solely the identity of the third party making such offer, to SG at least one day before accepting the offer. In addition to dropping its request for a right of first refusal, SG requested that the company pay a break-up fee of $1,679,100 if the merger agreement were terminated under certain circumstances.

     On October 16, 2001, counsel to the special committee consulted with the members of the special committee by telephone and reported on the status of the negotiations. The members of the special committee concluded that the proposals made by SG outlined above were acceptable and instructed its counsel to engage in negotiations on the other terms and conditions of the merger agreement.

     From October 16 through October 24, 2001, SG and its advisors and the members of the special committee and their advisors negotiated the terms of the definitive merger agreement and related documents. During these negotiations, SG accepted the addition of the condition to the company's obligation to close that the merger be approved by the holders of a majority of the company's shares of common stock not owned by SG and the Principal Shareholders and their affiliates and the company agreed to pay a break-up fee of $1,679,100 if a third party offer was accepted. The special committee agreed to such a fee based on the totality of the circumstances, including, but not limited to SG's willingness to drop its request for a right of first refusal, SG's willingness to drop its request that the company pay its expenses in the event the company accepted a third party offer, the company's ability to actively solicit a superior third party offer and the relatively high costs associated with a transaction such as this one. SG also agreed to withdraw its request for a condition to its obligation to close the merger that the company's net book value be not less than a specified amount at the time of the closing. The company may waive the condition that the holders of a majority of the company's shares not owned by SG and the Principal Shareholders and their affiliates approve the merger if the members of the special committee believe, based on the circumstances surrounding the shareholder vote at the time of the special meeting, that it is in the best interests of the shareholders of the company to have the merger with SG consummated. There are no preconceived circumstances in which the special committee has decided it would waive this condition. One potential scenario in which this condition might be waived is one in which an overwhelming majority of the unaffiliated shareholders who vote at the shareholders meeting vote in favor of the merger, however, due to a substantial number of shareholders not voting, the condition has not been met. A majority vote of the members of the board of directors, including a majority vote of the members of the special committee would be required to waive this condition.

     On October 24, 2001, the special committee met by telephone with its financial and legal advisors to review the status of the negotiation of the merger agreement with SG. Counsel to the special committee reported that all of material issues regarding the merger agreement had been resolved. Next, representatives from Adams, Harkness & Hill gave a presentation regarding the financial aspects of the proposed merger agreement and delivered its opinion to the special committee that the consideration to be received by the shareholders of the company other than SG and the Principal Shareholders was fair from a financial point of view. The special committee approved the SG Merger and the SG Merger Agreement, subject to the completion of the disclosure statement and other final details and recommended that the full board of directors of the company approve the SG Merger and the SG Merger Agreement.

     Following the special committee meeting on October 24, 2001, the board of directors of the company met by telephone. The legal and financial advisors to the special committee and the legal advisor to SG were also present. Counsel to the special committee reported the conclusions of the special committee, including the special committee's recommendation that the board of directors approve the merger and the merger agreement. Representatives of Adams, Harkness & Hill summarized their opinion to the special committee with respect to the fairness, from a financial point of view, of the consideration to be received by the company's shareholders other than SG and the Principal Shareholders. Counsel to the special committee summarized the terms and conditions of the SG Merger Agreement. Discussion followed each presentation and the financial and legal advisors to the special committee answered questions raised by the board of directors. Following these discussions, the board of directors, with Messrs. Smith and Gardner abstaining, approved the SG Merger and the SG Merger Agreement subject to the completion of the disclosure statement and other final details in substantially the form submitted to the board of directors and authorized the appropriate officers of the company to execute and deliver final documents on behalf of the company. Subsequently, the full board, with Messrs. Smith and Gardner voting so that the full board would cast a unanimous vote, voted again to approve the SG Merger and the SG Merger Agreement subject to the completion of the disclosure statement and other final details.

     On October 24 and 25, 2001, the company completed the disclosure statement to the SG Merger Agreement. On October 25, 2001, the parties executed the SG Merger Agreement, and the company issued a press release announcing the signing of the SG Merger Agreement.


     On November 8, 2001, the special committee received an indication of interest from Syngistix, a privately-held company based in Englewood, Colorado. Syngistix indicated that, subject to due diligence and other conditions (including the waiver by SG of the right to receive a break-up fee of $1,679,100 if the Company terminates the SG Merger Agreement), it might be prepared to make a definitive offer to purchase the company for $3.00 per share in cash.



     In response to this indication of interest, counsel to the special committee contacted counsel to Syngistix and asked that Syngistix provide information to the special committee regarding Syngistix, including Syngistix's ability to finance the merger and the operations of the combined company following the merger. Counsel to the special committee also indicated that the condition to Syngistix's offer that SG waive certain rights it had under the SG Merger Agreement rendered Syngistix's offer unacceptable as the company had no control over SG and no means to induce SG to waive its contractual rights.


     On November 10, 2001, the special committee received from Syngistix information regarding Syngistix's business, management and principal stockholders, an analysis of the sources and uses of funds needed to acquire us and run the combined company after the acquisition, and letters from Syngistix's stockholders expressing their confidence in its ability to raise the financing necessary to acquire us and run the combined company after the acquisition.

     On November 12, 2001, the special committee had a telephonic meeting with its legal and financial advisors to discuss the information provided by Syngistix. The special committee discussed the ability of Syngistix to complete a transaction with the company from a financial perspective. The special committee discussed the terms of the letter from Syngistix, including the condition requiring SG to waive certain rights under the SG Merger Agreement.

     After the meeting, counsel to the special committee advised Syngistix's counsel that Syngistix's indication of interest could not be given serious consideration unless the condition regarding the waiver of SG's rights was eliminated.

     On November 13, 2001, the financial advisor to the special committee received another indication of interest from a California investment firm. The investment firm had limited discussions with the financial advisor and legal counsel to the special committee regarding the background of the company and the investment firm. This party never commenced due diligence and the indication of interest was withdrawn on December 20, 2001 for reasons that had nothing to do with Ecometry.

     On November 21, 2001, the special committee received a revised indication of interest from Syngistix that was substantially similar to the proposal submitted on November 8, except that the revised proposal provided that the price per share would be reduced from $3.00 to $2.90 if SG did not agree to waive the break-up fee provided for in the SG Merger Agreement.

     On November 26, 2001, the special committee held a telephonic meeting to review the revised indication of interest. At that meeting, the special committee agreed to allow Syngistix to begin due diligence of Ecometry. In connection with the initial due diligence review, the company and Syngistix executed a mutual non-disclosure agreement.

     From November 26, 2001 through November 29, 2001, representatives of Syngistix conducted an initial due diligence review of the company, including holding meetings with senior management of the company and members of the special committee, and examining corporate records, forms of customer contracts and licensing agreements. Concurrently, the special committee conducted due diligence of Syngistix.

     On December 7, 2001, Syngistix delivered a memorandum to the special committee updating the special committee on the status of its due diligence and expressing continued interest in acquiring the company. In the memorandum, Syngistix outlined its remaining due diligence items and requested meetings with additional members of company management.


     On December 9, 2001, the special committee held a telephonic meeting with its legal and financial advisors to discuss Syngistix's request. The special committee expressed concern regarding Syngistix's size and financial condition and the ability of Syngistix to complete a transaction with the company from a financial perspective. The special committee agreed to provide Syngistix additional due diligence items and access to additional members of company management only after Syngistix produced an executed term sheet with reputable financing sources providing for adequate finances to complete a transaction with the company and operate the combined company after the acquisition. Counsel to the special committee informed counsel to Syngistix of this determination.


     On December 10, 2001, Syngistix delivered an executed financing term sheet to the special committee. The term sheet included proposed terms for a $15,000,000 financing, consisting of $7,500,000 of equity and $7,500,000 of subordinated debt to be invested by Core Technology Fund IV, LLC and Roser Ventures, LLC, existing investors of Syngistix. After the financing term sheet was provided to the special committee, Syngistix continued its due diligence investigation of the company which included meetings with additional members of company management.

     On December 14, 2001, the special committee received a draft merger agreement from Syngistix, the form of which was based on the SG Merger Agreement. The draft merger agreement included numerous changes from the terms of the SG Merger Agreement including additional company representations and warranties and a right on Syngistix's part to terminate the agreement upon the occurrence of certain events which were not included in the SG Merger Agreement. In addition, the draft merger agreement did not provide adequate representations or other assurances that Syngistix would have sufficient resources to complete an acquisition of the company and operate the combined company after the acquisition.


     On December 16, 2001, the special committee had a telephonic meeting with its legal and financial advisors to discuss the draft merger agreement submitted by Syngistix. The special committee agreed that the terms of the draft merger agreement and Syngistix's size and financial condition represented a significant risk to the company that a transaction with Syngistix would not close. The special committee concluded that the price differential between the Syngistix proposal and the SG proposal was not significant enough to justify the additional risks associated with a transaction with Syngistix based on the terms of the merger agreement submitted by Syngistix and Syngistix's size and financial condition. The special committee concluded that, at the price offered by Syngistix, it was not in the best interest of the company's shareholders to terminate the SG Merger Agreement and enter into a merger agreement with Syngistix if the merger agreement and Syngistix's size and financial condition represented significant risk that the merger with Syngistix would not close. After the meeting of the special committee, Mr. Felcyn called Gary Jacobs, a director of Syngistix, and Mr. Kneip and Mr. Zenie called Scotte Hudsmith, the President and Chief Executive Officer of Syngistix, to discuss the special committee's concerns with the proposed merger agreement and Syngistix's size and financial condition and its unwillingness to terminate the SG Merger Agreement if there were significant risks that a merger with Syngistix would not close.


     On December 19, 2001, the special committee received a revised merger agreement from Syngistix. From December 19, 2001 through December 28, 2001, the members of the special committee reviewed and commented on the revised merger agreement and consulted with their legal and financial advisors.

     On December 28, 2001 the special committee had a telephonic meeting with its legal and financial advisors to discuss the revised merger agreement. The special committee remained concerned that the revised merger agreement still presented substantially more risk to the company then the SG Merger Agreement. In addition, the special committee expressed continued concern regarding the ability of Syngistix to obtain financing needed to complete an acquisition of our company and operate the combined company after the acquisition. Notwithstanding these concerns, the special committee instructed its counsel to submit comments to the draft Syngistix merger agreement to counsel to Syngistix.


     Between December 28, 2001 and January 11, 2002, representatives from Syngistix and representatives from the special committee had several conversations regarding the ability of Syngistix to raise the financing necessary to acquire us and operate the combined company after the acquisition. On January 11, 2002, the special committee received a revised merger agreement from Syngistix.


     On January 11, 2002, Mr. Hudsmith informed counsel to the special committee that he had had discussions with Wilburn Smith about the possibility of amending the SG Merger Agreement in a manner that would permit the company to enter into a merger agreement with Syngistix and not terminate the SG Merger Agreement so that if the acquisition of our company by Syngistix did not close for any reason, the company could proceed under its merger agreement with SG. Mr. Hudsmith reported that Mr. Smith had been receptive to the proposal and had agreed to consider it further once a draft of the proposed amendment to the SG Merger Agreement was prepared.

     On January 12, 2002, counsel to the special committee received a draft amendment to the SG Merger Agreement prepared by counsel to Syngistix. The draft amendment provided, among other things, that the company's entering into a merger agreement with Syngistix would not constitute a breach of the SG Merger Agreement and would not give SG the right to terminate the SG Merger Agreement or to collect the termination fee provided for in the SG Merger Agreement. The proposed amendment also provided that if the proposed merger agreement with Syngistix was terminated for any reason, SG's obligations under the SG Merger Agreement would continue and it extended the termination date of the SG Merger Agreement.

     On January 13, 2002, the special committee received draft financing documents from Syngistix. The draft documents contemplated a $10 million financing composed of $5 million of equity and $5 million of debt. The draft documents did not include a price per share of the equity security or an agreement on the valuation of Syngistix. Such terms were proposed to be determined after the execution of a merger agreement with the company.

     On January 14, 2002, the proposed amendment to the SG Merger Agreement was delivered to SG.

     On the evening of January 14, 2002, the special committee met by telephone with its legal and financial advisors to discuss the revised merger agreement, the proposed amendment to the SG Merger Agreement and the draft financing documents. The special committee concluded that if SG would agree to the proposed amendment to the SG Merger Agreement, entering into a merger agreement with Syngistix presented significantly less risk to the company's shareholders notwithstanding the possibility that a merger with Syngistix might not close. The special committee authorized Mr. Felcyn and the Company's legal and financial advisors to meet with representatives of Syngistix and its counsel in Colorado to continue to negotiate the proposed merger agreement with Syngistix and the amendment to the SG Merger Agreement.

     On January 16, 2002, Mr. Felcyn, and the company's legal and financial advisors met with representatives of Syngistix and its counsel for this purpose.

     From January 17, 2002 through January 22, 2002, representatives of Syngistix, SG and the special committee had several conversations regarding the proposed terms of the amendment to the SG Merger Agreement.



     During these conversations, in order to induce Syngistix to enter into the Syngistix Merger Agreement with the company, the Principal Shareholders agreed on the following additional provisions to the amendment to the SG Merger
Agreement:



     - the Principal Shareholders agreed that at any meeting of stockholders of the company held before May 31, 2002, they would vote in favor of the Syngistix Merger and the Syngistix Merger Agreement; and



     - the company's entering into a merger agreement with Syngistix would not constitute a breach of the SG Merger Agreement and would not give SG the right to terminate the SG Merger Agreement or to collect the termination fee provided in the SG Merger Agreement, provided that upon signing the merger agreement with Syngistix, the company would reimburse SG for its reasonable, documented fees and expenses incurred in connection with the SG Merger Agreement.



     On January 23, 2002 and January 24, 2002, counsel to the Company and Syngistix, met to finalize the terms of the merger agreement with Syngistix and the amendment to the SG Merger Agreement. During these meetings, the parties agreed on the final terms of the Syngistix Merger, including the condition that at the time of the closing the company have not less than an aggregate of $32 million in cash, cash equivalents and marketable securities less the amount of any transaction expenses and any termination fees payable under the SG Merger Agreement.


     On January 24, 2002, the special committee met by telephone with its financial and legal advisors to review the status of the negotiation of the merger agreement with Syngistix and the amendment to the SG Merger Agreement. Counsel to the special committee reported that all of the material issues regarding the merger agreement with Syngistix and the amendment to the SG Merger Agreement had been resolved. Counsel to the special committee summarized the terms and conditions of the merger agreement with Syngistix and the amendment to the SG Merger Agreement. Discussion followed and the legal advisors to the special committee answered questions raised by members of the special committee. The special committee approved the Syngistix Merger, the Syngistix Merger Agreement and the SG Amendment, subject to the completion of final details and recommended that the full board of directors of the company approve the Syngistix Merger, Syngistix Merger Agreement and the SG Amendment.

     On January 24, 2002, the special committee received revised draft financing documents from Syngistix. The revised documents contemplated a $10 million financing composed entirely of debt.


     On January 25, 2002, the board of directors of the company met by telephone with counsel to the special committee and SG also present. Mr. Kneip was not present at this meeting. Counsel to the special committee reported the conclusions of the special committee, including the special committee's recommendation that the board of directors approve the Syngistix Merger, the Syngistix Merger Agreement and the SG Amendment. Counsel to the special committee summarized the terms and conditions of the Syngistix Merger Agreement. Discussion followed and counsel to the special committee and SG answered questions raised by the board of directors. Following these discussions, the board of directors, with Messrs. Smith and Gardner abstaining, approved the Syngistix Merger, the Syngistix Merger Agreement and the SG Amendment, subject to the completion of final details in substantially the form submitted to the board of directors, and authorized the appropriate officers of the company to execute and deliver final documents on behalf of the company. Subsequently, the full board, with Messrs. Smith and Gardner voting, voted again to approve the Syngistix Merger, the Syngistix Merger Agreement and the SG Amendment subject to the completion of final details. Finally, the full board (including Mr. Kneip) approved the Syngistix Merger, the Syngistix Merger Agreement and the SG Amendment by unanimous written consent dated January 25, 2002.


     On January 25, 2002, the company completed the disclosure statement to the Syngistix Merger Agreement. On the evening of January 25, 2002, the parties executed the Syngistix Merger Agreement and the SG Amendment.

     On January 28, 2002, the company and Syngistix issued a joint press release announcing the signing of the Syngistix Merger Agreement and the SG Amendment.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS

     On October 24, 2001, the special committee unanimously determined that the SG Merger and the SG Merger Agreement are fair to and in the best interests of our shareholders other than the Principal Shareholders and SG and recommended that our board of directors approve the SG Merger and the SG Merger Agreement and that our shareholders approve the SG Merger and the SG Merger Agreement.

     On October 24, 2001, (i) our board of directors, with the Principal Shareholders abstaining, and (ii) our full board of directors, including the Principal Shareholders, unanimously determined that the SG Merger and the SG Merger Agreement are fair to and in the best interests of our shareholders other than the Principal Shareholders and SG and recommended that our shareholders approve the SG Merger Agreement and the SG Merger.


     As noted below under "The Syngistix Merger -- Background and Recommendations of the Special Committee and Board of Directors", (i) on January 24, 2002, the special committee unanimously determined that the Syngistix Merger and the Syngistix Merger Agreement are fair to and in the best interests of our shareholders and recommended that our board of directors approve the Syngistix Merger and the Syngistix Merger Agreement and that our shareholders approve the Syngistix Merger and the Syngistix Merger Agreement, and (ii) on January 25, 2002, (x) our board of directors, with the Principal Shareholders abstaining, and (y) our full board of directors, including the Principal Shareholders, unanimously determined that the Syngistix Merger and the Syngistix Merger Agreement are fair to and in the best interests of our shareholders and that our shareholders approve the Syngistix Merger Agreement and recommend the Syngistix Merger.


ECOMETRY'S REASONS FOR THE SG MERGER AND FAIRNESS OF THE SG MERGER

     In reaching its determination to approve the SG Merger and the SG Merger Agreement on October 24, 2001, the special committee relied on its knowledge of our business, information provided by our officers, as well as advice of its financial and legal advisors. In reaching its decision, the special committee considered a number of factors, including the following, each of which in the view of the special committee supported such determination and the special committee's and the board's adoption of the conclusion and analysis of Adams, Harkness & Hill contained in its fairness opinion;


     - the financial presentation of Adams, Harkness & Hill, including its opinion, delivered on October 24, 2001 and attached as Annex C, that $2.70 per share consideration to be received by our shareholders pursuant to the SG Merger Agreement is fair, from a financial point of view, to holders of common stock other than SG and the Principal Shareholders. The special committee believes that the factual information and assumptions relied upon by Adams, Harkness & Hill for purposes of its fairness opinion have not changed to any material extent since the date of its opinion and that reliance on its fairness opinion continues to be reasonable and appropriate. The special committee has therefore not asked Adams, Harkness & Hill for a new fairness opinion with respect to SG's $2.70 per share offer. If Adams, Harkness & Hill were asked to render a fairness opinion concerning the $2.70 per share offered by SG today based on current facts, Adams, Harkness & Hill might reach a different conclusion;


     - the economic and market conditions affecting us and our industry as a whole, including but not limited to, the drastic decline of the technology sector during the last year, the outmoded software used by the company in comparison to new products offered in the technology sector, the overall decline in the economy and the extreme impact the events of September 11, 2001 have had on the economy, all of which has lead to a decrease in sales to our customers, including, but not limited to, those customers dependent on e-commerce sales;

     - for the quarter ended September 30, 2001, new customer sales decreased by 74.6% and existing customer sales decreased by 75.6%. For the nine months ended September 30, 2001 new customer sales decreased by 58.2% and existing customer sales decreased by 70.3% and, due to the overall decline in the economy in general and the technology sector in particular, the likelihood of improved results was uncertain;

     - the lack of equity research coverage for our common stock resulting from the discontinuance of research coverage in June 2000 by the two investment firms who served as underwriters of our initial public offering: Deutsche Banc Alex. Brown and WitSoundView and by a third firm, Red Chip Review, in May 2001, which makes it difficult to attract new investment interest in us;

     - that the last trading day before public announcement of the SG Merger, the per share closing price of our common stock was $1.50 per share, and that at that time our common stock trading price had not closed at or above $2.70 since February 16, 2001 and taking into account the current market conditions since the events of September 11, 2001, it did not appear likely that our common stock would approach a higher level of trading prices in the foreseeable future;

     - the significant costs of remaining a public company, including the legal, accounting and transfer agent fees and expenses and printing costs necessary to satisfy the reporting obligations of the Securities Exchange Act of 1934 (which were approximately $350,000 in 2000), were becoming increasingly burdensome given the deterioration of our financial performance;


     - that Sharon Gardner, the company's former vice-president marketing and the daughter of one of the Principal Shareholders, contacted approximately 50 companies between March and June 2001 and Adams, Harkness & Hill contacted 17 software companies to solicit interest in a transaction with the company, but as of the time we entered into the SG Merger Agreement, no third party had approached the company with an acceptable alternative transaction proposal;


     - becoming a private company would allow us to focus on long-term strategic initiatives rather than the quarter-to-quarter results that Wall Street demands;

     - the sale of the entire company was preferable to the piecemeal sale of the company followed by a liquidating dividend because a single sale involved less transactional expenses and operating performance risk;

     - based on the per share closing price of $1.50 on October 25, 2001, the last trading day before the public announcement of the SG Merger Agreement, the consideration to be paid to the holders of common stock in the SG Merger represented an approximate premium of 80% over the trading price of the shares;

     - the negotiations with respect to the merger consideration and the SG Merger Agreement that, among other things, led to an increase in SG's revised proposal from $2.20 per share to $2.70 per share of common stock, and the belief of the members of the special committee that $2.70 per share was the highest price that SG would agree to pay;

     - the immediate availability of liquidity for shareholders, other than the Principal Shareholders or SG, particularly in light of the relatively low volume of trading in our common stock;

     - that cash and not stock or other noncash consideration will be paid to our shareholders (other than SG and the Principal Shareholders) in the SG Merger, eliminating any uncertainties in valuing the SG Merger consideration to be received by the company's shareholders (other than SG and the Principal Shareholders);


     - the terms of the SG Merger Agreement were reasonable in that they would not likely deter a third party from making a competing offer to acquire the company;


     - the SG Merger Agreement permits us to provide information and participate in negotiations with respect to third party acquisition proposals if the board of directors determines, in consultation with its outside counsel and the special committee, that such action is necessary to act in a manner consistent with the fiduciary duties of the board of directors;

     - the SG Merger Agreement permits us to terminate the SG Merger Agreement to accept a superior acquisition proposal; and


     - the SG Merger requires the approval of holders of at least a majority of our common stock not held by SG or the Principal Shareholders or their affiliates (this requirement is waivable by the company if the special committee believes it is in the best interests of our shareholders to do
       so).

     The special committee also determined that the SG Merger is procedurally fair because among other things:

     - our board of directors established a special committee to consider and negotiate the SG Merger Agreement;

     - the special committee was comprised of independent directors who are not officers or employees of the company and have no financial interest in the SG Merger different from our shareholders generally (other than the fact that 3,750 of their options will vest upon completion of the SG Merger (in the same manner as options held by all option holders generally) which, when combined with previously vested options, will result in the receipt by each member of the special committee of $4,750 upon the completion of the SG Merger);

     - the special committee was given exclusive and unlimited authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transactions;

     - the special committee retained and received advice from its own independent legal counsel and financial advisor in evaluating, negotiating and recommending the terms of the SG Merger Agreement;

     - Adams, Harkness & Hill conducted an extensive search for strategic alternatives to the SG Merger after the receipt of the proposal from SG and such search was not limited in any way by the special committee;

     - Adams, Harkness & Hill rendered an opinion concerning the fairness, from a financial point of view, of the consideration to be received by our shareholders (other than SG and the Principal Shareholders); and

     - the price of $2.70 per share and the other terms and conditions of the SG Merger Agreement resulted from active and lengthy negotiations between the special committee and its representatives, on the one hand, and SG and its representatives, on the other hand.

     The special committee and the board also considered a variety of risks and potentially negative factors concerning the SG Merger, including:


     - that if the SG Merger is not completed under circumstances further discussed in "The SG Merger Agreement -- Termination of the SG Merger Agreement," the company may be required to pay SG a break-up fee equal to $1,679,100 and the existence of this break-up fee might reduce the amount a subsequent bidder would be willing to pay to acquire the company;


     - that some of the holders of our common stock may realize a loss on their investment in the shares of the company;

     - that, following the SG Merger, our shareholders will cease to participate in any of our future earnings growth or benefit from any increase in the value of the company;


     - the fact that, while the merger consideration represents a premium to the recent trading prices of our stock, the stock market has not performed well, which may have contributed to the decline in the trading price of our common stock; and



     - the risk that the SG Merger will not be completed, including the possible exercise of termination rights of SG under the SG Merger Agreement or our failure to satisfy certain closing conditions.


     The special committee and the board were also aware of and considered the fact that the interests of SG conflicted with the interests of our public shareholders because the two groups are on opposite sides of the proposed merger transaction, and that the interests of the Principal Shareholders were different from the interests of our other shareholders because the Principal Shareholders would continue to have an interest in our business through their ownership of all of the stock of SG. The special committee and the board of directors did not regard these facts as weighing in favor of or against the SG Merger.

     The foregoing discussion addresses the material information and factors considered by the special committee and the board of directors in their evaluation of the SG Merger, including factors that support the SG Merger as well as those that may weigh against it. In view of the variety of factors considered in reaching its determination, the special committee and the board of directors did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its recommendations. In addition, the individual members of the special committee and the board may have given different weight to different factors. The special committee did not view the fact that the $3.22 book value per share of our common stock as of September 30, 2001 exceeded the $2.70 per share merger consideration in the SG Merger as requiring a conclusion that the $2.70 per share merger consideration in the SG Merger was unfair to our stockholders. The special committee based its view on its belief that the book value is not indicative of what our shareholders would obtain in a liquidation because of the risks involved and the costs and uncertainties associated with liquidating, including severance payments, lease termination payments, litigation costs associated with the termination of accounts, the inability to collect accounts receivable and the time involved in a liquidation. In addition, in light of the current economic environment, the general problems that companies in our industry group are having in the marketplace, along with the continuing decline in the trading price of our common stock, the special committee did not believe that historical market prices of our common stock (which ranged from a high of $22.63 to a low of $1.26 per share) or the prices paid for shares repurchased by the company in the past (which ranged from $3.9375 to $4.625) were indicative of the value of our common stock at the time it approved the SG Merger. Further, the special committee did not believe that a discounted cash flow analysis would be a reliable measure of the company's valuation because the company is expected to have negative cash flows through 2004, making a discounted cash flow analysis heavily reliant on projections for periods after 2004, which are inherently uncertain, and on the discount rate applied, which is subjective.


     The special committee continues to believe that the $2.70 per share price in the SG Merger is fair to our stockholders from a financial point of view even though Syngistix has agreed, on the terms and conditions set forth in the Syngistix Merger Agreement, to pay a higher price of $2.90 per share and that Syngistix had initially indicated that it might be willing to pay $3.00 per share if SG was willing to waive the break-up fee negotiated in the SG Merger Agreement. The special committee's evaluation of the factors that led it to approve the SG Merger has not changed materially since the date the special committee approved the SG Merger. The special committee has not asked Adams, Harkness & Hill to render a new opinion regarding whether the SG Merger is fair to the company's shareholder from a financial point of view in light of the Syngistix Merger Agreement because it believes that the factual information and assumptions relied upon by Adams, Harkness & Hill for purposes of its opinion have not changed materially since the date of the opinion and that reliance on the opinion continues to be reasonable and appropriate. If Adams, Harkness & Hill were asked to render a fairness opinion concerning the $2.70 per share offered by SG today based on current facts, Adams, Harkness & Hill might reach a different conclusion. The special committee does not believe that the fact that our stock price has traded at prices more than the $2.70 per share offered in the SG Merger and less than the $2.90 per share offered in the Syngistix Merger after the announcement of the Syngistix Merger suggests that the $2.70 price per share offered in the SG Merger transaction is unfair because it believes that the only reason our stock has traded at over $2.70 per share is because investors have bid the company's shares up to a level that they believe will result in a profit to them if the Syngistix transaction closes. Therefore, the special committee believes the market price of the company's shares these days is not reflective of the intrinsic value of those shares but of the views of investors regarding the outcome of the proposed Syngistix Merger. However, given that there can be no certainty that the Syngistix Merger will close, if you are able to sell shares in the market at prices in excess of the $2.70 per share offered by SG, you may wish to consider doing so. The Special Committee does not view the receipt of the $2.90 per share proposal from Syngistix as an indicator that additional purchasers would be reasonably likely to surface if the Syngistix Merger is not completed because during the three month period beginning October 25, 2001, the date the SG Merger Agreement was publicly announced, through January 28, 2002, the date the Syngistix Merger Agreement was publicly announced, no party other than Syngistix expressed a serious interest in acquiring the company.


     Because the special committee is comprised of the members of the board of directors not affiliated with SG or the Principal Shareholders, and because the special committee retained independent legal counsel and an independent financial advisor to assist it in assessing the fairness of the SG Merger to shareholders not affiliated with SG, the special committee and the board of directors did not consider it necessary to retain an outside party to negotiate on behalf of the unaffiliated shareholders or to engage counsel or an appraiser to represent unaffiliated shareholders.


SG'S AND THE PRINCIPAL SHAREHOLDERS' REASONS FOR THE SG MERGER AND FAIRNESS OF THE SG MERGER


     The Principal Shareholders hold in the aggregate 4,325,000 shares of our common stock, representing approximately 35% of our issued and outstanding shares. Before the SG Merger, they expect to contribute all their shares to SG and have agreed that all of their shares will be voted in favor of the SG Merger Agreement and the SG Merger. The Principal Shareholders have informed us that their purpose for the SG Merger is to acquire all shares of our common stock that they do not already own and to continue the business and operations of our company as a private company. The SG Merger will allow them to share in any of our future earnings and growth once the common stock ceases to be publicly-traded. Public company status imposes a number of limitations on us and our management in conducting operations. Accordingly, one of the purposes of the SG Merger for SG and the Principal Shareholders is to afford greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its focus on quarter-to-quarter performance often emphasized by the public markets. The SG Merger is also intended to enable us to use in our operations those funds that would otherwise be expended in complying with requirements applicable to public companies, which approximated $350,000 in 2000. Given the continued deteriorating market and prospects facing our company, the Principal Shareholders determined to offer to acquire Ecometry at this time because they believe that they could more effectively address our ongoing operating losses as a private company. In determining, in October 2001, that SG should enter into the SG Merger Agreement, the Principal Shareholders considered the following factors:


     - our results of operations, financial condition, business and prospects. We sustained an operating loss of approximately $3,508,000 for the fiscal year ended December 31, 2000. We incurred an operating loss of $2,334,000 for the quarter ended September 30, 2001 and our total revenues decreased 56.1% as compared to the previous year's comparable quarter. New client sales decreased by 74.6% and sales to existing customers decreased by 75.6% in the quarter ended September 30, 2001 as compared to the previous year's comparable quarter;



     - management's forecasts for revenues and earnings described in "Special Factors -- Our Management's Forecast" beginning on page 54 projected continued operating losses;


     - the uncertain economic and market conditions affecting us, our customers and our industry as a whole;

     - the lack of equity research coverage for our common stock and the difficulty of attracting new investment interest in us, and the resulting difficulty for shareholders, including the Principal Shareholders, to receive a fair price when selling their shares in the market;

     - the significant and steady decline in trading prices for our common stock since the second quarter of 2000 and in trading prices for providers of business and information technology consulting services in general resulting in decreased liquidity for our shareholders, which reduces the prospects of obtaining value for the Principal Shareholders' equity investment in us through a sale of stock on the open market or otherwise;


     - the lack of viable third-party interest other than the Syngistix Merger, which shareholders are being given the opportunity to vote on at the special meeting, in acquiring or exploring other strategic transactions with Ecometry despite previous efforts to identify such a third party and the lack of strategic alternatives to the SG Merger Agreement, which reduced the prospects of obtaining value for our shareholders, including the Principal Shareholders;

     - the potential long-term value of Ecometry as an established and recognized provider of enterprise software solutions and services and the uncertainties that Ecometry would be able to realize that value as a public company; and

     - the potential benefits to Ecometry of operating as a privately-held company, including the ability of Ecometry to react rapidly to opportunities or changing conditions.


     SG and the Principal Shareholders each believe that the SG Merger and the consideration to be paid in the SG Merger to the holders of our common stock other than the Principal Shareholders and SG is substantively fair to such holders. However, none of SG or the Principal Shareholders have hired a financial advisor in connection with the SG Merger, or undertaken any formal evaluation of the fairness of the SG Merger to such shareholders. Moreover, SG and the Principal Shareholders did not participate in the deliberations of the special committee or receive advice from the special committee's financial advisor or participate in the negotiation of the terms upon which the special committee's financial advisor was engaged or in the matters upon which it was asked to opine. Consequently, none of SG or the Principal Shareholders is in a position to adopt the conclusions of the special committee with respect to the fairness of the SG Merger to the shareholders. SG and the Principal Shareholders based their belief on the following:


     - after a thorough review with independent financial and legal advisors, the special committee, which consisted entirely of directors of who are not affiliated with the Principal Shareholders, concluded that the SG Merger is fair to, and in the best interests of, the holders of our common stock other than SG and the Principal Shareholders and recommended that our shareholders approve the SG Merger Agreement and the SG Merger;


     - that the special committee had obtained a written opinion of Adams, Harkness & Hill on October 24, 2001, that the merger consideration in the SG Merger is fair, from a financial point of view, to holders of common stock not affiliated with SG, although SG has noted that this opinion was rendered prior to the receipt by the company of the Syngistix Merger proposal and that the special committee did not believe it was necessary to seek an updated opinion from Adams, Harkness & Hill which may or may not have reached the same conclusion with respect to the fairness of the merger consideration offered by SG;


     - the special committee acted independently during the negotiation of the SG Merger Agreement, with the assistance of financial and legal advisors and on behalf of the holders of our common stock;

     - the SG Merger is conditioned upon approval by a majority of the votes cast at the special meeting by holders of our common stock other than the Principal Shareholders and SG and their affiliates (which condition may be waived by the special committee);

     - that the last trading day before public announcement of the SG Merger, the per share closing price of our common stock was $1.50 per share; and that our common stock trading price had not closed at or above $2.70 since February 16, 2001 and taking into account the current market conditions since the events of September 11, 2001, it did not appear likely that our common stock would approach a higher level of trading prices in the foreseeable future;

     - the consideration to be paid to the holders of common stock in the SG Merger represents an approximate premium of 80% over the per share closing price as of October 25, 2001, the day before the public announcement that the company and SG had signed the SG Merger Agreement;

     - the company's trend of declining revenues and increased operating losses;


     - the lack of prospects for finding an alternative to the SG Merger or the Syngistix Merger that would result in greater value to the holders of common stock other than the Principal Shareholders; and


     - the ability of the company to return to substantial profitability and substantial revenue growth is uncertain and, in any event, is expected to take a long time.

     SG and the Principal Shareholders believe that each of the above factors supports their conclusion that the SG Merger is fair to the holders of our common stock unaffiliated with SG from a financial point of view. In view of the variety of factors considered in reaching their respective determinations, the Principal Shareholders did not quantify or otherwise assign relative weights to the specific factors considered in reaching their belief as to fairness. The Principal Shareholders are not making any recommendation as to how the holders of our common stock should vote on the SG Merger Agreement and the SG Merger.

     SG and the Principal Shareholders did not rely on any report, opinion or appraisal in determining the fairness of the SG Merger to our shareholders, although they were aware that the special committee had obtained a fairness opinion from Adams, Harkness & Hill. Based on the above factors, SG and the Principal Shareholders each believe that the SG Merger and the consideration to be paid in the SG Merger to the holders of our common stock other than the Principal Shareholders and SG is fair to such holders notwithstanding that SG and the Principal Shareholders did not retain financial advisors. The Principal Shareholders reviewed the description of the analyses of Adams, Harkness & Hill included in this proxy statement and did not find it to be objectionable. However, SG and the Principal Shareholders did not undertake to conduct an independent evaluation of the Adams, Harkness & Hill analyses, and did not retain any independent financial advisors to conduct a review of the results or an independent analysis of the company, and did not rely on the Adams, Harkness & Hill analyses. While Raymond James prepared a presentation for the board, SG and the Principal Shareholders did not rely on such presentation in their fairness determination.


     SG and the Principal Shareholders did not view the fact that the $2.70 per share merger consideration included in the SG Merger Agreement is less than the book value of $3.22 per share as of September 30, 2001 to be of significance due to their belief that the book value is not indicative of what our shareholders would obtain in a liquidation due to costs and uncertainties associated with liquidating, including severance payments, lease termination payments, litigation costs associated with the termination of accounts, the inability to collect accounts receivable and the time and expenses involved in a liquidation. For these reasons, along with the factors described previously on pages 37, SG and the Principal Shareholders each believe that the SG Merger and the consideration to be paid in the SG Merger to the holders of our common stock other than the Principal Shareholders and SG is fair to such holders notwithstanding that the price per share being offered in the SG Merger is less than the book value per share as of September 30, 2001.


     Neither SG nor the Principal Shareholders performed any financial analysis valuing our common stock, including liquidation or going concern values. In light of the current economic environment, the general problems that companies in our industry group are having in the marketplace, our financial problems, along with the continuing decline in the trading price of our common stock, SG and the Principal Shareholders did not believe that historical market prices (which ranged from a high of $22.63 to a low of $1.26 per share), prices paid for shares repurchased by the company (which ranged from $3.9375 to $4.625), liquidation value or going concern values were indicative of the value of our common stock. Accordingly, SG and the Principal Shareholders did not consider material the historical market prices, prices paid by the company for shares repurchased by the company, book value, liquidation value or going concern value of the company in evaluating the fairness of the merger to our shareholders other than SG and the Principal Shareholders.


     SG and the Principal Shareholders continue to believe that the $2.70 per share price in the SG Merger is fair to our shareholders from a financial point of view even though Syngistix has agreed, on the terms and conditions set forth in the Syngistix Merger Agreement, to pay a higher price of $2.90 per share in the Syngistix Merger since the Syngistix Merger is subject to a financing condition and the SG Merger is not. SG and the Principal Shareholders do not view the receipt of the $2.90 per share proposal from Syngistix as an indicator that additional purchasers would be reasonably likely to surface if the Syngistix Merger is not completed because during the three month period beginning October 25, 2001, the date the SG Merger Agreement was publicly announced, through January 28, 2002, the date the Syngistix Merger Agreement was publicly announced, no party other than Syngistix made a serious inquiry to acquire the company. SG and the Principal Shareholders do not believe that the fact that our stock price has traded at prices over $2.70 per share since the announcement of the Syngistix Merger suggests that the $2.70 price per share offered in the SG Merger transaction is unfair because it believes that the only reason our stock has traded at over $2.70 per share is because investors have bid the company's shares up to a level that they believe will result in a profit to them if the Syngistix Merger closes. Therefore, the market price of the company's shares these days is not reflective of the intrinsic value of those shares but of the views of investors regarding the outcome of the proposed Syngistix Merger. However, given that there can be no certainty that the Syngistix Merger will close, if you are able to sell shares in the market at prices in excess of the $2.70 per share offered by SG, you may wish to consider doing so.


     SG and the Principal Shareholders believe that the SG Merger is procedurally fair to our shareholders other than SG and the Principal Shareholders because the special committee, consisting solely of directors who are not our officers or employees and who have no financial interest in the proposed SG Merger different from our shareholders generally (other than the fact that 3,750 of their options will vest upon completion of the SG Merger (in the same manner as options held by all option holders generally) which, when combined with previously vested options, will result in the receipt by each member of the special committee of $4,750 upon completion of the SG Merger) was given exclusive authority to, among other things, consider, negotiate and evaluate the terms of any proposed transaction, including the SG Merger. In addition, it is a condition to the SG Merger that the SG Merger must be approved by a majority of the votes cast at the special meeting by holders of common stock other than the Principal Shareholders and SG and their affiliates, although we may waive this condition. Further, shareholders have the opportunity to vote on both the Syngistix Merger and the SG Merger. Given these procedural protections, SG and the Principal Shareholders believe that the SG Merger is procedurally fair to our shareholders other than SG and the Principal Shareholders even though no independent representative (including an appraiser or counsel for the unaffiliated shareholders), other than the special committee and its advisors, was retained to act solely on behalf of the disinterested shareholders.


     SG and the Principal Shareholders considered other alternatives to the SG Merger, including continuing to operate our business as a public company, exploring business combinations with other companies and liquidating our business. However, for the reasons discussed above, SG and the Principal Shareholders believe that the SG Merger provides the highest value to our shareholders in the event the Syngistix Merger does not close. The Principal Shareholders considered structuring the going-private transaction as an issuer tender offer followed by a merger between the company and SG. However, the Principal Shareholders determined that a one-step merger would be a more efficient and a less costly means of acquiring the shares of Ecometry common stock that they do not own.


     Shareholders unaffiliated with SG should be aware that the Principal Shareholders, the sole officers, directors and shareholders of SG, are also executive officers, directors and significant shareholders of our company and have interests that are in addition to, or different from, the interests of the holders of our common stock. See "Interests of Certain Persons in the SG Merger."

MERGER FINANCING -- THE SG MERGER

     The total amount of cash required to consummate the SG Merger is estimated to be approximately $23 million, all of which will be paid by the surviving corporation from the cash that we currently have on hand. This includes approximately $22 million to be paid to our shareholders and optionholders (other than the Principal Shareholders and SG) and approximately $1,000,000 for fees and expenses, including fees of Adams, Harkness & Hill, legal and accounting, printing and mailing costs, proxy solicitation fees and other expenses. If the SG Merger is not consummated, all fees and expenses shall be paid by the party incurring such fees and expenses. In the event that the SG Merger Agreement is terminated as a result of the withdrawal or adverse modification of the recommendation of the SG Merger by our board of directors, the failure of our board of directors to recommend rejection of a third-party tender or exchange offer of 15% or more of our common stock, or the approval of a superior third-party acquisition proposal, we have agreed to pay SG a termination fee of $1,679,100 minus the portion of the termination fee that has been paid to SG as reimbursement for SG's transaction fees and expenses incurred in connection with the SG Merger Agreement as of the date of the signing of the Syngistix Merger Agreement and the SG Amendment.

PURPOSES OF THE SG MERGER AND PLANS OR PROPOSALS

     The purpose of the SG Merger for the Principal Shareholders is to acquire the entire equity interest in us.


     If the SG Merger Agreement is approved by the holders of a majority of outstanding shares of our common stock and, unless we waive this condition, the holders of a majority of shares not held by the Principal Shareholders and SG and their affiliates, and the other conditions to the closing of the SG Merger are satisfied or waived, we and SG will close the SG Merger if the Syngistix Merger does not occur. At or soon after the closing of the SG Merger:


     - our shareholders (other than the Principal Shareholders) will cease to have any ownership interest in us or rights as holders of our common stock;

     - our shareholders (other than the Principal Shareholders) will no longer benefit from any increases in our value or the payment of dividends on shares of our common stock;

     - our shareholders (other than the Principal Shareholders) will no longer bear the risk of any decreases in our value;

     - the Principal Shareholders' aggregate interests in our net book value and net earnings will increase from approximately 35% to 100%;

     - the Principal Shareholders will be the sole beneficiaries of our future earnings and profits and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that may be pursued by us in the future;

     - we will be privately-held and, as a result, there will be no public market for our common stock;

     - there will not be another meeting of our public shareholders;

     - the surviving corporation will seek to have the registration of our shares under the Exchange Act terminated as soon as the SG Merger is complete;

     - the surviving corporation will seek to have the listing of our shares on The Nasdaq National Market terminated as soon as the SG Merger is complete; and

     - we will no longer be required to file periodic reports with the Securities and Exchange Commission once the registration of the shares has been terminated.

     After the SG Merger, the Principal Shareholders have stated to us that they have no present intentions, plans or proposals to cause the surviving corporation to engage in any of the following:

     - extraordinary transactions, such as a merger, reorganization or liquidation involving the surviving corporation;

     - purchases, sales or transfers of a material amount of the surviving corporation's assets;

     - material changes in the surviving corporation's corporate structure or business;

     - acquisitions by any person of our securities or the disposition of the surviving corporation's securities; or

     - material changes in the surviving corporation's capitalization.

     In addition, the Principal Shareholders have stated that they have no present intentions, plans or proposals to use Ecometry's cash and cash equivalents on hand, other than to pay approximately $23 million for the payment of the SG Merger consideration and merger expenses. Nevertheless, following completion of the SG Merger, the Principal Shareholders may initiate a review of the surviving corporation and its assets, corporate structure, capitalization, operations, properties and personnel to determine what changes, if any, would be desirable following the merger to enhance the operations of the surviving corporation.

INTERESTS OF CERTAIN PERSONS IN THE SG MERGER

     In considering the SG Merger and the fairness of the consideration to be received in the SG Merger, you should be aware that certain of our officers and directors have interests in the SG Merger, which are described below and which may present them with certain actual or potential conflicts of interest.


     As of April 15, 2002, the directors and executive officers as a group beneficially owned 4,646,418 shares of our common stock on a fully diluted basis, or 36.4% of such shares, which includes 319,918 shares issuable upon the exercise of outstanding stock options that are or become exercisable within 60 days of such date. The Principal Shareholders beneficially own approximately 35% of the outstanding shares of our common stock. Our board was aware of these actual and potential conflicts of interest and considered them along with the other matters described under "Certain Beneficial Ownership of Shares," "Special Factors -- Recommendation of the Special Committee and Board of Directors," "Special Factors -- Ecometry's Reasons for the SG Merger and Fairness of the SG Merger," and "Special Factors -- SG's and the Principal Shareholders' Reasons for the SG Merger and Fairness of the SG Merger."


     If the SG Merger is consummated, the Principal Shareholders will beneficially own 100% of the outstanding shares of the common stock of the surviving corporation.

     The members of the special committee were each paid $20,000 for serving on the special committee. Pursuant to the SG Merger Agreement, if the SG Merger is completed, our directors will receive the merger consideration less the exercise price for each share of common stock subject to directors' stock options having an exercise price of less than $2.70 per share. Each director who serves on the special committee has 5,000 such options, exercisable at $1.75 per share. The only executive officers of our company owning options having an exercise price of less than $2.70 per share are Martin Weinbaum, who has options to purchase 7,876 shares of our common stock at $2.53 per share and Joy Crenshaw, who has options to purchase 2,222 shares of our common stock at $2.53 per share.

     We entered into retention agreements with John Marrah, our president and chief operating officer, and Martin Weinbaum, our vice president -- finance and chief financial officer, each dated as of November 8, 2001. The purpose of the retention agreements was to ensure that we would benefit from Mr. Marrah's and Mr. Weinbaum's knowledge and experience prior to and during the process of a potential strategic transaction involving our company (including the SG Merger). The retention agreements award Mr. Marrah and Mr. Weinbaum a one-time bonus equal to $250,000 and $75,000, respectively, if they are employed by us (or the surviving corporation) on the date on which we complete a strategic transaction or if they are involuntarily terminated, other than for cause, prior to the consummation of a strategic transaction.

     If the Syngistix Merger is not consummated, the Principal Shareholders have indicated that they intend to transfer the shares of our common stock that they own to SG prior to the time the SG Merger is completed. They are the only shareholders, as well as the only officers and directors, of SG. They have agreed with us to vote, or cause to be voted, all of their shares of common stock in favor of the SG Merger Agreement and the SG Merger.

     According to a Schedule 13D filed by Syngistix on February 5, 2002, Gary M. Jacobs, a member of the board of directors of Syngistix, beneficially owns 205,300 shares of our common stock or approximately 1.6% of such shares.

     Except as described herein, based on our records and on information provided to us by our directors, executive officers and subsidiaries, neither we nor any of our associates or subsidiaries nor, to the best of our knowledge, any of our directors or executive officers or any of our subsidiaries, nor any associates or affiliates of any of the foregoing, have effected any transactions involving shares of our common stock during the 60 days prior to the date hereof. Except as otherwise described herein, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers are a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the SG Merger with respect to any of our securities, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.


     If the SG Merger is completed, at the effective time of the SG Merger, all options to purchase our shares will automatically become vested. Each option (other than those held by the Principal Shareholders) with an exercise price per share less than $2.70 will be converted into the right to receive an amount equal to $2.70 in cash, less the applicable exercise price, for each share of common stock subject to such stock options. All other options (including those held by the Principal Shareholders) will be terminated.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SG MERGER

     The following discussion summarizes the material U.S. federal income tax consequences of the SG Merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, Internal Revenue Service rulings and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address all aspects of federal income taxation that may be relevant to a holder of common stock in light of the shareholder's particular circumstances, nor does it discuss the special considerations applicable to those holders of common stock subject to special rules, such as shareholders who are not citizens or residents of the United States, shareholders whose functional currency is not the U.S. dollar, shareholders who are financial institutions or broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations or trusts, shareholders who acquired their common stock through the exercise of options or similar derivative securities or shareholders who hold their common stock as part of a straddle or conversion transaction. This discussion also does not address the federal income tax consequences to holders of options to acquire our common stock. This discussion assumes that holders of our common stock hold their shares as capital assets within the meaning of the Code. No party to the SG Merger will seek a ruling from the Internal Revenue Service with respect to the federal income tax consequences discussed herein and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

     We intend this discussion to provide only a general summary of the material federal income tax consequences of the SG Merger. We do not intend it to be a complete analysis or description of all potential federal income tax consequences of the SG Merger. We also do not address foreign, state or local tax consequences of the SG Merger. Accordingly, we strongly urge you to consult your own tax advisor to determine the U.S. federal, state, local or foreign income or other tax consequences resulting from the SG Merger in light of your individual circumstances.

     The receipt of cash for shares of common stock pursuant to the SG Merger will be a taxable transaction for United States federal income tax purposes. A shareholder who receives cash in exchange for shares pursuant to the SG Merger will generally recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis for the shares surrendered for cash pursuant to the SG Merger. Generally, such gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to the SG Merger.

     Capital gains recognized by non-corporate taxpayers from the sale of common stock held for more than one year will generally be subject to U.S. federal income tax at a rate not to exceed 20%. Capital gains recognized by non-corporate taxpayers from the sale of common stock held for one year or less will be subject to tax at ordinary income tax rates. Capital gains recognized by a corporate taxpayer will be subject to tax at the tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of net capital losses against ordinary income, and unused losses may be carried forward to subsequent tax years.

     Certain non-corporate holders of shares of common stock will be subject to backup withholding at a rate of 30% on cash payments received pursuant to the merger unless the holder provides certain certifications required by the Internal Revenue Service. Backup withholding will not apply to a holder of shares of common stock who furnishes a taxpayer identification number, or TIN, and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter or who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding.

     For U.S. federal tax income tax purposes, the company should not recognize any gain or loss as a result of the SG Merger. Certain tax attributes of the company, such as net operating losses, may be limited as a result of the SG Merger.

OPINION OF ADAMS, HARKNESS & HILL, INC.


     The special committee retained Adams, Harkness & Hill to assist it in its evaluation of the proposed SG Merger and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by our shareholders other than the Principal Shareholders and SG. Adams, Harkness & Hill was retained by the special committee because of (i) its expertise and experience in our industry; (ii) its reputation in the financial community;
(iii) its ability to meet the special committee's requirements of timeliness;
(iv) its lack of any previous business relationship with SG and the Principal Shareholders; and (v) the structure and amount of consideration to be paid for its services. Adams, Harkness & Hill is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, negotiated underwriting and private placements of securities and for general corporate and other purposes. Adams, Harkness & Hill has consented to the use of its opinion in this proxy statement. We note that the opinion was based on economic and market conditions and information regarding the company as of October 24, 2001 and that in its opinion Adams, Harkness & Hill indicated that subsequent developments may affect the conclusions expressed in the opinion. You should also be aware that one of the factors relied upon by Adams, Harkness & Hill for purposes of its fairness opinion was its inability to find a buyer willing to pay more than the $2.70 per share offered by SG. Despite Syngistix's $2.90 per share offer, which represents a 7.4% premium to SG's $2.70 per share offer, the special committee concluded that this was not a significant enough change in the factors relied upon by Adams, Harkness & Hill to render unreasonable the special committee's continued reliance on Adams, Harkness & Hill's fairness opinion with respect to SG's $2.70 per share offer. The special committee believes that the factual information and assumptions relied upon by Adams, Harkness & Hill for purposes of its opinion have not changed materially since the date of the opinion and that reliance on its opinion continues to be reasonable and appropriate. If Adams, Harkness & Hill were asked to render a fairness opinion concerning the $2.70 per share offered by SG and/or the $2.90 per share offered by Syngistix today based on current facts, Adams, Harkness & Hill might reach a different conclusion.



     At the meeting of the special committee on October 24, 2001, Adams, Harkness & Hill rendered its fairness opinion that, as of that date, based upon and subject to the various considerations set forth in the fairness opinion, the cash consideration of $2.70 per share to be paid pursuant to the merger agreement to the holders of our common stock other than the Principal Shareholders and SG is fair, from a financial point of view, to such holders. The fairness opinion does not constitute a recommendation as to how any shareholder should vote with respect to the SG Merger and does not address any other aspect of the SG Merger. The description of the fairness opinion set forth in this proxy statement is a summary and you should refer to the full text of the fairness opinion, a copy of which is attached hereto as Annex C. You are urged to read the fairness opinion in its entirety, as it sets forth the assumptions made, matters considered and limitations on the review undertaken by Adams, Harkness & Hill in developing its opinion. The original letter setting forth the fairness opinion will be available for inspection and copying at our principal executive offices during regular business hours by any interested shareholder or a representative of that shareholder, designated in writing.


     Pursuant to the terms of Adams, Harkness & Hill's engagement letter, we agreed to pay Adams, Harkness & Hill a retainer fee of $75,000 and a fee of $250,000 upon the delivery of the fairness opinion, regardless of the conclusions expressed therein. We also agreed to reimburse Adams, Harkness & Hill for all reasonable travel and other out-of-pocket expenses arising in connection with its engagement. Additionally, we agreed to indemnify Adams, Harkness & Hill and its affiliates to the fullest extent permitted by law against liabilities relating to or arising out of its engagement, except for liabilities found to have resulted from their willful or reckless misconduct or gross negligence. We also agreed that if we engaged in a transaction in which the consideration per share paid to shareholders exceeded $3.08, we would pay Adams, Harkness & Hill an additional fee equal to 3% of such excess amount. We further agreed to pay Adams, Harkness & Hill $100,000 if we entered into a merger agreement with Syngistix, such amount to be creditable against any amount payable pursuant to the preceding sentence.

     The special committee did not place any limitation upon Adams, Harkness & Hill with respect to the procedures followed or factors considered in rendering the fairness opinion. The following is a summary of the various sources of information and valuation methodologies used by Adams, Harkness & Hill in developing its fairness opinion. To assess the fairness of the transaction, Adams, Harkness & Hill employed analyses based on the following:

     - relative company valuations and historical and, when available, projected financial performance of publicly-owned companies deemed, on the basis of similar operating and financial characteristics, to be peers of the company (collectively, the "Peer Group");

     - absolute and relative per share stock price performance of the company;

     - relative company valuations and the premiums, either absolute or implied, to the market price these valuations represented, associated with selected precedent change of control transactions involving companies engaged in businesses similar to our company's business; and

     - a liquidation analysis assuming an arms-length liquidation of our company's business and net assets.


     Adams, Harkness & Hill did not utilize a discounted cash flow analysis in developing its fairness opinion because, after review of the company's projections of continued operating losses and estimates of future cash requirements, combined with its assessment of the company's and the Peer Group's cost of capital, it concluded that cash flow would be negative for the periods analyzed and, therefore, the results of such an analysis would not be meaningful. On July 25, 2001, representatives of Raymond James presented a preliminary analysis of the valuation of the company to the company's board of directors. The Raymond James presentation included a valuation of the company based upon a discounted cash flow analysis. The Raymond James presentation is described on pages 52-54 of this Schedule 14A.


     The material actions undertaken by Adams, Harkness & Hill included:

     - review of publicly-available business and financial information, including but not limited to our recent filings with the Securities and Exchange Commission;

     - review of internal financial information prepared by our management concerning the current status of our business and its historical financial performance, including interim financial performance data not yet disclosed to the public;

     - review of internal financial information prepared by our management concerning our projected performance assuming the SG Merger is not completed;

     - discussions with members of our senior management, including the Principal Shareholders, concerning our historical and current financial condition and operating results, as well as our future prospects, as reflected by the management projections included herein;

     - discussions with the special committee concerning the evaluation by the board of directors of various prior and prospective means of enhancing shareholder value, including prior unsuccessful attempts to identify potential acquirers of our company;

     - discussions with the Principal Shareholders concerning the SG Merger and their intentions and objectives regarding the company's future;

     - comparison of the historical market per share prices and trading activity of our common stock with those of the Peer Group;

     - comparison of our financial position, operating results and capital resources with those of the Peer Group;

     - comparison of the proposed financial terms of the SG Merger with the terms of certain other change of control transactions and transactions involving management shareholders;

     - review of the SG Merger Agreement;

     - review of relevant industry market research studies, investment research reports of our competitors and key economic and market indicators, including interest rates and general stock market performance; and

     - contacting 17 software companies to solicit and qualify their interest in a negotiated business combination involving the company.

     Other than as set forth above, Adams, Harkness & Hill did not review any additional information in preparing its fairness opinion that was material to its analysis. In rendering its fairness opinion, Adams, Harkness & Hill assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly-available or provided to it by, or on behalf of, the company, and did not independently verify such information.

     Adams, Harkness & Hill assumed, with the special committee's consent, that:

     - all of our material assets and liabilities, contingent or otherwise, known or unknown, are as set forth in our financial statements;

     - obtaining any regulatory and other approvals and third party consents required for consummation of the SG Merger would not have a material effect on the SG Merger; and

     - the SG Merger would be consummated in accordance with the terms set forth in the SG Merger Agreement.

     Adams, Harkness & Hill, with the special committee's consent, also assumed the management projections were reasonably prepared and based upon the best available estimates and good faith judgments of our management as to our future performance.

     In conducting its review, Adams, Harkness & Hill did not obtain an independent evaluation or appraisal of any of our assets or liabilities, contingent or otherwise. The fairness opinion did not predict or take into account any possible economic, monetary or other changes that may occur, or information which may come available, after the date of the fairness opinion.

  PUBLIC COMPANY PEER DESCRIPTION

     Our company is a provider of enterprise software solutions and services, primarily related to customer relationship management and supply chain and fulfillment management, to the multi-channel commerce industry. Adams, Harkness & Hill identified a group of publicly-traded companies in the software industry that it deemed comparable to our company based on comparable products and services. Adams, Harkness & Hill identified and evaluated 20 public companies in the software industry, but acknowledging the company's relatively small public market capitalization and the relative valuation discount generally associated with companies possessing small public market capitalization, focused its analysis on those nine companies possessing market capitalization less than $200 million.

     In analyses of established companies in more mature industries, Adams, Harkness & Hill would customarily evaluate the relative valuation of a particular company on the basis of its gross profit margin, operating profit margin, and the growth of absolute profits. However, due to the general performance of companies in the segments of the software industry in which the company competes and, specifically, the recent financial results of the company and the Peer Group, Adams, Harkness & Hill limited its comparison to certain financial measures and metrics of the company with those of the Peer Group, including:

        Calendar Year 2001 Revenues (estimate) ("CY01E Revenue")
        Market Capitalization ("MC");
        Enterprise Value ("EV");
        Last Twelve Months Revenue ("LTM Revenue");
        MC/LTM Revenue ("MC/LTM Revenue"); and
        MC/CY01E Revenue ("MC/CY01E Revenue").


     For the purposes of these calculations, market value for the company used by Adams, Harkness & Hill was $33.4 million, which represents the product of the $2.70 per share offered in the SG Merger and the approximately 12.4 million outstanding shares of the company's stock. All financial measures and metrics involving the Peer Group's common stock prices per share are as of the close of trading on October 22, 2001 and consist of:


                                             MARKET         ENTERPRISE      LTM         CY01E
                                        CAPITALIZATION(2)    VALUE(3)    REVENUE(4)   REVENUE(4)
                                        -----------------   ----------   ----------   ----------
Blue Martini Software, Inc............       $ 73.66         $ 19.28      $ 84.69      $ 64.76
Exchange Applications, Inc............       $  8.87         $ 32.04      $ 53.34      $ 50.00
EXE Technologies, Inc.................       $ 90.24         $ 53.08      $116.71      $100.23
Fundtech Ltd..........................       $ 69.74         $ 14.26      $ 50.23      $ 46.70
Kana Software Inc.....................       $166.42         $105.24      $ 90.70      $114.68
Pegasystems Inc.......................       $ 81.69         $ 57.10      $ 87.19      $ 87.00
Radiant Systems, Inc..................       $164.02         $128.70      $135.82      $131.90
SS&C Technologies, Inc................       $ 80.97         $ 20.69      $ 56.60      $ 59.50
SVI Solutions, Inc....................       $ 27.68         $ 47.40      $ 29.52           NA(5)
Mean..................................       $ 84.81         $ 53.09      $ 78.31      $ 81.80
Median................................       $ 80.97         $ 47.40      $ 84.69      $ 75.88
Ecometry Corporation..................       $ 33.43         $ (4.34)     $ 36.77      $ 27.50

---------------

(1) All dollar amounts in millions.

(2) Market Capitalization is the product of a company's common stock price per share multiplied by the number of shares issued and outstanding.

(3) Enterprise Value is the sum of a company's market capitalization and that portion of debt representing permanent capital, less excess cash.

(4) Historical LTM Revenue and estimates of CY01E Revenue for the Peer Group were obtained from Bloomberg L.P. and The Thomson Corporation (Thomson Financial Research & Analytics Group).

(5) CY01E Revenue was not available for SVI Solutions, Inc.

     Based on its expertise in valuation of publicly-traded companies and, in particular, its research into the performance variables considered by investors when assessing relative value among the Peer Group, Adams, Harkness & Hill concluded that publicly-traded companies in the customer relationship management and supply chain management segments of the software industry are valued primarily on the bases of historical and projected revenue growth and overall size, both of which are reflected in the individual company's ratio of EV to LTM Revenue and EV to CY01E Revenue. Profit-based valuation methodologies are generally not applicable to companies in this segment, as most companies have not yet achieved consistent profitability.

     Since the company's EV was negative (due to its large cash balance), and therefore meaningless for analytical purposes, Adams, Harkness & Hill could not employ an EV-based valuation in this analysis. Accordingly, Adams, Harkness & Hill substituted MC/LTM Revenue and MC/CY01E Revenue to compare relative values. To calculate market capitalization for each Peer Group company, Adams, Harkness & Hill used the closing price per share for each company on October 22, 2001, multiplied by the most recently disclosed number of diluted shares outstanding for each company.

     In order of descending MC/LTM Revenue, the Peer Group ranked as follows:

                                                               MC/LTM
                                                               REVENUE
                                                               -------
Kana Software Inc. .........................................    1.83x
SS&C Technologies, Inc. ....................................    1.43x
Fundtech Ltd. ..............................................    1.39x
Radiant Systems, Inc. ......................................    1.21x
SVI Solutions, Inc. ........................................    0.94x
Pegasystems Inc. ...........................................    0.94x
Blue Martini Software, Inc. ................................    0.87x
EXE Technologies, Inc. .....................................    0.77x
Exchange Applications, Inc. ................................    0.17x
Mean........................................................    1.06x
Median......................................................    0.94x
Ecometry Corporation........................................    0.91x

     Adams, Harkness & Hill noted the company's MC/LTM Revenue multiple was below both the mean and the median of the Peer Group.

     In order of descending MC/CY01E Revenue, the Peer Group ranked as follows:

                                                               MC/LTM
                                                               REVENUE
                                                               -------
Kana Software Inc. .........................................    1.45x
SS&C Technologies, Inc. ....................................    1.36x
Radiant Systems, Inc. ......................................    1.24x
Blue Martini Software, Inc. ................................    1.14x
Pegasystems Inc. ...........................................    0.94x
EXE Technologies, Inc. .....................................    0.90x
Exchange Applications, Inc. ................................    0.18x
SVI Solutions, Inc. ........................................      NA
Mean........................................................    1.09x
Median......................................................    1.19x
Ecometry Corporation........................................    1.22x

     Adams, Harkness & Hill noted that based on the company's CY01E Revenue of $27.5 million, the company's MC/CY01E was 1.22x, which exceeded both the mean and the median of the Peer Group.

     Adams, Harkness & Hill discussed with the special committee its conclusions that the per share trading value for the company, relative to the Peer Group, implied by the MC/LTM Revenue and MC/CY01E Revenue multiples, was negatively influenced by the following factors, among others:

     - fundamental financial factors, including historically slower growth of revenue and profits;

     - the relatively small size of the company, both in terms of revenues and market capitalization;

     - factors related to investors' expectations, particularly expected revenue growth, and understanding of our company's strategy and competitive position, especially in light of our company's COBOL orientation;

     - the limited amount of investment research coverage on the company, especially in light of the decision by the underwriters of the company's initial public offering (the predecessor firms to Deutsche Banc Alex. Brown Inc. and Soundview Technology Group) to discontinue such coverage;

     - the limited amount of broker/dealer market making for the company's common stock; and

     - the relatively high level of ownership and, therefore, implied control, of the Principal Shareholders.

  STOCK PRICE PERFORMANCE ANALYSIS

     Adams, Harkness & Hill examined the following closing price data for our company's common stock:

     - Price performance from our company's initial public offering through October 22, 2001;

     - Price performance from October 25, 2000, through October 22, 2001, compared to the performance of the NASDAQ Composite, S&P 500 and Russell 2000 stock indices for the same period; and

     - Price performance from October 25, 2000, through October 22, 2001, compared to an index of the Peer Group.


     Based on the above analyses, Adams, Harkness & Hill observed that, from the closing market price on the date of the company's initial public offering on January 29, 1999, through the closing market price on October 22, 2001, the company's per share price decreased approximately 91%. During the same time period, the NASDAQ composite index decreased approximately 32%, the Russell 2000 index increased approximately 1%, and the S&P 500 composite index decreased approximately 15%. Adams, Harkness & Hill also observed that the company's closing share price had decreased approximately 55% for the period from October 25, 2000, through October 22, 2001, compared to a decrease of approximately 92% in an index made up of companies in the Peer Group for the same time period. During the same time period the NASDAQ composite index decreased approximately 47%, the Russell 2000 index decreased approximately 9%, and the S&P 500 composite index decreased approximately 20%.


  PRECEDENT TRANSACTION ANALYSIS


     Adams, Harkness & Hill assessed the relative valuation associated with selected publicly-disclosed change of control transactions it deemed relevant as of the date of announcement of such transactions. Adams, Harkness & Hill reviewed eight transactions announced between March 2000 and July 2001 that involved the acquisition of the equity shares of publicly-traded companies for which share price data was available. The following table sets forth a summary of the ratio of transaction value to LTM Revenue associated with such transactions compared to the ratio implied by the SG Merger:


                                                                                          TARGET                   PREMIUM
                                                                            ANNOUNCED       LTM     TRANSACTION   TO CLOSING
                                                                DATE       TRANSACTION    REVENUE    VALUE/LTM     PRICE 20
TARGET NAME                            ACQUIRER NAME          ANNOUNCED   VALUE(1)($MM)    ($MM)      REVENUE     DAYS PRIOR
-----------                            -------------          ---------   -------------   -------   -----------   ----------
EShare Communications, Inc. ...  Divine, Inc.                 07/09/01        $ 57          $74         0.8x            95%
Broadbase Software, Inc. ......  Kana Software, Inc.          04/09/01          NM(2)       $55          NM            (66)%
Brightware, Inc. ..............  Fire Pond, Inc.              01/30/01          NM(3)       $11          NM        Private
PrimeResponse Inc. ............  Chordiant Software, Inc.     01/08/01        $ 65          $31         2.1x            11%
NetCreations, Inc. ............  SEAT Pagine Gialle S.p.a.    12/21/00(4)     $ 79          $55         1.4x            11%
NetCreations, Inc. ............  DoubleClick Inc.             10/03/00(4)     $161          $55         2.9x           (50)%
Pilot Software, Inc. ..........  Accrue Software, Inc.        08/10/00        $ 21(5)       $15         1.4x       Private
Inference Corp. ...............  Egain Communications Corp.   03/15/00        $ 66          $23         2.9x            73%
MEAN:..................................................................       $107          $40         1.9x            12%
VALUES IMPLIED BY THE MERGER:..........................................         NM(6)       $29(7)       NM            108%

---------------

(1) Transaction value is similar to EV (i.e., is the sum of a company's market capitalization and that portion of debt representing permanent capital, less excess cash), but market capitalization is replaced in the calculation of transaction value by the total value of the consideration paid for the target company's equity capital. Values shown were calculated by Adams, Harkness & Hill, based on published reports and available information.

(2) At the time of announcement, Kana Software proposed issuing shares valued at roughly $75.5 million. However, Broadbase Software had cash of approximately $130 million at the time of the announcement.

(3) At the time of the announcement, Chordiant Software proposed issuing shares and options valued at roughly $37.0 million. However, PrimeResponse had cash of approximately $40 million at the time of the announcement.

(4) The transaction value shown reflects approximately $30 million of cash held by NetCreations at the time of the announcement. On December 21, 2000, NetCreations announced its intention to terminate its agreement with DoubleClick and to accept an all-cash acquisition proposal from SEAT Pagine Gialle, which valued NetCreations' equity at approximately $109 million. At the time of the termination, the value of the all-stock transaction with DoubleClick had declined to approximately $59 million.

(5) The transaction value shown is as of the date of the announcement of the transaction, which was concurrent with the closing, as Pilot Software was privately-held.

(6) The transaction value implied by the merger is negative and, therefore, meaningless for purposes of this analysis.

(7) Our company's LTM Revenues were calculated for the quarter ended September 30, 2001.

     Adams, Harkness & Hill noted that the terms of the SG Merger implied a negative transaction value and that, as such, the ability to compare relative values with and among the precedent transactions was problematic. Adams, Harkness & Hill noted that two of the precedent transactions had negative transaction values as a result of the respective target company's cash balance exceeding the equity value of the respective transaction. Adams, Harkness & Hill discussed with the special committee the implications of such a negative transaction value, including the implication in such instances that the acquiring company, in valuing the company to be acquired, was assuming that the acquired company would continue to consume cash for some meaningful period after the transaction was completed.

     Adams, Harkness & Hill discussed with the special committee its concern that, even though the majority of the precedent transactions were announced after the second calendar quarter of 2000, a point representing the beginning of a significant and prolonged decline in per share value among publicly-held software vendors, many of the transactions were announced at relatively high valuations that did not reflect at the time of their announcement this decline in value across the software industry. Adams, Harkness & Hill noted the majority of transactions over the last two years in the software industry segments in which the company competes involved the acquisition of companies with a significant portion of their business directed toward the Internet and, as such, the valuations at which these transactions were announced reflected this direction and the enthusiasm investors had at the time for Internet-oriented businesses. Adams, Harkness & Hill further noted many Internet-oriented companies that had been acquirers during this period (e.g., DoubleClick Inc. and Kana Software, Inc.) had themselves seen their valuations decline significantly.

     Adams, Harkness & Hill advised the special committee that, even though the precedent transaction data did not support a specific comparison of the SG Merger to the precedent transactions, it had concluded that from its analysis of the precedent transactions and its familiarity with the current merger and acquisition environment that the terms of the SG Merger, specifically the valuation of $2.70 per share, compared favorably with the terms and valuations associated with the precedent transactions.


     Adams, Harkness & Hill utilized in developing its fairness opinion a comparison of the premiums implied by the $2.70 per share offered in the SG Merger to historical share prices of the company's common stock to premiums from historical share prices associated with the precedent transactions. Adams, Harkness & Hill discussed with the special committee the absolute magnitude of the premiums implied by the $2.70 per share offered in the SG Merger, noting the $2.70 per share represented a premium of 78.8% to the closing share price of the company's common stock on October 22, 2001. Similarly, the $2.70 per share offered in the SG Merger represented a premium of 107.7% to the closing share price on September 25, 2001, representing four trading weeks prior to October 22, 2001. Adams, Harkness & Hill noted, while the $2.70 offered in the SG

Merger represented a discount of 16.9% to the closing share price of October 20, 2000 (representing the last trading day one calendar year prior to October 22, 2001), the $2.70 offered in the SG Merger represented a premium of 24.4% to the volume weighted average price for that same one year period.

  LIQUIDATION ANALYSIS

     Adams, Harkness & Hill assessed the historical book value of the assets, both tangible and intangible, on our balance sheet as of September 30, 2001 and assumed that cash, net of payables and expenses, would be distributed to our shareholders. Adams, Harkness & Hill valued individual asset classes under the assumption that, net of associated liabilities, these assets could be sold on an arms-length basis and in a reasonable period of time. This approach focuses on the net liquidation value of certain balance sheet items and the possible sale proceeds from the disposal of certain distinct operations. Based on its discussions with service firms engaged in the liquidation of businesses and its familiarity with the stand alone value of intellectual property such as software code, Adams, Harkness & Hill assigned discounts to book value based on asset categories. Property and equipment was valued at 30% of book value and accounts receivable and certain intellectual property were valued at 50% of book value.


     After assessment of our operations and the likelihood of sale of any particular asset, Adams, Harkness & Hill concluded that, other than cash and cash equivalents totaling approximately $37 million, the annuity value of the revenue stream derived from customer service and support contracts with existing customers was the asset with the highest potential value in a liquidation. Based on its analysis of this revenue stream and its discussions with certain value-added resellers and systems integrators familiar with the customer relationship management software segment, Adams, Harkness & Hill concluded the annuity value of this revenue stream was approximately $3.4 million. Such analysis was based on the present value of projected cash flows over a 5 year period, a discount rate of 20% and an assumed tax rate of 35%. Adams, Harkness & Hill then estimated the potential expenses that would be incurred in a liquidation. Such expenses include, without limitation, lease termination payments, employee severance and litigation costs associated with the termination of accounts and contracts and the collection of accounts receivables. While quantifying such potential payments is inherently speculative, Adams, Harkness & Hill considered the fact that approximately $6 million of rent payments remain payable under the company's lease for its offices in Delray Beach, Florida and estimated severance costs associated with a liquidation to be approximately $3 million. The costs of legal fees in connection with a liquidation were estimated to be approximately $1 million.



     Adams, Harkness & Hill then totaled the asset categories, and deducted liabilities and assumed expenses and cash charges associated with such a liquidation and concluded that the range of pre-tax value to be realized on a per share basis ranged from approximately $2.30 to approximately $2.90. Adjusting the annuity value of the revenue stream derived from customer service and support contracts up by 50% to approximately $5.1 million would increase the upper end of the range from $2.90 per share to approximately $3.04 per share. Adjusting such value down by 50% would result in a decrease of the lower end of the range from $2.30 to approximately $2.16 per share. Adams, Harkness & Hill advised the special committee of the difficulty of a liquidation and the unpredictability of the costs of liquidation due to, among other things, severance payments, lease termination payments, litigation costs associated with the termination of accounts and the inability to collect accounts receivable. Although cash and cash equivalents would be realized in the event of a liquidation, Adams, Harkness & Hill emphasized the low probability of realizing an attractive valuation for the company's customer support business because a majority of the company's support contracts relate to the company's primary product which is written in COBOL, an outmoded computer programming language that is difficult to maintain. Therefore, a buyer of this asset would face the risk that customers fail to renew service contracts and instead upgrade their software.


  SOLICITATION OF POTENTIAL ACQUIRERS AND MERGER PARTNERS

     Adams, Harkness & Hill identified a group of potential acquirers of our company based on its familiarity with the customer relationship management, enterprise resource management and supply chain management segments of the software industry, as well as extensive discussions with company management and Sharon Gardner who had contacted approximately 50 potential buyers of our company between March 2001 to June

2001. With the permission of the special committee, Adams, Harkness & Hill contacted the 17 parties that it deemed most likely to have an interest in a negotiated business combination with the company. Of the 17 parties contacted by Adams, Harkness & Hill, seven had not been contacted previously by Sharon Gardner. Such a limited solicitation of potential acquirers was not a methodology Adams, Harkness & Hill used in developing its fairness opinion, per se, but the responses to such solicitation did contribute to substantiating the assumptions it made and conclusions at which it arrived.

     Initial contact with potential acquirers or merger partners was made without specifically revealing the identity of the company, although the company's public company status, operating background and markets served were disclosed to each potential acquirer or merger partner. Based on a satisfactory expression of interest by a contacted party, Adams, Harkness & Hill arranged for a non-disclosure agreement to be executed and, upon such execution, distributed a package of publicly-available materials describing the company to that contacted party. Adams, Harkness & Hill subsequently discussed with each interested party their interest and qualified their ability to proceed in a timely fashion with due diligence, their own evaluation of the opportunity and, if appropriate, negotiation of a transaction with the company.

     Of the 17 parties contacted by Adams, Harkness & Hill, three expressed sufficient interest to execute a non-disclosure agreement. Of these three, only one party engaged in any degree of substantive due diligence, ultimately determining it was not interested in proceeding with evaluation of the opportunity.

     Adams, Harkness & Hill advised the special committee of the responses from those parties declining initial interest and those parties to whom the company had been identified and to whom information had been distributed. In summary, the reasons for declining to pursue a transaction with the company were:

     - the depressed state of the software industry in general and, specifically, the marked decline in performance of companies in the customer relationship management segment of the software industry made managers of these companies reluctant to consider any near-term acquisition or merger activity;

     - the unfavorable view held by many of the parties contacted, whose software has been written in contemporary open programming languages (e.g., C++ and Java), that the company's key applications, written in the COBOL programming language for the Hewlett Packard 3000 mini-computer product line, would require a prohibitively high commitment of development time and expense to make the applications compliant and interoperable with those vendors' existing applications;

     - the unfavorable view held by many vendors of customer relationship management, enterprise resource management and supply chain management software of the market segments served by the company, specifically the Internet retailing segment and related segments (e.g., fulfillment houses), as unattractive due to the number of recent business failures; and

     - the company's recent financial losses and cash consumption and the assumed prospect for continued losses and cash consumption.

  SUMMARY OF ADAMS, HARKNESS & HILL VALUATION ANALYSES

     The foregoing summary does not purport to be a complete description of the analyses performed by Adams, Harkness & Hill. The preparation of a fairness opinion is a complex process. Adams, Harkness & Hill believes that its analyses must be considered as a whole, and that selecting portions of such analysis without considering all analyses and factors would create an incomplete view of the processes underlying its opinion. Adams, Harkness & Hill did not attempt to assign specific weights to particular analyses. Any estimates contained in Adams, Harkness & Hill's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Adams, Harkness & Hill does not assume responsibility for their accuracy. Taken together, the information and analyses employed by Adams, Harkness & Hill lead to its overall opinion that the consideration to be received in the SG Merger is fair, from a financial point of view, to the company's shareholders, other than the Principal Shareholders and SG.

  RAYMOND JAMES PRESENTATION


     On June 12, 2001, the company engaged the investment banking firm Raymond James to provide our board of directors with an overview of the company's valuation using several standard valuation methodologies. For purposes of this valuation, representatives from Raymond James met with members of our management and performed a limited due diligence investigation of our company. Raymond James was retained by the company because of (i) its expertise and experience in our industry; (ii) its reputation in the financial community; and (iii) the structure and amount of consideration to be paid for its services. Raymond James is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, negotiated underwriting and private placements of securities and for general corporate and other purposes. During the two years prior to the company's retention of Raymond James for this valuation report, neither the company nor any of its affiliates had had a business relationship with Raymond James or any of its affiliates.


     We agreed to pay Raymond James $60,000 plus customary indemnification for services rendered over a term of two months, including a report on the value of the company. When the special committee decided to retain an independent financial advisor, the special committee chose not to retain Raymond James as its independent financial advisor principally because it believed Raymond James' prior work for the company and the entire board compromised Raymond James' independence and created a conflict for Raymond James' representation of the special committee, and thus rendered Raymond James unable to provide the services needed by the special committee in a going-private transaction.

     Raymond James has filed a demand for arbitration against the company with the American Arbitration Association claiming breach of contract as a result of the special committee's failure to retain it as the special committee's independent financial advisor. Raymond James claims that it is owed $750,000 in connection with this breach. The company believes that Raymond James' claims are without merit and intends to defend the proceeding vigorously.


     On July 25, 2001 representatives from Raymond James presented a preliminary analysis of the valuation of the company to the company's board of directors. Raymond James' preliminary analysis included a valuation of the company using the following methodologies: (i) liquidation analysis, (ii) comparison to precedent merger and acquisition transactions, (iii) discounted cash flow analysis, and (iv) comparison to public companies in the same or similar segments of the market as the company. This analysis produced a broad range of values depending on the methodology used. Raymond James was not asked to and has not opined as to the fairness of the consideration offered to the stockholders of the company in the Syngistix Merger or the SG Merger. The Raymond James presentation was based on the company's June 30, 2001 financial statements and certain projections discussed with by company management. The following description of the conclusions reached by Raymond James and certain of the assumptions in which such conclusions were based was prepared by the company based on the materials distributed by Raymond James to the company's board of directors on July 25, 2001 (the "Raymond James Presentation"). The summary was not prepared by or approved by Raymond James. The Raymond James Presentation is included as an exhibit to the company's Schedule 13E-3 filed concurrently with this proxy. This summary does not purport to be a complete description of the Raymond James Presentation.



     The company did not place any limitation upon Raymond James with respect to the procedures followed or factors considered in rendering its valuation overview. In connection with the preparation of its valuation analysis, the company believes that Raymond James:


     - reviewed publicly-available business and financial information, including but not limited to our recent filings with the Securities and Exchange Commission;

     - reviewed internal financial information prepared by our management concerning the current status of our business and its historical financial performance, including interim financial performance data not yet disclosed to the public;

     - reviewed internal financial information prepared by our management concerning our projected performance;

     - discussed with members of our senior management, including the Principal Shareholders, our historical and current financial condition and operating results, as well as our future prospects, as reflected by the management projections included herein; and

     - called selected customers to determine their level of satisfaction with the company's products and performance.

     The following is a summary of the various valuation analyses applied by Raymond James in preparing its valuation report.

 LIQUIDATION ANALYSIS

     Raymond James concluded that the value of each share of the company's common stock if the company were to liquidate was $2.63. Raymond James valued accounts receivable at 50% of book value, inventory at 50% of book value, pre-paid expenses and other current assets at 10% of book value and property and equipment at 50% of book value. Raymond James did not assign any value to the revenue stream derived from the company's customer service and support contracts with its existing customers. Raymond James estimated the costs of a liquidation to be approximately $4.2 million. Raymond James did not include reserves for potential employee severance costs or for obligations under existing support agreements in its estimate of liquidation costs.

 COMPARISON WITH RECENT MERGER & ACQUISITION ACTIVITY

     Raymond James analyzed (i) recent merger and acquisition transactions involving software companies, (ii) recent "going private" transactions across all industries. Raymond James' analysis focused on Total Enterprise Value/Revenue ("TTM/Revenue") and Purchase Price of Equity/Tangible Book Value ("PPE/ TBV"). As a result of this analysis, Raymond James concluded that when comparing the company with precedent merger and acquisition transactions of software companies, the value of the company's common stock was $17.39 per share using a TTM/Revenue calculation and $28.38 per share using a PPE/TBV calculation. Raymond James concluded that the value of the company's common stock was $4.90 per share using a TTM/Revenue calculation and $7.35 per share using a PPE/TBV calculation when comparing the company with precedent "going private" transactions.

  DISCOUNTED CASH FLOW ANALYSIS


     Raymond James valued the company using a discounted cash flow analysis. Major assumptions included: new implementations would grow at 10% per year, upgrade revenue would be equal to $10 million in 2002 and would grow at 5% per year, 20-35% discount rates, and a terminal value of between 0.7 and 1.2 times 2005 revenues. Using preliminary projections discussed with the company and the assumptions summarized in the preceding sentence, among others, Raymond James concluded that the company's cash flow would be negative until 2005, with accumulated negative cash flow through the end of 2005 of negative $4.9 million. In its presentation, Raymond James noted that it thought the assumptions used in this discounted cash flow analysis were "fairly optimistic". Using this methodology, Raymond James concluded that the value of the company's common stock was between $3.59 and $5.14 per share depending on the discount rate applied to the analysis and the estimated terminal value of the company.


  PEER GROUP COMPARISON


     Raymond James' final analysis was a comparison of the company to other companies in the same or similar sectors of the market as the company. Raymond James' analysis focused on Total Enterprise Value/ Revenue ("TTM/Revenue") and Market Value of Equity/Tangible Book Value ("MVE/TBV"). Raymond James' report noted that it was difficult to compare the company to other public competitors because (i) most of the company's competitors are profitable or are expected to reach profitability in the near term, (ii) most of the company's competitors have greater historical or expected growth rates, (iii) most of the company's competitors are larger and serve multiple markets, and (iv) most of the company's competitors have research coverage. Raymond James' report also noted that "small" software companies have lower valuations than the company's public competitors and that "software companies losing up to $10 million in EBIT . . . trade at a fraction of their book value." Using this analysis, Raymond James concluded that the value of the company's common stock was between $8.35 and $11.02 per share.

OUR MANAGEMENT'S FORECASTS


     We do not, as a matter of course, make public projections as to future sales, earnings or other results. However, in connection with our possible merger with SG, during August 2001 our management, with the assistance of Adams, Harkness & Hill, prepared the projections set forth below in order to assist Adams, Harkness & Hill in its preparation of a fairness opinion to the special committee in connection with the SG Merger. The projections have been included herein solely because Adams, Harkness & Hill considered them in rendering its fairness opinion. The special committee has reviewed the projections and determined that Adams, Harkness & Hill's reliance on them was reasonable.


     The primary assumptions underlying our management's forecasts are as follows:

  FOR 2001

     - Actual results through June 30, 2001

     - Q3 New Customer Systems Sales forecast -- $1,189,314

     - Q3 Existing Client Systems Sales forecast -- $1,502,214

     - Q4 New Customer System Sales forecast -- $1,134,954

     - Q4 Existing Client System Sales forecast -- $1,709,023

     - Support and Services revenues estimated based on existing commitments and estimated demand

     - Costs of sale for hardware and third party software based on estimated margins.


     - Cost of sales salaries are based on established budgets


     - General and Administrative expenses are based on established budgets

     - General and Administrative expenses include estimated merger expenses of $1,000,000

     - Sales and Marketing expenses are based on established budgets

     - Research and development expenses are based on established budgets

     - Income tax benefit is based on an estimated benefit of 20% of net consolidated losses

  FOR 2002

     - New Customer System Sales are based on 30 implementations at an average sale price of $250,000 for a total of $7,500,000

     - Existing Client software sales are estimated to be $4,000,000

     - Existing Client 3rd party hardware and software sales are estimated to increase by 5% over 2001 for a total of $4,638,616

     - Support revenues were estimated by annualizing fourth quarter 2001 estimated support fees and factoring new client sales as well as software license upgrades, offset by client attrition

     - Services revenues are estimated to increase by 5% over 2001 levels

     - Costs of sale for hardware and third party software are based on estimated margins.


     - Cost of sales salaries are based on a 10% reduction from fourth quarter 2001 levels


     - General and Administrative expenses are based on a 10% reduction from 2001 levels

     - Sales and Marketing expenses are based on a 10% reduction from 2001 levels

     - Research and development expenses are based on a 10% reduction from 2001 levels

     - International subsidiary revenues were separately budgeted and assume a 20% decrease from 2001

     - International subsidiary expenses were separately budgeted and are based on 110% of subsidiary revenues

     - No income tax benefits are assumed for 2002 losses due to the uncertainty of realizing such benefits

     The projections below were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission, or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Neither our independent public accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to these projections, nor have they expressed any opinion or other form of assurance with respect to these projections or their achievability, and assume no responsibility for, and disclaim any association with them. The inclusion of these projections in this document should not be regarded as a representation by us, any members of our management team, our board of directors, the special committee, SG, the Principal Shareholders, Adams, Harkness & Hill or any of their advisors, agents or representatives that these projections are or will prove to be correct. Projections of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which are beyond our control. As a result, there can be no assurance that any of these projections will be realized.


     The projections below are or involve forward-looking statements and, as discussed below, are based upon a variety of assumptions. These assumptions involve judgments with respect to future economic, competitive, industry and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Many important factors could cause our results to differ materially from those expressed or implied by the forward-looking statements. These factors are described under "Cautionary Statement Regarding Forward-Looking Statements." In addition, with respect to the SG Merger, the following factors, among others, could cause actual events to differ materially from those described herein: inability to satisfy various conditions to the closing of the SG Merger, including failure of our stockholders to approve the SG Merger; the costs related to the SG Merger; and the effect of the SG Merger on vendor, supplier, customer or other business relationships. All of the above matters are difficult to predict and many are beyond our control. Accordingly, there can be no assurance that any of the projections are indicative of our future performance or that actual results will not differ materially from those in the projections set forth below. See "Cautionary Statement Regarding Forward-Looking Statements" on pages 56-57.



     The inclusion of the projections herein should not be interpreted as an indication that any of the company, SG, the Principal Shareholders or Adams, Harkness & Hill or their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and the predictions should not be relied upon as such. None of the company, SG, the Principal Shareholders or Adams, Harkness & Hill or their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the company compared to information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. The projections used by Raymond James in June 2001, Adams, Harkness & Hill in August 2001 and October 2001 and Syngistix in January 2002 are also provided. The projections changed over time because, due to the passage of time, management had greater visibility as to the results of 2001 and the potential results of 2002.

                                                         PROJECTIONS FOR FISCAL YEAR PROVIDED TO
                                                                SYNGISTIX (JANUARY 2002):
                                                         ---------------------------------------
                                                                          2002E
                                                         ---------------------------------------
Total Revenue.........................................                 $32,870,352
Gross Margin..........................................                 $17,423,173
Operating Income......................................                 $(1,225,152)
Net Income (Loss).....................................                 $  (544,695)

                                                      PROJECTIONS FOR FISCAL YEAR PROVIDED TO
                                                       ADAMS, HARKNESS & HILL (OCTOBER 2001):
                                                      ----------------------------------------
                                                           2001E                    2002E
                                                      ----------------         ---------------
Total Revenue.......................................    $ 27,484,929             $30,324,186
Gross Margin........................................    $ 11,980,928             $14,570,432
Operating Income....................................    $(10,766,480)            $(3,995,532)
Net Income (Loss)...................................    $ (7,207,802)            $(2,765,018)

                                                       PROJECTIONS FOR FISCAL YEAR PROVIDED TO
                                                        ADAMS, HARKNESS & HILL (AUGUST 2001):
                                                       ---------------------------------------
                                                            2001E                   2002E
                                                       ---------------         ---------------
Total Revenue........................................    $29,905,908             $30,324,186
Gross Margin.........................................    $11,180,616             $14,570,432
Operating Income.....................................    $(8,577,815)            $(3,995,532)
Net Income (Loss)....................................    $(5,445,123)            $(2,765,018)

                                                       PROJECTIONS FOR FISCAL YEAR PROVIDED TO
                                                             RAYMOND JAMES (JUNE 2001):
                                                       ---------------------------------------
                                                            2001E                   2002E
                                                       ---------------         ---------------
Total Revenue........................................    $32,269,537             $40,062,824
Gross Margin.........................................    $13,613,303             $18,896,992
Operating Income.....................................    $(6,019,576)            $ 1,735,887
Net Income (Loss)....................................    $(2,501,554)            $  (197,751)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to us that are based on the beliefs of management as well as assumptions made by and information currently available to us. Forward-looking statements include statements concerning projected financial data, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the completion of the SG Merger. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events, including the completion of the Syngistix Merger or the SG Merger, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements, including, among others:

     - the failure of shareholders to approve the Syngistix Merger or the SG Merger;

     - the unpredictability of revenues due to the large dollar amounts of our individual license transactions and the lengthy and unpredictable sales cycles for these transactions;

     - our dependence on the development, introduction and client acceptance of new and enhanced versions of our software products;

     - our ability to control costs, including costs associated with our infrastructure and increased research and development expenses;

     - our dependence on new product development;

     - uncertainties regarding the outcome of the pending class action litigation against us;

     - our reliance on a combination of trade secrets, copyright and trademark law, nondisclosure agreements and technical measures to protect our proprietary technology;

     - our ability to sell our products in new markets within the direct commerce industry;

     - our dependence on proprietary technology licensed from third parties;

     - our ability to continue to resell a variety of hardware and software developed and manufactured by third parties;

     - our ability to maintain margins on the sale of hardware and software developed and manufactured by third parties;

     - significant competition in the software and direct commerce industry and competitive pricing for our products;

     - customer concentration;

     - fluctuations in demand for our products which are dependent upon the condition of the software and direct commerce industries;

     - our ability to collect receivables;

     - economic effects of the September 11, 2001 terrorist attacks in New York, near Washington, D.C. and in Pennsylvania, the possibility of future attacks and the uncertain effect of the country's military involvement resulting from such attacks; and

     - other risks and uncertainties described in this proxy statement and other documents filed with the Securities and Exchange Commission.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy. Further information about the risks of forward-looking statements applicable to us can be found in our Form 10-K for the year ended December 31, 2001, which has been incorporated herein by reference and attached as Annex D to this proxy statement.

                  THE SG MERGER AGREEMENT AND THE SG AMENDMENT


     This section of the proxy statement describes material aspects of the SG Merger, including material provisions of the SG Merger Agreement and the SG Amendment. The description of the SG Merger Agreement is not complete and is qualified by reference to the SG Merger Agreement, a copy of which is attached to this proxy statement as Annex B which is incorporated by reference. You are urged to read the entire SG Merger Agreement carefully.


THE SG MERGER

     The SG Merger Agreement provides that, upon the terms and subject to the conditions in the SG Merger Agreement, and in accordance with Florida law, SG will be merged with and into us. At that time, SG's corporate existence will cease and Ecometry Corporation, as the surviving corporation in accordance with Florida law, will continue as a privately-held corporation owned by the Principal Shareholders. The SG Merger will become effective at the time the articles of merger are duly filed with the Department of State of the State of Florida. The SG Merger is expected to occur as soon as practicable after all conditions to the SG Merger have been satisfied or waived.

     Except as noted below, upon consummation of the SG Merger, each issued and outstanding share of our common stock (other than shares owned by us, the Principal Shareholders or SG) will be converted automatically into the right to receive $2.70 per share. Each share of our common stock owned by us, the Principal Shareholders or SG will be cancelled and retired and cease to exist with no consideration deliverable in exchange for these shares. Upon consummation of the SG Merger and conversion of your shares into the right to receive $2.70 per share, your shares of the company's common stock will cease to exist, our common stock will no longer be eligible for trading on the Nasdaq National Market, our common stock will no longer be registered under the Securities Exchange Act of 1934, as amended, we will no longer file reports with the Securities and Exchange Commission, and our unaffiliated shareholders will no longer be able to participate in the future earnings and growth of the company.

     The directors of SG immediately prior to the effective time of the SG Merger will be the initial directors of the surviving corporation, and our officers immediately prior to the effective time of the SG Merger will be the initial officers of the surviving corporation. SG's articles of incorporation and by-laws will become the surviving corporation's articles of incorporation and by-laws. After the SG Merger, any vacancy in the surviving corporation's board of directors or in any of the surviving corporation's offices may be filled in the manner provided by Florida law and the surviving corporation's articles of incorporation and by-laws.

STOCK OPTIONS

     At the effective time, all options to purchase our common stock will immediately become vested. Each option (other than those held by the Principal Shareholders) with an exercise price less than $2.70 will be converted into cash in the amount of the merger consideration per share minus the exercise price per share. All other options (including those held by the Principal Shareholders) will terminate at the effective time.

CONVERSION OF COMMON STOCK

     Once the SG Merger is complete, the following will occur:

     - each share of our common stock (other than those owned by us, the Principal Shareholders or SG), that was issued and outstanding immediately prior to the effective time, will automatically be converted into the right to receive $2.70 in cash, without interest;

     - each share of our common stock held by our shareholders unaffiliated with SG, upon conversion into the right to receive the cash merger consideration, will no longer be outstanding and will automatically be cancelled and retired;

     - each share of our common stock owned by us, the Principal Shareholders or SG will be cancelled and retired and will cease to exist and no consideration will be paid for it;

     - each holder of a certificate formally representing shares of our pre-merger company will cease to have any rights, except the right to receive the merger consideration;


     - you will not be entitled to dissenters' or appraisal rights under Florida law;


     - we will appoint a paying agent who will pay the merger consideration to you; and

     - we will send you a transmittal form and written instructions for exchanging your share certificates for the merger consideration. Do not send share certificates now.

REPRESENTATIONS AND WARRANTIES


     The SG Merger Agreement contains certain representations and warranties that we made to SG. Generally, these representations and warranties are typical for transactions such as the SG Merger and include representations and warranties relating to:


     - our corporate existence, good standing and authority;

     - our capitalization;

     - certain information about our subsidiary;

     - copies of our corporate documents;

     - our belief that entering into the SG Merger Agreement and the SG Merger will not violate our organizational documents, the law or certain agreements to which we are a party, or give any other person rights against us that such person would not otherwise have;

     - our having filed all required documents with the Securities and Exchange Commission and our representation that such documents comply with the law;

     - the nature of litigation with which we are involved;

     - payment of our taxes;

     - the accuracy of our financial statements and other public filings with the Securities and Exchange Commission;

     - certain matters involving our compliance with ERISA, OSHA and environmental laws;

     - the manner in which we have conducted our business since the end of our last fiscal year;

     - the absence of any brokers retained by us other than Adams, Harkness & Hill;

     - our real properties;

     - our compliance with our contractual obligations;

     - our intellectual property rights; and

     - certain other technical and factual items relevant to the SG Merger.

     Many of the representations and warranties that we make in the SG Merger Agreement are qualified by a materiality standard. This standard requires the representations and warranties to which it applies to be true except in the cases where their failure to be true would not have a "material adverse effect" on us and our subsidiary as a whole. The SG Merger Agreement defines a material adverse effect generally as any change or effect that itself or with a combination of changes or effects would be materially adverse to our business, operations, assets, liabilities, financial condition or results of operations or a material impairment on our ability to perform any of our obligations under the SG Merger Agreement or to effect the SG Merger.

     The SG Merger Agreement also contains representations and warranties that SG made to us. These relate to:

     - SG's corporate existence, standing and authority;

     - SG's capitalization;

     - SG's authority to execute the SG Merger Agreement;

     - SG's belief that entering into the SG Merger Agreement and the SG Merger will not violate its organizational documents, the law or certain agreements to which it is a party, or give any other person rights against it that such person would not otherwise have;

     - the accuracy of the information SG provides to us or otherwise discloses to the Securities and Exchange Commission; and

     - the absence of any brokers retained by SG.

COVENANTS

     We have made certain agreements with SG in the SG Merger Agreement relating to actions that we will or will not take between the date on which we signed the SG Merger Agreement and the effective time of the SG Merger (subject to certain limited exceptions set forth in the SG Merger Agreement). These agreements are customary in transactions such as the SG Merger. The agreements that we have made include but are not limited to:

     - we will not take certain extraordinary actions relating to our company or our business or which are inconsistent with actions that we take in the ordinary course of business without SG's consent;

     - we are required to take certain actions with respect to the preparation of this proxy statement and the Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the SG Merger and in preparation for the special meeting;

     - we have agreed to notify SG if our board of directors receives a third party acquisition proposal for which we have furnished confidential information or otherwise commenced negotiations;

     - in the event that we intend to enter into an agreement with respect to a third party acquisition proposal that is superior to SG's proposal, we have agreed to notify SG of such intention and the identity of the third party at least 24 hours prior to entering into any such agreement;

     - allowing representatives of SG to inspect our corporate records; and

     - committing us to use our reasonable best efforts to consummate the SG Merger.

     SG and the Principal Shareholders have made certain agreements with us in the SG Merger Agreement relating to actions that they will or will not take between the date on which we signed the SG Merger Agreement and the effective time of the SG Merger. The agreements that they have made include:

     - SG is required to take certain actions with respect to the preparation of this proxy statement and the Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the SG Merger;

     - SG and the Principal Shareholders are required to vote the shares of our common stock held by them in favor of the adoption and approval of the SG Merger Agreement and the SG Merger;

     - committing SG to use its reasonable best efforts to consummate the SG Merger.

LITIGATION

     We and SG have agreed to participate jointly in the defense of any shareholder litigation against us or SG, as applicable, relating to the transactions contemplated by the SG Merger Agreement.

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PUBLICITY; COMMUNICATIONS

     We and SG have agreed not to issue, without the approval of the other party, any press release or other public announcement with respect to the SG Merger Agreement or the SG Merger, except as and to the extent that it is required by applicable law. We and SG have also agreed to consult with each other before issuing any press release or making any public announcement with respect to the SG Merger Agreement and the SG Merger.

CONDITIONS TO THE SG MERGER


     The consummation of the SG Merger is subject to certain conditions contained in the SG Merger Agreement which if not waived must have occurred or be true. If those conditions have not occurred or are not true either SG and we, or either SG or we, are not obligated to effect the SG Merger. If we waive any of the conditions to the SG Merger, we will not re-solicit proxies.


  Conditions to Both Our and SG's Obligation to Consummate the SG Merger:

     - no injunction or other order, decree, statute, rule or regulation of any governmental authority can be in effect which prevents the consummation of the SG Merger or materially changes the terms of the SG Merger Agreement;

     - the parties must have obtained all material consents, authorizations, orders or approvals of, and made all material filings or registrations with, governmental regulatory authorities necessary for the execution, delivery and performance of the SG Merger Agreement (except for the filing of the articles of SG Merger or documents that must be filed after the effective time); and

     - the consummation of the SG Merger cannot violate any applicable law.

  Conditions to Our Obligation to Consummate the SG Merger:

     - shareholders who hold a majority of the shares of our common stock not held by the Principal Shareholders and SG and their affiliates must have voted to approve the SG Merger Agreement and the SG Merger;

     - SG's representations and warranties must be true and correct with only such exceptions as would not have a material adverse effect and it must have performed all its obligations that must be performed before the effective time;

     - from the date of the SG Merger Agreement through the effective time, SG must not have experienced any event that has had, or is reasonably likely to have, a material adverse effect on SG; and

     - SG must deliver certain other documents and certificates.

  Conditions to SG's Obligation to Consummate the SG Merger:

     - shareholders (including the Principal Shareholders and SG) who hold a majority of shares of our common stock must have voted to approve the SG Merger Agreement and the SG Merger;

     - there must not be any governmental suit or other proceeding that would restrain or prohibit the SG Merger and related transactions or place certain limitations on us or SG;

     - our representations and warranties must be true and correct with only such exceptions as would not have a material adverse effect and we must have performed all our obligations that must be performed before the effective time;

     - from the date of the SG Merger Agreement through the effective time, we must not have experienced any event or series of events that has had, or is reasonably likely to have, a material adverse effect on us;

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     - all of our directors (other than the Principal Shareholders) must have resigned as of the effective time; and

     - we must deliver certain other documents and certificates.

TERMINATION

     The SG Merger Agreement may be terminated at any time prior to the effective time of the SG Merger, whether before or after you approve the SG Merger Agreement and the SG Merger, in any of the following ways:

     - by our and SG's mutual consent;

     - by either SG or us (upon the recommendation of the special committee) if:

      -- the SG Merger has not been consummated by July 31, 2002, and the delay is not a result of a breach of the SG Merger Agreement by the party seeking such termination;

      -- the SG Merger Agreement and the SG Merger is not approved by the holders (including SG and the Principal Shareholders) of a majority of our common stock;

      -- a court or a governmental authority has issued an order, decree or ruling either permanently restraining, enjoining or otherwise prohibiting the merger or any related transaction or altering the terms of the SG Merger in any significant respect.

     - by us, prior to approval of our shareholders, if:

      -- SG breaches any of its representations, warranties, covenants or agreements and such breach is not or cannot be cured within 20 days and has or is likely to have a material adverse effect on SG or its ability to perform its obligations under the SG Merger Agreement;

      -- our board of directors, acting upon the recommendation of the special committee, withdraws, modifies or amends its approval or recommendation of the SG Merger Agreement and related transactions (or publicly announces that it will do so); or

      -- our board of directors, acting upon the recommendation of the special committee, approves an acquisition proposal from a third party that is superior to SG's proposal described in this proxy statement, but only if we have first notified SG.

     - by SG if:

      -- we breach any of our representations, warranties, covenants or agreements and such breach is not or cannot be cured within 20 days and such breach has or is reasonably likely to have a material adverse effect on us or our ability to perform our obligations under the SG Merger Agreement;

      -- our board of directors withdraws, modifies or amends in any respect adverse to SG its recommendation of the SG Merger Agreement and related transactions (or resolves to do so);

      -- our board of directors approves, recommends or enters into an agreement with respect to or consummates a superior acquisition proposal (or resolves to do so); or

      -- a third party commences a tender or exchange offer for 15% or more of our common stock and our board of directors has not recommended that you reject such tender or exchange offer.

EFFECT OF TERMINATION

     If the SG Merger Agreement terminates, each party's obligations to the other terminate, except for SG's confidentiality obligations, our agreement that SG and we will participate jointly in the defense of any shareholder litigation against SG or us relating to the SG Merger Agreement and related transactions, and our obligation to pay SG a termination fee in the event the SG Merger Agreement is terminated because of certain actions taken by our board in connection with a third party acquisition proposal.

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EXPENSES; TERMINATION FEE

     Each of SG and we will pay our own fees and expenses in connection with the SG Merger and related transactions. We have, however, agreed to pay SG a termination fee of $1,679,100 if the SG Merger Agreement is terminated as a result of any of the following:

     - our board of directors withdraws, modifies or amends in any respect adverse to SG its recommendation of the SG Merger Agreement and related transactions (or resolves or publicly announces its intent to do so);

     - our board of directors approves, recommends or enters into an agreement with respect to or consummates a superior acquisition proposal (or resolves to do so); or

     - a third party commences a tender or exchange offer for 15% or more of our common stock and our board of directors has not recommended that you reject such tender or exchange offer.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     SG shall, to the fullest extent permitted by law, cause the surviving corporation to honor all of our obligations to indemnify individuals who were directors and officers of our corporation prior to the SG Merger, with respect to acts and omissions occurring prior to the closing, following the closing of the SG Merger until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. For a period of six years following the closing of the SG Merger and subject to the terms and conditions described in the SG Merger Agreement, the surviving corporation will maintain in effect a policy of directors' and officers' liability insurance on the same terms as our existing policy for the benefit of our directors and officers for acts and omissions occurring prior to the closing.

AMENDMENT

     The SG Merger may be amended by SG and us, in writing, at any time before or after you have approved the SG Merger Agreement and the SG Merger, except that after you approve the SG Merger Agreement and the SG Merger, we cannot amend the SG Merger Agreement if the proposed amendment would require your further approval under Florida law.

THE SG AMENDMENT

     The SG Amendment amends the SG Merger Agreement and provides, among other items, that the company's entering into the Syngistix Merger Agreement does not constitute a breach of the SG Merger Agreement and does not give SG the right to terminate the SG Merger Agreement or to collect the termination fee provided for in the SG Merger Agreement. In the SG Amendment we agreed to pay to SG its reasonably documented fees and expenses incurred in connection with the SG Merger Agreement. This amount will be deducted from any termination fee payable to SG upon consummation of the Syngistix Merger.

     The SG Amendment further provides that the SG Merger Agreement will terminate immediately prior to the consummation by the company of the Syngistix Merger and the termination fee (less the amount previously paid to SG for the reimbursement of expenses as described above) shall immediately become due and payable. If, however, the Syngistix Merger Agreement is terminated for any reason, the SG Merger Agreement will remain in effect and SG will not be entitled to the remaining portion of the termination fee if the merger with SG is consummated. In addition, the SG Amendment amends the SG Merger Agreement by extending the date by which the SG Merger must be consummated from February 28, 2002 to July 31, 2002.

     Pursuant to the SG Amendment, the Principal Shareholders have agreed that at any meeting of stockholders of the company held before May 31, 2002, they will vote in favor of the Syngistix Merger and the Syngistix Merger Agreement.

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                              THE SYNGISTIX MERGER

BACKGROUND AND RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS

     On January 24, 2002, the special committee unanimously determined that the Syngistix Merger and the Syngistix Merger Agreement are fair to and in the best interests of our shareholders and recommended that our board of directors approve the Syngistix Merger and the Syngistix Merger Agreement and that our shareholders approve the Syngistix Merger and the Syngistix Merger Agreement.

     On January 25, 2002, (i) our board of directors, with the Principal Shareholders abstaining, and (ii) our full board of directors, including the Principal Shareholders, unanimously determined that the Syngistix Merger and the Syngistix Merger agreement are fair to and in the best interests of our shareholders and recommend that our shareholders approve the Syngistix Merger Agreement and the Syngistix Merger.

ECOMETRY'S REASONS FOR THE SYNGISTIX MERGER

     In reaching its determination to approve the Syngistix Merger and the Syngistix Merger Agreement, the special committee relied on its knowledge of our business, information provided by our officers, as well as the advice of its financial and legal advisors. In reaching its decision, the special committee considered a number of factors, including the following, each of which in the view of the special committee supported such determination and the special committee's and the board's adoption of the conclusion and analysis of Adams, Harkness & Hill contained in its fairness opinion delivered in connection with the SG Merger;


     - that the merger consideration offered in the Syngistix Merger of $2.90 per share of our common stock is approximately 7.4% greater than the merger consideration in the SG Merger;


     - that we have entered into the SG Amendment, which provides that our entering into the Syngistix Merger Agreement does not constitute a breach of the SG Merger Agreement and does not give SG the right to terminate the SG Merger Agreement or to collect the termination fee provided for in the SG Merger Agreement (except in the event that the Syngistix Merger is completed) (other than SG's reasonable and documented expenses), and allows us to complete the SG Merger if the Syngistix Merger is not completed;

     - the financial presentation of Adams, Harkness & Hill, including its opinion, delivered on October 24, 2001 and attached as Annex C, that the merger consideration of $2.70 per share of our common stock under the SG Merger Agreement to be received by our shareholders pursuant to the SG Merger Agreement is fair, from a financial point of view, to holders of common stock;

     - that Syngistix has received a commitment letter from Core Technology Fund IV, LLC and The Roser Partnership III, SBIC LP for a $10 million financing;

     - the economic and market conditions affecting us and our industry as a whole, including but not limited to, the drastic decline of the technology sector during the last year, the outmoded software used by the company in comparison to new products offered in the technology sector, the overall decline in the economy and the extreme impact the events of September 11, 2001 have had on the economy, all of which has lead to a decrease in sales to our customers, including, but not limited to, those customers dependent on e-commerce sales;

     - for the quarter ended December 31, 2001, new customer sales decreased by 28% and existing customer sales decreased by 62%. For the twelve months ended December 31, 2001 new customer sales decreased by 55% and existing customer sales decreased by 69% and, due to the overall decline in the economy in general and the technology sector in particular, the likelihood of improved results in the future was uncertain;

     - the lack of equity research coverage for our common stock resulting from the discontinuance of research coverage in June 2000 by the two investment firms who served as underwriters of our initial public offering: Deutsche Banc Alex. Brown and WitSoundView and by a third firm, Red Chip Review, in May 2001, which makes it difficult to attract new investment interest in us;
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     - that the last trading day before public announcement of the SG Merger, the per share closing price of our common stock was $1.50 per share, and that at that time our common stock trading price had not closed at or above $2.90 since February 9, 2001 and taking into account the current market conditions since the events of September 11, 2001, it did not appear likely that our common stock would approach a higher level of trading prices in the foreseeable future;

     - based on the per share closing price of $1.50 on October 25, 2001, the last trading day before the public announcement of the signing of the SG Merger Agreement, the consideration to be paid to the holders of common stock in the Syngistix Merger represents an approximate premium of 93% over the trading price of the shares;

     - the significant costs of remaining a public company, including the legal, accounting and transfer agent fees and expenses and printing costs necessary to satisfy the reporting obligations of the Securities Exchange Act of 1934 (which were approximately $350,000 in 2000), were becoming increasingly burdensome given the deterioration of our financial performance;


     - that Sharon Gardner, the company's former vice-president marketing and the daughter of one of the Principal Shareholders, contacted approximately 50 companies between March and June 2001 and Adams, Harkness & Hill contacted 17 software companies to solicit interest in a transaction with the company, but that as of the time we entered into the SG Merger Agreement, no third party had approached the company with an acceptable alternative transaction proposal;


     - the fact that since the announcement of the SG Merger proposal on October 25, 2001, besides Syngistix, only one other third party had expressed an interest in acquiring the company and that expression of interest had been withdrawn;

     - becoming a private company would allow us to focus on long-term strategic initiatives rather than the quarter-to-quarter results that Wall Street demands;

     - the sale of the entire company was preferable to the piecemeal sale of the company followed by a liquidating dividend because a single sale involved less transactional expenses and operating performance risk;

     - the immediate availability of liquidity for shareholders, particularly in light of the relatively low volume of trading in our common stock;

     - that cash and not stock or other noncash consideration will be paid to our shareholders in the Syngistix Merger, eliminating any uncertainties in valuing the Syngistix Merger consideration to be received by the company's shareholders;


     - the terms of the Syngistix Merger Agreement were reasonable in that they would not likely deter a third party from making a competing offer to acquire the company;


     - that the Syngistix Merger Agreement permits us to provide information and participate in negotiations with respect to unsolicited acquisition proposals if the board of directors determines, in consultation with its outside counsel and the special committee, that such action is necessary to act in a manner consistent with the fiduciary duties of the board of directors;

     The special committee and the board also considered a variety of risks and potentially negative factors concerning the Syngistix Merger, including:


     - that if the Syngistix Merger is not completed under circumstances further discussed in "The Syngistix Merger Agreement -- Termination of the Syngistix Merger Agreement," the company may be required to pay Syngistix a break-up fee equal to $1,800,000 or $400,000, depending upon the reasons why the Syngistix Merger was not completed, and that the existence of this break-up fee might reduce the amount a subsequent bidder would be willing to pay to acquire the company;


     - that some of the holders of our common stock may realize a loss on their investment in the shares of the company;

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

     - that, following the Syngistix Merger, our shareholders will cease to participate in any of our future earnings growth or benefit from any increase in the value of the company;


     - the fact that, while the merger consideration represents a premium to the recent trading prices of our stock, the stock market has not performed well, which may have contributed to the decline in the trading price of our common stock; and



     - the risk that the Syngistix Merger will not be completed, including because of Syngistix's inability to complete the $10 million financing it has obtained a commitment for, the exercise of termination rights under the Syngistix Merger Agreement or either party's failure to satisfy certain closing conditions.



     The foregoing discussion addresses the material information and factors considered by the special committee and the board of directors in their evaluation of the Syngistix Merger and the Syngistix Merger Agreement, including factors that support the Syngistix Merger as well as those that may weigh against it. In view of the variety of factors considered in reaching its determination, the special committee and the board of directors did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its recommendations. In addition, the individual members of the special committee and the board may have given different weight to different factors. The special committee did not view the fact that the $2.90 per share merger consideration in the Syngistix Merger is less than the $3.02 book value per share of our common stock as of December 31, 2001 to be of significance due to its belief that the book value is not indicative of what our shareholders would obtain in a liquidation because of the risks involved and the costs and uncertainties associated with liquidating, including severance payments, lease termination payments, litigation costs associated with the termination of accounts, the inability to collect accounts receivable and the time involved in a liquidation. In light of the current economic environment, the general problems that companies in our industry group are having in the marketplace, along with the continuing decline in the trading price of our common stock, the special committee did not believe that historical market prices of our common stock (which ranged from a high of $22.63 to a low of $1.26 per share), prices paid for shares repurchased by the company (which ranged from $3.9375 to $4.625) or liquidation value were indicative of the value of our common stock. Accordingly, the special committee did not consider relevant or material the historical market prices, prices paid by the company for shares repurchased by the company, our book value or our liquidation value in evaluating the fairness of the Syngistix Merger to our shareholders. Additionally, the special committee did not believe that a discounted cash flow analysis would be a reliable measure of the company's valuation because the company is expected to have negative cash flows through 2004, making a discounted cash flow analysis heavily reliant on projections for periods after 2004, which are inherently uncertain, and on the discount rate applied, which is subjective.


MERGER FINANCING -- THE SYNGISTIX MERGER

     The total amount of cash required to consummate the Syngistix Merger is estimated to be approximately $39 million. This includes approximately $36 million to be paid to our shareholders and option holders, $1,679,100 to be paid to SG as a termination fee pursuant to the SG Merger Agreement and approximately $1,000,000 for fees and expenses, including fees of Adams, Harkness & Hill, legal and accounting fees, printing and mailing costs, proxy solicitation fees and other expenses. Syngistix anticipates that it will obtain the proceeds required to pay the aggregate merger consideration and any fees and expenses associated with the Syngistix Merger from Ecometry's cash balances at the effective time of the Syngistix Merger and from the issuance of debt and/or equity securities.

     On January 25, 2002, Syngistix entered into a note financing commitment letter with two of its stockholders, Core Technology Fund IV, LLC and The Roser Partnership III, SBIC LP (the "Investors"). The Investors are both affiliates of members of Syngistix's Board of Directors. Pursuant to such commitment letter, the Investors have agreed, subject to certain terms and conditions set forth therein, to provide to Syngistix a loan or loans in the aggregate principal amount of $10 million (the "Debt Financing"). It is anticipated that Syngistix will seek other lenders and/or investors to purchase at least $10 million of debt and/or equity securities that would be issued by Syngistix in lieu of the Debt Financing ("Alternative

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Financing"). In the event that Syngistix is able to secure such Alternative
Financing, Syngistix anticipates that it will not borrow funds from the Investors pursuant to the Debt Financing.


     Core Technology Fund IV, LLC has committed to provide $8.4 million of this $10 million financing. The company has been advised by Core Technology Fund IV, LLC, that it is a private equity firm with committed capital of less than $30 million. Therefore, its commitment to Syngistix is large for a fund of its size. As a result, there can be no certainty that Syngistix will be able to complete its planned $10 million financing on the terms described herein.


     The obligation of the Investors to loan funds to Syngistix as described above is subject to the execution of definitive documentation on or prior to the sale and issuance of such debt, as well as certain customary conditions, including the following:

     - Syngistix shall have obtained all required approvals from its Board of Directors and stockholders to issue such debt and enter into the documents related thereto;

     - Subject to certain exceptions, Syngistix shall have obtained all consents and approvals necessary or appropriate to consummate the sale and issuance of such debt and the transactions related thereto;

     - The representations and warranties made by Syngistix in connection with the issuance of the debt shall be true and correct in all material respects;

     - No event of default shall have occurred under any note to be issued to the Investors or under the security agreement to be entered into by Syngistix in connection with the Debt Financing;

     - Syngistix shall have granted the Investors a perfected first priority security interest in all of Syngistix's assets;

     - Subject to certain exceptions, Syngistix shall have received a waiver of any applicable preemptive rights, rights of first refusal and similar rights in connection with the issuance of notes to the Investors;

     - The Syngistix Merger shall have closed and all conditions to the obligation of Syngistix to consummate the Syngistix Merger set forth in the Syngistix Merger Agreement shall have been fulfilled at or prior to such closing;

     - Syngistix shall have delivered to The Roser Partnership III, SBIC LP a letter relating to Syngistix's compliance with certain matters related to investments in Syngistix by a small business investment company;

     - Syngistix shall have delivered to the Investors customary certificates relating to its good standing and qualification to do business; and

     - Syngistix shall have delivered to the Investors customary closing certificates from its officers.

     The proceeds of the Debt Financing or the Alternative Financing will be used primarily to finance a portion of the Syngistix Merger and the related expenses, to finance working capital needs, and for general corporate purposes. In connection with the Debt Financing, Syngistix will issue a secured promissory note to each of the Investors and grant the Investors a perfected security interest in substantially all of its assets. The notes issuable pursuant to the terms of the Debt Financing shall become due and payable on May 31, 2005. As long as no event of default shall have occurred, the interest on such notes shall originally be 8% per annum and shall increase during the term of such notes up to a maximum rate of 18% per annum. Additionally, the Investors shall be entitled to a 3% origination fee.

     There is no assurance as to the cash balances that Ecometry will have on hand at the effective time of the Syngistix Merger. There also is no assurance that the definitive documentation with respect to the Debt Financing will be executed or, if executed, that Syngistix will be able to comply with all the conditions contained within the definitive documentation. If one or more of the Investors do not provide financing in the amounts described above, and no suitable replacement can be timely found, the financing condition contained in the Syngistix Merger Agreement will not be satisfied. Although Syngistix is in the process of attempting to secure alternative financing, no alternative financing arrangements or plans exist in the event the arrangements discussed above with respect to the Debt Financing are not implemented.

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     The Investors' commitment to provide funding pursuant to the commitment letter described above will terminate upon the earliest of (i) the termination of the Syngistix Merger Agreement, (ii) the closing of a transaction pursuant to which Syngistix shall have secured Alternative Financing, and (iii) May 31, 2002. If the Syngistix Merger is not consummated, all fees and expenses will be paid by the party incurring such fees and expenses. If the Syngistix Merger Agreement is terminated as a result of the withdrawal or adverse modification of the recommendation of the merger by our board of directors, the failure of our board of directors to recommend rejection of a third-party tender or exchange offer of 15% or more of our common stock, or the approval of a superior third-party acquisition proposal, we will pay Syngistix a termination fee of $1,800,000. If the Syngistix Merger Agreement is terminated because it is not approved by the holders of a majority of shares of our common stock, we will pay Syngistix a termination fee of $400,000. If the Syngistix Merger Agreement is terminated because Syngistix has failed to complete a financing prior to or simultaneously with the effective time and all conditions to Syngistix's obligation to close have been satisfied, Syngistix will pay us a termination fee of $400,000.

SELECTED FINANCIAL INFORMATION OF SYNGISTIX


     For the 10 months ended December 31, 2001 (the period that Syngistix has existed in its current form), Syngistix had revenue of approximately $5.5 million and a net loss of approximately $5.2 million. As of December 31, 2001, Syngistix had assets of approximately $2.4 million, including approximately $317,000 of cash, liabilities of approximately $4.5 million, including deferred revenue and excluding negative goodwill, and a cumulative stockholders deficit of approximately $3.3 million. Since Syngistix intends to use our cash on hand and the proceeds from its financing to fund the consideration payable under the Syngistix Merger Agreement, Syngistix and the company believe that additional financial information regarding Syngistix is not material to stockholders in evaluating the Syngistix Merger. Syngistix's financial statements have not been audited. In addition, no financial information is provided for Citrus since Citrus is a corporation newly formed for the purpose of the Syngistix Merger and has no operations to date other than those in connection with the Syngistix Merger.


INTERESTS OF CERTAIN PERSONS IN THE SYNGISTIX MERGER

     In considering the Syngistix Merger and the fairness of the consideration to be received in the Syngistix Merger, you should be aware that certain of our officers and directors have interests in the Syngistix Merger, which are described below and which may present them with certain actual or potential conflicts of interest.


     As of April 15, 2002, the directors and executive officers as a group beneficially owned 4,646,418 shares of our common stock on a fully diluted basis, or 36.4% of such shares, which includes 319,918 shares issuable upon the exercise of outstanding stock options that are or become exercisable within 60 days of such date. Our board was aware of these actual and potential conflicts of interest and considered them along with the other matters described under "Certain Beneficial Ownership of Shares," "The Syngistix Merger -- Background and Recommendation of the Special Committee and Board of Directors" and "The Syngistix Merger -- Ecometry's Reasons for the Syngistix Merger."


     The members of the special committee were each paid $20,000 for serving on the special committee. Pursuant to the Syngistix Merger Agreement, if the Syngistix Merger is completed, our directors will receive the merger consideration less the exercise price for each share of common stock subject to directors' stock options having an exercise price of less than $2.90 per share. Each director who serves on the special committee has 5,000 such options, exercisable at $1.75 per share. The only executive officers of our company owning options having an exercise price of less than $2.90 per share are Martin Weinbaum, who has options to purchase 7,876 shares of our common stock at $2.53 per share and Joy Crenshaw, who has options to purchase 2,222 shares of our common stock at $2.53 per share.

     We entered into retention agreements with John Marrah, our president and chief operating officer, and Martin Weinbaum, our vice president -- finance and chief financial officer, each dated as of November 8, 2001. The purpose of the retention agreements was to ensure that we would benefit from Mr. Marrah's and Mr. Weinbaum's knowledge and experience prior to and during the process of a potential strategic transaction involving our company (including the Syngistix Merger). The retention agreements award Mr. Marrah and

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

Mr. Weinbaum a one-time bonus equal to $250,000 and $75,000, respectively, if they are employed by us (or the surviving corporation) on the date on which we complete a strategic transaction or if they are involuntarily terminated, other than for cause, prior to the consummation of a strategic transaction.

     If the Syngistix Merger is completed, SG will receive a termination fee of $1,679,100 pursuant to the SG Merger Agreement. The Principal Shareholders are the only shareholders of SG.

     Pursuant to the SG Amendment, the Principal Shareholders have agreed with us to vote, or cause to be voted, all of their shares of common stock in favor of the Syngistix Merger Agreement and the Syngistix Merger.

     According to a Schedule 13D filed by Syngistix on February 5, 2002, Gary M. Jacobs, a member of the board of directors of Syngistix, beneficially owns 205,300 shares of our common stock or approximately 1.6% of such shares.

     Except as described herein, based on our records and on information provided to us by our directors, executive officers and subsidiaries, neither we nor any of our associates or subsidiaries nor, to the best of our knowledge, any of our directors or executive officers or any of our subsidiaries, nor any associates or affiliates of any of the foregoing, have effected any transactions involving shares of our common stock during the 60 days prior to the date hereof. Except as otherwise described herein, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers are a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Syngistix Merger with respect to any of our securities, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.


     If the Syngistix Merger is completed, at the effective time of the Syngistix Merger, all options to purchase our shares will automatically become vested. Each option with an exercise price per share less than $2.90 will be converted into the right to receive an amount equal to $2.90 in cash, less the applicable exercise price, for each share of common stock subject to such stock options. All options with an exercise price per share greater than $2.90 will be terminated.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SYNGISTIX MERGER

     The following discussion summarizes the material U.S. federal income tax consequences of the Syngistix Merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, Internal Revenue Service rulings and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address all aspects of federal income taxation that may be relevant to a holder of common stock in light of the shareholder's particular circumstances, nor does it discuss the special considerations applicable to those holders of common stock subject to special rules, such as shareholders who are not citizens or residents of the United States, shareholders whose functional currency is not the U.S. dollar, shareholders who are financial institutions or broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations or trusts, shareholders who acquired their common stock through the exercise of options or similar derivative securities or shareholders who hold their common stock as part of a straddle or conversion transaction. This discussion also does not address the federal income tax consequences to holders of options to acquire our common stock. This discussion assumes that holders of our common stock hold their shares as capital assets within the meaning of the Code. No party to the Syngistix Merger will seek a ruling from the Internal Revenue Service with respect to the federal income tax consequences discussed herein and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

     We intend this discussion to provide only a general summary of the material federal income tax consequences of the Syngistix Merger. We do not intend it to be a complete analysis or description of all potential federal income tax consequences of the Syngistix Merger. We also do not address foreign, state or local tax consequences of the Syngistix Merger. Accordingly, we strongly urge you to consult your own tax

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advisor to determine the U.S. federal, state, local or foreign income or other tax consequences resulting from the Syngistix Merger in light of your individual circumstances.

     The receipt of cash for shares of common stock pursuant to the Syngistix Merger will be a taxable transaction for United States federal income tax purposes. A shareholder who receives cash in exchange for shares pursuant to the Syngistix Merger will generally recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis for the shares surrendered for cash pursuant to the Syngistix Merger. Generally, such gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to the Syngistix Merger.

     Capital gains recognized by non-corporate taxpayers from the sale of common stock held for more than one year will generally be subject to U.S. federal income tax at a rate not to exceed 20%. Capital gains recognized by non-corporate taxpayers from the sale of common stock held for one year or less will be subject to tax at ordinary income tax rates. Capital gains recognized by a corporate taxpayer will be subject to tax at the tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of net capital losses against ordinary income, and unused losses may be carried forward to subsequent tax years.

     Certain non-corporate holders of shares of common stock will be subject to backup withholding at a rate of 30% on cash payments received pursuant to the merger unless the holder provides certain certifications required by the Internal Revenue Service. Backup withholding will not apply to a holder of shares of common stock who furnishes a taxpayer identification number, or TIN, and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter or who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding.

     For U.S. federal tax income tax purposes, the company should not recognize any gain or loss as a result of the Syngistix Merger. Certain tax attributes of the company, such as net operating losses, may be limited as a result of the Syngistix Merger.

FINANCIAL ADVISORS -- THE SYNGISTIX MERGER


     Pursuant to the terms of the Adams, Harkness & Hill engagement letter, Adams, Harkness & Hill was retained by the special committee to advise the special committee and render an opinion as to the fairness, from a financial point of view, to the shareholders of the company, of the consideration to be received by such stockholders in connection with the SG Merger. Because Adams, Harkness & Hill deemed the merger consideration of $2.70 to be paid pursuant to the SG Merger Agreement as fair to our shareholders from a financial point of view, based upon and subject to the various consideration set forth in its fairness opinion, the special committee did not request an additional fairness opinion regarding the $2.90 per share consideration to be paid pursuant to the Syngistix Merger Agreement. We note that the opinion was based on economic and market conditions and information regarding the company as of October 24, 2001 and that in its opinion Adams, Harkness & Hill indicated that subsequent developments may affect the conclusions expressed in the fairness opinion. However, the special committee believes that the factual information and assumptions relied upon by Adams, Harkness & Hill for purposes of its fairness opinion have not changed to any material extent since the date of its opinion and that reliance on its fairness opinion continues to be reasonable and appropriate. If Adams, Harkness & Hill were asked to render a fairness opinion concerning the $2.90 per share offered by Syngistix today based on current facts, Adams, Harkness & Hill might reach a different conclusion. See "Special Factors -- Opinion of Adams, Harkness & Hill" on pages 43-51.



     We do not, as a matter of course, make public projections as to future sales, earnings or other results. However, in connection with our possible sale to Syngistix, during January 2002 our management prepared and provided to Syngistix the projections set forth under "Special Factors -- Our Management's Forecasts" on page 54-56.


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                         THE SYNGISTIX MERGER AGREEMENT

     This section of the proxy statement describes material aspects of the Syngistix Merger, including material provisions of the Syngistix Merger Agreement. This description of the Syngistix Merger Agreement is not complete and is qualified by reference to the Syngistix Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference. You are urged to read the entire Syngistix Merger Agreement carefully.

THE SYNGISTIX MERGER

     The Syngistix Merger Agreement provides that, upon the terms and subject to the conditions in the Syngistix Merger Agreement, and in accordance with Florida law, Citrus will be merged with and into us. At that time, Citrus's corporate existence will cease and Ecometry Corporation, as the surviving corporation in accordance with Florida law, will continue as a privately-held corporation wholly-owned by Syngistix. The Syngistix Merger will become effective at the time the articles of merger are duly filed with the Department of State of the State of Florida. The Syngistix Merger is expected to occur as soon as practicable after all conditions to the Syngistix Merger have been satisfied or waived.

     Except as noted below, upon consummation of the Syngistix Merger, each issued and outstanding share of our common stock (other than shares owned by us, Syngistix or Citrus) will be converted automatically into the right to receive $2.90 per share. Each share of our common stock owned by us, Syngistix or Citrus will be cancelled and retired and cease to exist with no consideration deliverable in exchange for these shares. Upon consummation of the Syngistix Merger and conversion of your shares into the right to receive $2.90 per share, your shares of the company's common stock will cease to exist, our common stock will no longer be eligible for trading on the Nasdaq National Market, our common stock will no longer be registered under the Securities Exchange Act of 1934, as amended, we will no longer file reports with the Securities and Exchange Commission, and our shareholders will no longer be able to participate in the future earnings and growth of the company.

     The directors and officers of Citrus immediately prior to the effective time of the Syngistix Merger will be the initial directors and officers of the surviving corporation. The company's articles of incorporation and by-laws will be amended and restated in their entirety so that they will be the same as Citrus's articles of incorporation and by-laws (except that the name of the surviving corporation shall remain Ecometry Corporation). After the Syngistix Merger, any vacancy in the surviving corporation's board of directors or in any of the surviving corporation's offices may be filled in the manner provided by Florida law and the surviving corporation's articles of incorporation and by-laws.

STOCK OPTIONS

     At the effective time, all options to purchase our common stock will immediately become vested. Each option with an exercise price less than $2.90 will be converted into cash in the amount of the merger consideration per share minus the exercise price per share. All other options with an exercise price that is higher than $2.90 per share will terminate at the effective time.

CONVERSION OF COMMON STOCK

     Once the Syngistix Merger is complete, the following will occur:

     - each share of our common stock (other than those owned by us, Syngistix or Citrus), that was issued and outstanding immediately prior to the effective time, will automatically be converted into the right to receive $2.90 in cash, without interest;

     - each share of our common stock held by our shareholders, upon conversion into the right to receive the cash merger consideration, will no longer be outstanding and will automatically be cancelled and retired;

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     - each share of our common stock owned by us, Syngistix or Citrus will be cancelled and retired and will cease to exist and no consideration will be paid for it;

     - each holder of a certificate formally representing shares of our pre-merger company will cease to have any rights, except the right to receive the merger consideration;


     - you will not be entitled to dissenters' or appraisal rights under Florida law;


     - we will appoint a paying agent who will pay the merger consideration to you; and

     - we will send you a transmittal form and written instructions for exchanging your share certificates for the merger consideration. Do not send share certificates now.

REPRESENTATIONS AND WARRANTIES

     The Syngistix Merger Agreement contains certain representations and warranties that we made to Syngistix and Citrus. Generally, these representations and warranties are typical for transactions such as the Syngistix Merger and include representations and warranties relating to:

     - our corporate existence, good standing and authority;

     - our capitalization;

     - certain information about our subsidiary;

     - copies of our corporate documents;

     - our belief that entering into the Syngistix Merger Agreement and the Syngistix Merger will not violate our organizational documents, the law or certain agreements to which we are a party, or give any other person rights against us that such person would not otherwise have;

     - our having filed all required documents with the Securities and Exchange Commission and our representation that such documents comply with the law;

     - the accuracy of our financial statements;

     - the nature of litigation with which we are involved;

     - payment of our taxes;

     - the accuracy of our public filings with the Securities and Exchange Commission;

     - certain matters involving our compliance with ERISA, OSHA and environmental laws;

     - the manner in which we have conducted our business since December 31, 2000;

     - the absence of any brokers retained by us other than Adams, Harkness & Hill;

     - our real properties;

     - our material contracts and our compliance with our contractual obligations;

     - our intellectual property rights;

     - employee and labor matters;

     - our insurance;

     - our receivables;

     - the existence of any warranty claims; and

     - certain other technical and factual items relevant to the Syngistix
       Merger.

     Many of the representations and warranties that we make in the Syngistix Merger Agreement are qualified by a materiality standard. This standard requires the representations and warranties to which it

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applies to be true except in the cases where their failure to be true would not have a "material adverse effect" on us and our subsidiary as a whole. The Syngistix Merger Agreement defines a material adverse effect generally as any change or effect that itself or with a combination of changes or effects would be materially adverse to our business, operations, assets, liabilities, financial condition or results of operations or a material impairment on our ability to perform any of our obligations under the Syngistix Merger Agreement or to effect the Syngistix Merger.

     The Syngistix Merger Agreement also contains representations and warranties that Syngistix made to us. These relate to:

     - Syngistix's and Citrus's corporate existence, good standing and authority;

     - Syngistix's and Citrus's capitalization;

     - Syngistix's and Citrus's authority to execute the Syngistix Merger Agreement;

     - Syngistix's and Citrus's belief that entering into the Syngistix Merger Agreement and the Syngistix Merger will not violate its organizational documents, the law or certain agreements to which it is a party, or give any other person rights against it that such person would not otherwise have;

     - the accuracy of the information Syngistix or Citrus provided to us, including its financial statements;

     - the absence of any brokers retained by Syngistix or Citrus;

     - the absence of any litigation pending or threatened against Syngistix or Citrus; and

     - Syngistix's financing commitments and the sufficiency of such, together with our capital assets and resources, to operate the surviving corporation following the Syngistix Merger in the ordinary course of business.

COVENANTS

     We have made certain agreements with Syngistix and Citrus in the Syngistix Merger Agreement relating to actions that we will or will not take between the date on which we signed the Syngistix Merger Agreement and the effective time of the Syngistix Merger (subject to certain limited exceptions set forth in the Syngistix Merger Agreement). These agreements are customary in transactions such as the Syngistix Merger. The agreements that we have made include but are not limited to:

     - we will not take certain extraordinary actions relating to our company or our business or which are inconsistent with actions that we take in the ordinary course of business without Syngistix's consent;

     - we are required to take certain actions with respect to the preparation of this proxy statement in connection with the Syngistix Merger and in preparation for the special meeting;


     - we are not permitted to solicit or facilitate other acquisition proposals, however we are permitted to negotiate with other parties presenting unsolicited offers to acquire us if our board of directors believes such action complies with its fiduciary duties.


     - we have agreed to notify Syngistix if our board of directors receives a third party acquisition proposal for which we have furnished confidential information or otherwise commenced negotiations;


     - in the event that we intend to enter into an agreement with respect to a third party acquisition proposal that is superior to the Syngistix merger proposal, we have agreed to notify Syngistix of such intention and the identity of the third party and, if such proposal would provide for a per share consideration for our common stock of less than $3.20, the material terms of the superior proposal, at least 24 hours prior to entering into any such agreement;


     - allowing representatives of Syngistix to inspect our corporate records;
       and

     - committing us to use our reasonable best efforts to consummate the Syngistix Merger.

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

     Syngistix and Citrus have made certain agreements with us in the Syngistix Merger Agreement relating to actions that they will or will not take between the date on which we signed the Syngistix Merger Agreement and the effective time of the Syngistix Merger. The agreements that they have made include:

     - Syngistix and Citrus are required to take certain actions with respect to the preparation of this proxy statement;


     - Syngistix is required to vote the shares of our common stock held by them in favor of the adoption and approval of the Syngistix Merger Agreement and the Syngistix Merger; and


     - committing Syngistix and Citrus to use their reasonable best efforts to consummate the Syngistix Merger.

LITIGATION

     We and Syngistix have agreed to participate jointly in the defense of any shareholder litigation against us, Syngistix or Citrus, as applicable, relating to the transactions contemplated by the Syngistix Merger Agreement.

PUBLICITY; COMMUNICATIONS

     We, Syngistix and Citrus have agreed not to issue, without the approval of the other parties, any press release or other public announcement with respect to the Syngistix Merger Agreement or the Syngistix Merger, except as and to the extent that it is required by applicable law. We, Syngistix and Citrus have also agreed to consult with each other before issuing any press release or making any public announcement with respect to the Syngistix Merger Agreement and the Syngistix Merger.

CONDITIONS TO THE SYNGISTIX MERGER


     The consummation of the Syngistix Merger is subject to certain conditions contained in the Syngistix Merger Agreement which if not waived must have occurred or be true. If those conditions have not occurred or are not true either Syngistix, Citrus and we, or either Syngistix, Citrus or we, are not obligated to effect the Syngistix Merger. If we waive any of the conditions to the Syngistix Merger, we will not re-solicit proxies.


 Conditions to Our, Syngistix's and Citrus's Obligation to Consummate the Syngistix Merger:

     - no injunction or other order, decree, statute, rule or regulation of any governmental authority can be in effect which prevents the consummation of the Syngistix Merger or materially changes the terms of the Syngistix Merger Agreement;

     - the parties must have obtained all material consents, authorizations, orders or approvals of, and made all material filings or registrations with, governmental regulatory authorities necessary for the execution, delivery and performance of the Syngistix Merger Agreement (except for the filing of the articles of merger or documents that must be filed after the effective time); and

     - the consummation of the Syngistix Merger cannot violate any applicable law.

 Conditions to Our Obligation to Consummate the Syngistix Merger:

     - shareholders who hold a majority of shares of our common stock must have voted to approve the Syngistix Merger Agreement and the Syngistix Merger;

     - Syngistix's representations and warranties must be true and correct with only such exceptions as would not have a material adverse effect on Syngistix's ability to perform its obligations under the Syngistix Merger Agreement and Syngistix and Citrus must have performed all of their obligations that must be performed before the effective time;

     - from the date of the Syngistix Merger Agreement through the effective time, Syngistix and Citrus must not have experienced any event that has had, or is reasonably likely to have, a material adverse
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

       effect on Syngistix's or Citrus's ability to perform their obligations under the Syngistix Merger Agreement;

     - Syngistix must have completed its financing prior to or simultaneously with the effective time; and

     - Syngistix and Citrus must deliver certain other documents and certificates.

 Conditions to Syngistix's and Citrus's Obligation to Consummate the Syngistix
 Merger:

     - shareholders who hold a majority of shares of our common stock must have voted to approve the Syngistix Merger Agreement and the Syngistix Merger;


     - there must not be pending or threatened by any governmental entity any suit, action or proceeding that would restrain or prohibit the Syngistix Merger and related transactions or place certain limitations on us, Syngistix or Citrus;



     - there must not be pending or threatened by any non-governmental person any suit, action or proceeding that is reasonably likely to impose injunctive relief or monetary damages that would have a material adverse effect on us;


     - our representations and warranties must be true and correct with only such exceptions as would not have a material adverse effect and we must have performed all our obligations that must be performed before the effective time;

     - we must have obtained all consents and approvals required pursuant to certain of our customer and vendor contracts in connection with the Syngistix Merger Agreement and the Syngistix Merger;

     - from the date of the Syngistix Merger Agreement through the effective time, we must not have experienced any event or series of events that has had, or is reasonably likely to have, a material adverse effect on us;

     - all of our directors must have resigned as of the effective time and certain of our officers shall have resigned as an officer (but not as an employee) as of the effective time;

     - we must have at least an aggregate of $32 million in cash, cash equivalents and marketable securities immediately prior to the effective time, minus any transaction fees and expenses incurred by the company in connection with the Syngistix Merger or SG Merger and any amounts to be paid as termination fees under the SG Merger Agreement; and

     - we must deliver certain other documents and certificates.

TERMINATION

     The Syngistix Merger Agreement may be terminated at any time prior to the effective time of the Syngistix Merger, whether before or after you approve the Syngistix Merger Agreement and the Syngistix Merger, in any of the following ways:

     - by our and Syngistix's mutual consent;

     - by either Syngistix or us (upon the recommendation of the special committee) if:

      -- the Syngistix Merger has not been consummated by May 31, 2002, and the delay is not a result of a breach of the Syngistix Merger Agreement by the party seeking such termination;

      -- the Syngistix Merger Agreement and the Syngistix Merger is not approved by the holders of a majority of our common stock;

      -- a court or a governmental authority has issued an order, decree or ruling either permanently restraining, enjoining or otherwise prohibiting the Syngistix Merger or any related transaction or altering the terms of the Syngistix Merger in any significant respect.

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

     - by us, prior to approval of our shareholders, if:

      -- Syngistix breaches any of its representations, warranties, covenants or agreements and such breach is not or cannot be cured within 20 days and has or is likely to have a material adverse effect on Syngistix's or Citrus's ability to perform its obligations under the Syngistix Merger Agreement;

      -- our board of directors, acting upon the recommendation of the special committee, withdraws, modifies or amends its approval or recommendation of the Syngistix Merger Agreement and related transactions (or publicly announces that it will do so); or

      -- our board of directors, acting upon the recommendation of the special committee, approves an acquisition proposal from a third party that is superior to Citrus's proposal described in this proxy statement, but only if we have first notified Syngistix.

     - by us, prior to the effective time if:

      -- Syngistix has not completed a financing prior to or simultaneously with the effective time or fulfilled its obligations pursuant to the Syngistix Merger Agreement.

     - by Syngistix if:

      -- we breach any of our representations, warranties, covenants or agreements and such breach is not or cannot be cured within 20 days and such breach has or is reasonably likely to have a material adverse effect on us or our ability to perform our obligations under the Syngistix Merger Agreement;

      -- our board of directors withdraws, modifies or amends in any respect adverse to Syngistix or Citrus its recommendation of the Syngistix Merger Agreement and related transactions (or resolves to do so);

      -- our board of directors approves, recommends or enters into an agreement with respect to or consummates a superior acquisition proposal (or resolves to do so); or

      -- a third party commences a tender or exchange offer for 15% or more of our common stock and our board of directors has not recommended that you reject such tender or exchange offer.

EFFECT OF TERMINATION

     If the Syngistix Merger Agreement terminates, each party's obligations to the other terminate, except for Syngistix's confidentiality obligations, our agreement that Syngistix and we will participate jointly in the defense of any shareholder litigation against Syngistix, Citrus or us relating to the Syngistix Merger Agreement and related transactions, our obligation to pay Syngistix a termination fee in the event the Syngistix Merger Agreement is terminated because of certain actions taken by our board in connection with a third party acquisition proposal or because the Syngistix Merger outlined in this proxy was not approved by the holders of a majority of shares of our common stock and Syngistix's obligation to pay us a termination fee in the event the Syngistix Merger Agreement is terminated because Syngistix has not completed its financing.

EXPENSES; TERMINATION FEE

     Each of Syngistix and we will pay our own fees and expenses in connection with the Syngistix Merger and related transactions. We have, however, agreed to pay Syngistix a termination fee of $1,800,000 if the Syngistix Merger Agreement is terminated as a result of any of the following:

     - our board of directors withdraws, modifies or amends in any respect adverse to Syngistix or Citrus its recommendation of the Syngistix Merger Agreement and related transactions (or resolves or publicly announces its intent to do so);

     - our board of directors approves, recommends or enters into an agreement with respect to or consummates a superior acquisition proposal (or resolves to do so); or

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

     - a third party commences a tender or exchange offer for 15% or more of our common stock and our board of directors has not recommended that you reject such tender or exchange offer.

     We have agreed to pay Syngistix a termination fee of $400,000 if the Syngistix Merger Agreement is not approved by the holders of a majority of shares our common stock.

     Syngistix has agreed to pay us a termination fee of $400,000 if we terminate the Syngistix Merger Agreement because Syngistix has failed to complete a financing involving the sale of equity and/or indebtedness for an aggregate of $10 million prior to or simultaneously with the effective time and all conditions to Syngistix's obligations to close have been satisfied.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     Syngistix shall, to the fullest extent permitted by law, cause the surviving corporation to honor all of our obligations to indemnify individuals who were directors and officers of our corporation prior to the Syngistix Merger, with respect to acts and omissions occurring prior to the closing, following the closing of the Syngistix Merger until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. For a period of six years following the closing of the Syngistix Merger and subject to the terms and conditions described in the Syngistix Merger Agreement, the surviving corporation will maintain in effect a policy of directors' and officers' liability insurance on the same terms as our existing policy for the benefit of our directors and officers for acts and omissions occurring prior to the closing.

AMENDMENT

     The Syngistix Merger may be amended by Syngistix, Citrus and us, in writing, at any time before or after you have approved the Syngistix Merger Agreement and the Syngistix Merger, except that after you approve the Syngistix Merger Agreement and the Syngistix Merger, we cannot amend the Syngistix Merger Agreement if the proposed amendment would require your further approval under Florida law.

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED


     We are furnishing this proxy statement in connection with a special meeting of our shareholders to be held on May 22, 2002 at 10:00 a.m. local time at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, to allow our shareholders to consider and vote on two separate proposals to approve the Syngistix Merger and Syngistix Merger Agreement and the SG Merger and the SG Merger Agreement. A copy of the Syngistix Merger Agreement is attached to this proxy statement as Annex A and a copy of the SG Merger Agreement is attached to this proxy statement as Annex B. If the Syngistix Merger Agreement is approved by our shareholders and the other conditions to the Syngistix Merger are satisfied or waived, Citrus will be merged with and into us and all shares currently held by our shareholders will be converted into the right to receive $2.90 in cash, without interest. If the conditions to the Syngistix Merger Agreement are not satisfied or waived and the SG Merger and SG Merger Agreement is approved by our shareholders and the other conditions to the SG Merger are satisfied or waived, SG will merge with and into us and all shares currently held by our shareholders (other than the Principal Shareholders and SG) will be converted into the right to receive $2.70 in cash, without interest. The SG Merger will only occur if the conditions to close the Syngistix Merger do not occur and the Syngistix Merger Agreement is terminated.


     OUR SHAREHOLDERS MAY VOTE TO APPROVE BOTH THE SYNGISTIX MERGER AND THE SG MERGER, ONLY ONE OF THEM, OR NEITHER OF THEM. IF THE CLOSING CONDITIONS TO THE SYNGISTIX MERGER (INCLUDING THE APPROVAL OF OUR SHAREHOLDERS) ARE SATISFIED OR WAIVED, THE SYNGISTIX MERGER WILL OCCUR AND THE SG MERGER WILL NOT OCCUR. IF THE CLOSING CONDITIONS TO THE SYNGISTIX MERGER ARE NOT SATISFIED OR WAIVED AND THE SYNGISTIX MERGER DOES NOT OCCUR AND THE CLOSING CONDITIONS TO THE SG MERGER ARE SATISFIED OR WAIVED, THE SG MERGER WILL OCCUR.

     We are also soliciting proxies to grant discretionary authority to vote in favor of adjournment or postponement of the special meeting and such other matters as may properly come before the special meeting or any adjournment of the special meeting. We do not expect a vote to be taken on any other matters at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment. If the special committee believes that it is in the best interest of the shareholders to waive certain conditions to either the Syngistix Merger Agreement or the SG Merger Agreement, such conditions will be waived. We will not re-solicit proxies if any of the conditions are waived.

     Representatives of our independent auditors are not expected to be present at the special meeting.

     THE SPECIAL COMMITTEE, THE BOARD, WITH MESSRS. SMITH AND GARDNER ABSTAINING, AND THE FULL BOARD UNANIMOUSLY, HAVE ADOPTED AND APPROVED THE SYNGISTIX MERGER AGREEMENT AND THE SYNGISTIX MERGER AND RECOMMEND A VOTE FOR APPROVAL OF THE SYNGISTIX MERGER AGREEMENT AND THE SYNGISTIX MERGER.

     THE SPECIAL COMMITTEE, THE BOARD, WITH MESSRS. SMITH AND GARDNER ABSTAINING, AND THE FULL BOARD UNANIMOUSLY, HAVE ADOPTED AND APPROVED THE SG MERGER AGREEMENT AND THE SG MERGER AND RECOMMEND A VOTE FOR APPROVAL OF THE SG MERGER AGREEMENT AND THE SG MERGER.

REQUIRED VOTES

     The affirmative vote of at least a majority of the outstanding shares entitled to vote thereon (including shares held by SG (if any) and the Principal Shareholders) is required to approve the Syngistix Merger Agreement and the Syngistix Merger and the SG Merger Agreement and SG Merger. In addition, it is a condition to our obligation to consummate the SG Merger that the holders of a majority of our outstanding shares of common stock other than the Principal Shareholders and SG and their affiliates vote to approve the SG Merger Agreement. We may waive this condition.

     As of April 5, 2002, the Principal Shareholders were the beneficial owners of approximately 35% of the outstanding shares of our common stock, of which all shares are eligible to vote at the special meeting. The Principal Shareholders have agreed to vote these shares in favor of the approval of the Syngistix Merger and the Syngistix Merger Agreement and the SG Merger and the SG Merger Agreement.



     As of April 5, 2002, our directors and executive officers other than the Principal Shareholders beneficially owned less than 1% of our outstanding common stock, excluding options to purchase common stock. All of our directors and executive officers who own common stock have indicated that they intend to vote to approve the Syngistix Merger Agreement and the Syngistix Merger and the SG Merger Agreement and the SG Merger.


VOTING AND REVOCATION OF PROXIES

     Shares that are entitled to vote and are represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions, shares represented by the proxy will be voted for the proposals to approve the Syngistix Merger Agreement and the Syngistix Merger and the SG Merger Agreement and the SG Merger and you will be deemed to have granted discretionary authority to vote in favor of adjournment or postponement of the special meeting. The board is not currently aware of any business to be acted upon at the special meeting other than as described in this proxy statement.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by the proxy are voted at the special meeting by:

     - attending and voting in person at the special meeting,

     - giving notice of revocation of the proxy at the special meeting, or

     - delivering to our secretary a written notice of revocation or a duly executed proxy relating to the same shares and matters to be considered at the special meeting bearing a date later than the proxy previously executed.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM; VOTING AT THE SPECIAL MEETING


     Only holders of shares on the record date will be entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, there were outstanding and entitled to vote 12,422,474 shares. Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting. The presence, in person or by proxy, at the special meeting of the holders of at least a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business.


     Abstentions will be counted as present for the purpose of determining whether a quorum is present but will not be counted as votes cast in favor of either merger. Abstentions, therefore, will have the same effect as a vote against both mergers.

     Brokerage firms who hold shares in "street name" for customers will not have the authority to vote those shares with respect to the mergers if such firms have not received voting instructions from a beneficial owner. The failure of a broker to vote shares in the absence of instructions (a "broker non-vote") will not be counted as present for the purpose of determining whether a quorum is present and will not be counted as votes cast in favor of either merger. Broker non-votes, therefore, will have the same effect as a vote against both mergers.

ADJOURNMENTS

     Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made without notice (other than by the announcement made at the special meeting) by approval of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. We are soliciting proxies to grant discretionary authority to vote in favor of adjournment of the special meeting. In particular, discretionary authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes to approve and adopt the Syngistix Merger Agreement and the Syngistix Merger and the SG Merger Agreement and the SG Merger. The board of directors unanimously recommends that you vote in favor of the proposal to grant discretionary authority to adjourn the meeting.

APPRAISAL RIGHTS

     Pursuant to the Florida Business Corporation Act, because our shares are listed on the Nasdaq National Market, shareholders do not have appraisal rights whether they vote for or against the mergers.

SOLICITATION OF PROXIES

     We will bear the cost of soliciting proxies from shareholders. In addition to soliciting proxies by mail, our officers and directors and employees, without receiving additional compensation, may solicit proxies by telephone, facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them. We have retained D.F. King & Co., Inc., at an estimated cost of approximately $10,000, plus reimbursement of expenses, to assist us in the solicitation of proxies.

                   CERTAIN INFORMATION CONCERNING OUR COMPANY

SELECTED HISTORICAL FINANCIAL DATA


     We are providing the following historical financial information to aid you in your analysis of the financial aspects of both the Syngistix Merger and the SG Merger.



     The following selected financial data is only a summary and should be read with our financial statements and the notes to those statements and our "management's discussion and analysis of financial condition and results of operations" contained in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2001, attached as Annex D, to this proxy statement and incorporated by reference herein. The statement of operations data for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 and the balance sheet data at December 31, 2001, 2000, 1999, 1998 and 1997, are derived from our financial statements which have been audited by our independent auditors, KPMG, LLP. KPMG has not opined or consented to the pro forma data. Please note that historical results are not necessarily indicative of the results to be expected in the future. See Annex D hereto.


                                                  YEAR ENDED DECEMBER 31,
                                      ------------------------------------------------
                                        2001      2000      1999      1998      1997
                                      --------   -------   -------   -------   -------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue.............................    26,265    45,616    46,598    33,702    18,652
Cost of sales and services..........    14,964    25,301    22,544    17,780    11,889
                                      --------   -------   -------   -------   -------
Gross Profit........................    11,301    20,315    24,054    15,922     6,763
Operating expenses..................    21,571    23,823    17,067    11,222     8,060
                                      --------   -------   -------   -------   -------
(Loss) income from operations.......   (10,270)   (3,508)    6,987     4,700    (1,297)
Other (expense) income, net.........     1,107     2,299     1,584    (1,698)   (2,071)
                                      --------   -------   -------   -------   -------
(Loss) Income before provision for
  income taxes......................    (9,163)   (1,209)    8,571     3,002    (3,368)
Income Tax benefit (expense)........     1,651      (375)   (3,048)       --        --
                                      --------   -------   -------   -------   -------
Net (loss) income...................  $ (7,512)  $(1,584)  $ 5,523   $ 3,002   $(3,368)
                                      ========   =======   =======   =======   =======
Net (loss) income per share:
  Basic.............................  $  (0.61)  $ (0.13)  $  0.48   $  0.57   $ (0.64)
                                      ========   =======   =======   =======   =======
  Diluted...........................  $  (0.61)  $ (0.13)  $  0.44   $  0.50   $ (0.64)
                                      ========   =======   =======   =======   =======
Weighted average shares used in
  calculating net income per share:
  Basic.............................    12,395    12,372    11,622     5,263     5,263
                                      ========   =======   =======   =======   =======
  Diluted...........................    12,395    12,372    12,426     8,131     5,263
                                      ========   =======   =======   =======   =======
PRO FORMA DATA (UNAUDITED):
  Income (loss before income tax
     expense benefit................                       $ 8,571     3,003    (3,368)
Pro forma income tax (expense)
  benefit(2)........................                        (3,378)   (1,215)      948
                                                           -------   -------   -------
Pro forma net income (loss)(2)......                       $ 5,193   $ 1,788   $(2,420)
BALANCE SHEET DATA:
  Cash and cash equivalents.........  $ 35,755   $36,827   $39,246   $ 1,577   $   169

---------------

(1) The fair value of the conversion features of the Convertible Debentures was determined to be $3.5 million based on the difference between the stated interest rates and the estimated market rate of such Convertible Debentures on the date of issuance. The amount is included in additional paid-in capital in the accompanying consolidated balance sheet, with the resulting original issue discount on the convertible debt being amortized from the date of issuance (December 19, 1994) to the date the security first became convertible (June 30, 1997). This interest expense is a non-cash item.

(2) Prior to completing our initial public offering of common stock and as a result of our election to be treated as an S Corporation before that time for income tax purposes, we were not subject to federal or certain state income taxes. Upon our voluntary revocation of our S Corporation status effective January 1, 1999, we became subject to federal and certain state income taxes at applicable rates for a C Corporation. The unaudited pro forma income tax (expense) benefit presented in the consolidated statements of operations represents the estimated taxes that would have been recorded had we been a C Corporation for income tax purposes for each of the periods presented.

PRICE RANGE OF SHARES; DIVIDENDS; AND STOCK REPURCHASES

     In February 1999, we completed an initial public offering of 4,410,000 shares of common stock at $12.00 per share. Our aggregate net proceeds from the initial public offering, after deducting underwriting discounts and commissions and other expenses, were approximately $44 million.


     Our common stock began trading on the Nasdaq National Market under the symbol "SGAI" on January 29, 1999. On December 4, 2000, we changed our name from Smith-Gardner & Associates, Inc. to Ecometry Corporation and continued trading on the Nasdaq National Market under the new symbol of "ECOM". Market price information is not available prior to January 1999. The following table sets forth the range of high and low bid prices for our common stock for the period from January 2000 through April 18, 2002 as reported by the Nasdaq National Market. The quotes represent "Inter-dealer" prices without retail markups, markdowns or commissions and may not necessarily represent actual transactions.



                                                               HIGH       LOW
                                                              -------   -------
Year Ended December 31, 2000
  First Quarter.............................................  $23.375   $15.875
  Second Quarter............................................  $18.000   $ 3.688
  Third Quarter.............................................  $ 5.938   $ 2.750
  Fourth Quarter............................................  $ 4.047   $ 1.375
Year Ended December 31, 2001
  First Quarter.............................................  $ 3.750   $ 1.531
  Second Quarter............................................  $ 2.040   $ 1.188
  Third Quarter.............................................  $ 1.790   $ 1.200
  Fourth Quarter............................................  $ 2.640   $ 1.300
Year Ended December 31, 2002
  First Quarter.............................................  $ 3.100   $ 2.620
  Second Quarter (through April 18, 2002)...................  $ 2.830   $ 2.770



     On April 5, 2002, we had issued and outstanding 12,422,474 shares of common stock. On such date, there were 57 holders of record of our common stock. Such number includes shareholders of record who hold stock for the benefit of others. On October 25, 2001, the trading day immediately prior to the announcement of the SG Merger Agreement, the last reported sales price per share as reported on Nasdaq National Market was $1.50. On January 25, 2002, the trading day immediately prior to the announcement of the Syngistix Merger, the last reported sales prices per share of our common stock on the Nasdaq National Market was $2.66. On April 18, 2002, the last reported sales price per share of our common stock on the Nasdaq National Market was $2.81.

     The payment of dividends is within the discretion of the board of directors. We have not declared or paid cash dividends on our common stock since our initial public offering. It is the present intention of the board of directors to retain all future earnings for use in our business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

     On August 19, 2000, Allan J. Gardner, one of the Principal Shareholders, purchased 25,000 shares of our common stock in the open market at a price of $4.639 per share.

OPTIONS HELD BY EXECUTIVE OFFICERS, DIRECTORS AND AFFILIATES

                                                                CASH PAYMENT
                                                                  ASSUMING      CASH PAYMENT
                                                                COMPLETION OF     ASSUMING
                                         SHARES      EXERCISE     SYNGISTIX     COMPLETION OF
NAME                                     COVERED      PRICE        MERGER         SG MERGER
----                                     -------     --------   -------------   -------------
Wilburn W. Smith(1)....................   42,500      $17.35       $    0          $    0
Allan J. Gardner(1)....................   42,500      $17.35       $    0          $    0
James J. Felcyn, Jr.(2)................    5,000      $15.78       $    0          $    0
                                           5,000(3)   $ 1.75       $5,750          $4,750
                                          15,000      $13.13       $    0          $    0
Robert Kneip(2)........................   15,000      $ 9.31       $    0          $    0
                                           5,000(3)   $ 1.75       $5,750          $4,750
Francis H. Zenie(2)....................   15,000      $12.00       $    0          $    0
                                           5,000      $15.78       $    0          $    0
                                           5,000(3)   $ 1.75       $5,750          $4,750
Joy Crenshaw...........................    2,222(4)   $ 2.53       $  822          $  378
                                           6,205      $12.00       $    0          $    0
                                          50,000      $ 4.53       $    0          $    0
John Marrah............................  200,000      $ 8.69       $    0          $    0
                                          50,000      $ 5.38       $    0          $    0
Martin Weinbaum........................    7,876(5)   $ 2.53       $2,914          $1,339
                                          72,453      $12.00       $    0          $    0
                                          70,000      $15.78       $    0          $    0
                                          40,000      $ 4.38       $    0          $    0

---------------

(1) Principal Shareholder

(2) Special committee member

(3) 3,750 of these options will vest upon completion of either merger, resulting in the receipt of $4,312.50 if the Syngistix Merger is completed or $3,562.50 if the SG Merger is completed.

(4) Three of these options will vest upon completion of either merger, resulting in the receipt of $1.11 if the Syngistix Merger is completed or $.51 if the SG Merger is completed.

(5) Six of these options will vest upon completion of either merger, resulting in the receipt of $2.22 if the Syngistix Merger is completed or $1.02 if the SG Merger is completed.

     All of the above listed outstanding options will be fully vested immediately prior to the effective time of the Syngistix Merger or the SG Merger.

                     CERTAIN BENEFICIAL OWNERSHIP OF SHARES


     The following table sets forth certain information as of April 15, 2002 regarding the beneficial ownership of common stock by (i) each shareholder known to us to beneficially own more than five percent (5%) of the outstanding shares of common stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table of our annual proxy statement; and (iv) all directors and executive officers as a group. The percentage of beneficial ownership for each person or entity in the table is based on 12,422,474 shares of common stock outstanding as of April 15, 2002, including for each person or entity any shares of common stock which may be acquired by such person or entity within 60 days upon exercise of outstanding options, warrants or other rights to acquire shares of common stock. Unless otherwise indicated, the address of each of the individuals listed below is 1615 South Congress Avenue, Delray Beach, Florida 33445-6368.



                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER         PERCENT
------------------------------------                          ----------       --------
Allan J. Gardner(1).........................................  2,196,250(2)       17.6%
Wilburn W. Smith(1).........................................  2,171,250(2)       17.4%
John Marrah(3)..............................................    114,000             *
Martin Weinbaum(4)..........................................    107,263             *
Joy Crenshaw(5).............................................     18,905             *
James J. Felcyn, Jr.(6).....................................     15,000             *
Francis H. Zenie(7).........................................     15,000             *
Robert C. Kneip(8)..........................................      8,750             *
Bear, Stearns(9)............................................    762,450           6.1%
Syngistix, Inc.(10).........................................  4,367,500          35.0%
All directors and executive officers as a group (8
  persons)(11)..............................................  4,646,418          36.4%


---------------

  *  Less than 1% of outstanding shares.

 (1) Includes 21,250 shares of common stock subject to options exercisable within 60 days.

 (2) Expected to be contributed to SG prior to the SG Merger, if applicable.

 (3) Includes 112,500 shares of common stock subject to options which are or become exercisable within 60 days.

 (4) Includes 107,263 shares of common stock subject to options which are or become exercisable within 60 days.


 (5)Includes 18,905 shares of common stock subject to options which are or become exercisable within 60 days.



 (6) Includes 15,000 shares of common stock subject to options which are or become exercisable within 60 days.



 (7) Includes 15,000 shares of common stock subject to options which are or become exercisable within 60 days.



 (8) Includes 8,750 shares of common stock subject to options which are or become exercisable within 60 days.



 (9) According to a Schedule 13D filed by Bear, Stearns & Co. Inc. and The Bear Stearns Companies Inc., the parent company of Bear, Stearns & Co. Inc., each such reporting entity may be deemed to beneficially own the same 762,450 shares of common stock. According to the Schedule 13D, the principal place of business of Bear, Stearns & Co. Inc. is 245 Park Avenue, New York, NY 10167.



(10) According to a Schedule 13D filed by Syngistix, Inc., Syngistix may be deemed to beneficially own the same 4,367,500 shares of common stock as held by the Principal Shareholders pursuant to the terms of the Syngistix Merger Agreement and SG Amendment. According to the Schedule 13D, the principal place of business of Syngistix is 5340 Quebec Street, Suite 300, Englewood, CO 80111.



(11) Includes 319,918 shares of common stock subject to options which are or become exercisable within 60 days.

                 CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS

GENERAL


     We are not aware of any license or other regulatory permit that appears to be material to our business that might be adversely affected by either the Syngistix Merger or the SG Merger, or of any approval or other action by any domestic (federal or state) or foreign governmental, administrative or regulatory authority or agency that would be required prior to the Syngistix Merger or the SG Merger. It is a condition to Syngistix's obligation to close the Syngistix Merger that we have obtained all consents and approvals required pursuant to certain of our contracts. Should any such approval or other action be required, it is our present intention to seek such approval or action. We do not currently intend, however, to delay the Syngistix Merger or the SG Merger pending the outcome of any such action or the receipt of any such approval (subject to the applicable party's right to decline to close the Syngistix Merger or the SG Merger if certain conditions to closing are not satisfied or waived. See "The Syngistix Merger Agreement -- Conditions to the Syngistix Merger" and "The SG Merger Agreement -- Conditions to the SG Merger" on pages 74-75 and 61-62, respectively.). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial effort or that adverse consequences might not result to our business, or that certain parts of our businesses might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken.


HART-SCOTT-RODINO

     Neither the Syngistix Merger nor the SG Merger will require a filing or approval under the Hart-Scott-Rodino Act.

LITIGATION

     On November 13, 2001, a shareholder class action lawsuit was filed against Ecometry and certain Ecometry officers and directors alleging that the proposed transaction between SG and Ecometry is unfair to Ecometry's common shareholders. The lawsuit was filed in the Circuit Court for Palm Beach County, FL and is docketed as Wilson v. Ecometry Corp. et al., Case No. CA 01-11707 AF. Among other things, the complaint alleged that the defendants breached duties owed to the common shareholders to maximize the value received by the shareholders. The complaint sought a court order stopping the SG Merger from going forward and requiring the company to follow other procedures allegedly designed to elicit other potential bidders and obtain the highest possible price for the company. Because, among other things, the SG Merger had been negotiated by the special committee, and because the special committee had bargained for and obtained from SG a variety of shareholder protections that, among other things, enabled the special committee to negotiate and consummate a transaction superior to the SG Merger if one or more other parties expressed interest in acquiring the company after public announcement of the SG Merger, Ecometry regarded the complaint to be without merit and intended to defend it vigorously.


     Following Ecometry's public announcement of the proposed SG Merger on October 25, 2001, Ecometry received a merger proposal from Syngistix. Over a period of several weeks the special committee and the company negotiated with Syngistix and ultimately agreed to the Syngistix Merger announced publicly on January 28, 2002. During those negotiations, the company and the special committee were at all times mindful of the pending class action litigation and its allegations questioning the vigorousness and reasonableness of the company's efforts in negotiating the SG Merger. The special committee's negotiating efforts resulted in an offer from Syngistix of $2.90 per share of Ecometry's common stock (an increase of $0.20 per share as compared to the price offered pursuant to the SG Merger Agreement).


     After the announcement that the company had agreed to the Syngistix Merger, the company and the plaintiff in the litigation reached an agreement in principle on February 11, 2002, to settle the litigation. That agreement in principle is conditioned on the execution, filing, and final court approval of a definitive settlement agreement, among other conditions. Under the agreement in principle, among other terms, the plaintiff and the class will dismiss with prejudice any and all claims that were brought or could have been brought in the class action litigation and will unconditionally release such claims as against the defendants. In addition, plaintiff's counsel will receive a payment from the company in the amount of $100,000 in respect of counsel's fees and expenses incurred in connection with prosecuting the class action suit, which will be paid upon a court order finally approving the settlement becoming non-appealable and otherwise final. Although the company continues to believe that the litigation was without merit, it also believes that resolving the litigation now, and thereby avoiding the uncertainties and additional expenses of the litigation process (including any appeals), is in the company's best interests.


     On December 11, 2001, the investment banking firm of Raymond James filed a demand for arbitration against the company with the American Arbitration Association claiming breach of contract. Raymond James claims that is owed $750,000 in connection with services it believes it should have been retained to perform in connection with any proposed merger transaction. The company believes that Raymond James' claims are without merit and intends to defend the proceeding vigorously. Among other things, the company believes that it had no obligation under its agreement with Raymond James to retain Raymond James for any proposed merger transaction, that the agreement between Ecometry and Raymond James was terminated and that the agreement is otherwise void and unenforceable as a matter of law.


                              ACCOUNTING TREATMENT

     The Syngistix Merger or the SG Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, whereby the value of the consideration paid will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective date of the applicable merger.

                          ESTIMATED FEES AND EXPENSES

     The following is an estimate of expenses incurred or to be incurred in connection with the transactions described in this proxy statement.

Legal and accounting........................................   $  450,000
Filing fees.................................................   $    6,000
Printing and mailing fees...................................   $   15,000
Financial advisors fees.....................................   $  425,000
Proxy solicitation fees.....................................   $   15,000
Miscellaneous...............................................   $   89,000
                                                               ----------
          TOTAL.............................................   $1,000,000
                                                               ==========

                              INDEPENDENT AUDITORS


     The consolidated financial statements and the related financial statement schedules as of December 31, 2001 and 2000 and for each of the three years ended December 2001, 2000 and 1999 incorporated by reference into this proxy statement have been audited by KPMG LLP, our independent auditors, as stated in their reports, which are included and incorporated by reference in this proxy statement. It is not expected that representatives of KPMG LLP will be present at the special meeting.

                             SHAREHOLDER PROPOSALS

     If either of the Syngistix Merger or the SG Merger is consummated, we will be a privately-held corporation and you will no longer be able to participate in any future meetings of our shareholders. However, if both the Syngistix Merger and the SG Merger are not consummated, our public shareholders will continue to be entitled to attend and participate in our shareholders' meetings. Pursuant to Rule 14a-8 under the Exchange Act promulgated by the Securities and Exchange Commission, any shareholder who wishes to present a proposal at the next Annual Meeting of Shareholders, in the event both the Syngistix Merger and the SG Merger are not consummated, and who wishes to have the proposal included in our proxy statement for that meeting, must have delivered a copy of the proposal to us no later than November 26, 2001. In order for proposals by the shareholders not submitted in accordance with Rule 14a-8 to have been timely delivered within the meaning of Rule 14a-4(c) under the Exchange Act, the proposal must have been submitted so that it was received no later than February 11, 2002.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The following documents previously filed by us with the Securities and Exchange Commission are incorporated by reference in this proxy statement and deemed to be a part hereof.


     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Form 10-K/A filed on April 5, 2002;


     - Report on Form 8-K filed on February 1, 2002; and

     - Report on Form 8-K filed on February 13, 2002.


     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Form 10-K/A are enclosed with this proxy statement. See Annex D hereto. Any statement contained in a document incorporated by reference in this proxy statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this proxy statement.



     We undertake to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference therein. Requests for copies should be directed to Martin K. Weinbaum, Ecometry Corporation, 1615 South Congress Avenue, Delray Beach, Florida 33445-6368; telephone number: (561) 265-2700 or our proxy solicitor, D.F. King & Co., Inc., 77 Water Street, 20th Floor, New York, NY, 10005, telephone (800) 431-9642.


                             AVAILABLE INFORMATION


     We are subject to the informational filing requirements of the Exchange Act and, in accordance therewith, are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to our business, financial condition and other matters. Information as of particular dates concerning our directors and officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of such persons in transactions with us is required to be disclosed in proxy statements distributed to our shareholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Copies of such materials may also be obtained by mail, upon payment of the

Commission's customary fees, by writing to its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. These materials filed by us with the Commission are also available at the website of the Commission at www.sec.gov.

     Because the SG Merger is a "going private" transaction, our company, SG, Wilburn W. Smith and Allan J. Gardner have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the SG Merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto are available for inspection and copying at our principal executive offices during regular business hours by any of our shareholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Martin K. Weinbaum, Ecometry Corporation, 1615 South Congress Avenue, Delray Beach, Florida, 33445-6368, or from the Commission as described above.

     Our common stock is listed on the Nasdaq National Market (ticker symbol:
ECOM), and materials may also be inspected at:

        The National Association of Securities Dealers, Inc.
        1735 K Street, N.W.
        Washington, D.C. 20006

     Upon consummation of either the Syngistix Merger or the SG Merger, the surviving corporation will seek to cause the shares to be delisted from trading on the Nasdaq National Market and to terminate the registration of our common stock under the Exchange Act, which will relieve us of any obligation to file reports and forms, such as an Annual Report on Form 10-K, with the Commission under the Exchange Act.

     A copy of the written opinion of Adams, Harkness & Hill, the financial advisor to the special committee and the board, is attached as Annex C to this proxy statement. The opinion is also available for inspection and copying during regular business hours at our principal executive offices by any interested shareholder of ours or the representative of any shareholder who has been so designated in writing.


     You should rely only on the information contained in this proxy statement to vote on the Syngistix Merger Agreement and the Syngistix Merger and the SG Merger Agreement and the SG Merger. We have not authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement is dated April 22, 2002. You should not assume that the information in it is accurate as of any date other than that date, and its mailing to shareholders shall not create any implication to the contrary.


                                 OTHER BUSINESS

     We know of no other business to be acted upon at the special meeting. However, if any other business properly comes before the special meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment. The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the special meeting, please sign the proxy and return it in the enclosed envelope.

                                          By order of the Board of Directors,

                                          /s/ Martin K. Weinbaum
                                          MARTIN K. WEINBAUM
                                          Secretary


April 22, 2002

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              ECOMETRY CORPORATION

                                      AND

                              CITRUS MERGER CORP.

                                      AND

                                SYNGISTIX, INC.

                                      AND

                  FOR THE PURPOSES OF SECTION 7.6(b)(i) ONLY:

                          CORE TECHNOLOGY FUND IV, LLC

                          DATED AS OF JANUARY 25, 2002

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement") made and entered into as of the 25th day of January, 2002, among Syngistix, Inc., a Delaware corporation ("Parent"), Citrus Merger Corp., a Florida corporation ("Acquisition Sub") and Ecometry Corporation, a Florida corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Board of Directors of the Company, acting upon the recommendation of the Independent Committee thereof (the "Independent Committee"), and the Boards of Directors of Parent and Acquisition Sub have determined that, upon the terms and subject to the conditions set forth herein, the acquisition of the Company by Parent by means of a merger (the "Merger") of Acquisition Sub with and into the Company is advisable and in the best interests of the shareholders of Parent and the Company and accordingly have agreed to effect the Merger;

     WHEREAS, pursuant to the Merger, among other things, all of the issued and outstanding Common Stock, par value $.01 per share, of the Company ("Company Common Stock") shall be converted into the right to receive the Merger Consideration (as hereinafter defined) on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Board of Directors of the Company has declared that this Agreement is advisable and resolved to recommend that all holders of shares of Company Common Stock (the "Stockholders") approve this Agreement and the Merger, and has determined that the Merger is fair to and in the best interests of the Company and the Stockholders;

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

     WHEREAS, Core Technology Fund IV, LLC desires to become a party to this Agreement for the purposes of Section 7.6(b)(i) only.

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1  The Merger; Filing and Effective Time.

     (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "FBCA"), at the Effective Time (as hereinafter defined), Acquisition Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquisition Sub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation") and shall become a wholly-owned subsidiary of Parent following the Effective Time. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Company, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Company. The name of the Surviving Corporation shall continue to be Ecometry Corporation and the purpose thereof shall be as set forth in the Articles of Incorporation of the Surviving Corporation.

     (b) The parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Florida, in such form as required by and executed in accordance with the relevant provisions of the FBCA (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Florida (or such later time as is agreed to by the parties hereto and set forth therein) being hereinafter referred to as the "Effective Time").

     1.2 Closing. The closing of the Merger (the "Closing") will take place as soon as practicable, but in any event within two business days, after satisfaction or waiver of the conditions set forth in Article 6 (the

"Closing Date"), at the offices of Cooley Godward LLP, 380 Interlocken Crescent, Suite 900, Broomfield, CO 80021, unless another date or place is agreed to in writing by the parties hereto.

     1.3 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the FBCA.

     1.4  Articles of Incorporation; By Laws.

     (a) At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to be the same as the Articles of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time (except the name of the Surviving Corporation shall remain Ecometry Corporation) until thereafter further amended as provided therein and under the FBCA.


     (b) At the Effective Time, the By-laws of the Surviving Corporation shall be amended and restated in their entirety to read the same as the By-laws of Acquisition Sub as in effect immediately prior to the Effective Time, until thereafter amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation following the Merger and as provided under the FBCA; provided, however, that all references in such By-laws to Acquisition Sub shall be amended to refer to Ecometry Corporation.


     1.5 Directors and Officers. The directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation following the Merger, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation following the Merger, and the officers of Acquisition Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation following the Merger, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

                                   ARTICLE 2

              EFFECT OF THE MERGER ON THE CAPITAL STOCK OF COMPANY
                              AND ACQUISITION SUB

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition Sub or any holder of any shares of Company Common Stock or any holder of capital stock of Acquisition Sub, the shares of capital stock of Acquisition Sub and the Company Common Stock shall be converted or canceled as follows:

          (a) Capital Stock of Acquisition Sub. Each issued and outstanding share of capital stock of Acquisition Sub shall be converted into and become one fully paid and non-assessable share of common stock, $.01 par value per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Shares and Shares Owned by Parent or Acquisition Sub. Each share of Company Common Stock that is owned directly by the Company, its Subsidiary (as hereinafter defined), Parent or Acquisition Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 2.1(b), each issued and outstanding share of Company Common Stock shall be converted into the right to receive $2.90 in cash, without interest, subject to adjustment for any stock split, stock dividend or combination of stock that may occur from the date hereof and prior to the Effective Time. The aggregate cash payable upon the conversion of a share of Company Common Stock pursuant to this Section 2.1(c) is referred to as the "Merger Consideration". As of the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.4(b), without interest.

     2.2 Company Options. At the Effective Time, each option (a "Company Option") to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time shall become immediately vested. Each Company Option with an exercise price that is less than the amount of the per share Merger Consideration shall automatically be converted into the right to receive cash in the amount of the product of (a) the excess of the per share Merger Consideration over the exercise price of such Company Option, multiplied by (b) the number of shares of Company Common Stock for which such Company Option is exercisable. All Company Options with an exercise price that is higher than the amount of the per share Merger Consideration shall automatically be terminated as of the Effective Time.

     2.3 Meeting of Shareholders. The Board of Directors of the Company shall, as promptly as practicable following the date of this Agreement and in consultation with Parent, (i) duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of considering, adopting and approving this Agreement and the Merger (the "Shareholders Meeting") and (ii)
(A) except to the extent modified in accordance with this Section 2.3, include in the Proxy Statement (as defined in Section 3.6) the unanimous recommendation of the Company's Board of Directors acting upon the recommendation of the Independent Committee that the shareholders of the Company vote in favor of the adoption of this Agreement and the Merger and (B) use its reasonable best efforts, including, without limitation, if requested by Parent, hiring a proxy solicitation firm reasonably acceptable to Parent, to obtain the affirmative vote of holders of a majority of the outstanding Company Common Stock (the "Requisite Shareholder Approval"). Neither the Board of Directors of the Company nor any director thereof shall withdraw, amend or modify in a manner adverse to Parent or Acquisition Sub its recommendation referred to in clause (ii) (A) of the preceding sentence (or announce publicly his, her or its intention to do so). Notwithstanding the foregoing, prior to the receipt of the Requisite Shareholder Approval, the Board of Directors of the Company shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) of this Agreement and the Merger in a manner adverse to Parent or Acquisition Sub if: (1) a Superior Acquisition Proposal (as defined in
Section 5.3) shall have been proposed by any Person (as hereinafter defined) other than Parent or Acquisition Sub and such proposal is pending at the time of such action; (2) the Board of Directors shall have concluded in good faith, after consultation with its outside legal counsel, that the Board of Directors is required to withdraw, amend or modify its recommendation in order to comply with its fiduciary duties to the shareholders of the Company under applicable law and (3) the Company shall be in compliance with Section 5.3 hereof.

     2.4  Exchange of Certificates.

     (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company in the United States, reasonably acceptable to the Company, to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock. The Surviving Corporation shall take all steps necessary to provide the Paying Agent with the cash necessary to pay for the shares of Company Common Stock converted into the right to receive Merger Consideration (such cash being hereinafter referred to as the "Exchange Fund") immediately following the Effective Time. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under Section 2.1(c), the Surviving Corporation shall promptly deposit in trust additional cash with the Paying Agent sufficient to make all payments required, and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

     (b) Exchange Procedures. Promptly after the Effective Time (but in no event later than five business days following such date), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.4(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.1(c). If any holder of shares of Company Common Stock shall be unable to surrender such holder's Certificates because such certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Paying Agent and the Surviving Corporation. For purposes of this Agreement, "Person" shall mean any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

     (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article 2 upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

     (e) No Liability. None of Parent, the Surviving Corporation and the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

     (g) Withholdings. The Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law.

     (h) Charges and Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in the disclosure statement delivered by Parent to the Company concurrently herewith (as such disclosure statement may be supplemented or amended pursuant to Section 8.5(b)) and identified as the "Parent Disclosure Statement," Parent represents and warrants to the Company as follows:

     3.1 ORGANIZATION, STANDING, QUALIFICATION. Each of Parent and Acquisition Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation; (ii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted prior to the Effective Time, except where the failure to have such power and authority would not have a material adverse effect on Parent's or Acquisition Sub's ability to perform hereunder, and to consummate the transactions contemplated hereby; (iii) is duly qualified to do business and is in good standing in the states in which it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Parent's or Acquisition Sub's ability to perform hereunder; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except where the failure to have obtained such licenses, permits, franchises or authorizations would not have a Parent Material Adverse Effect. "Parent Material Adverse Effect" means (a) any change or effect that is, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of Parent, or (b) a material impairment of the ability of Parent to perform any of its obligations under this Agreement or to consummate the Merger. Copies of Acquisition Sub's Articles of Incorporation and By-laws as in effect on the date hereof are attached hereto as Exhibits A and B. Except for Acquisition Sub, Parent has no subsidiaries or any ownership or equity interest in or control of (direct or indirect) any other Person.

     3.2  Capitalization of Acquisition Sub.

     (a) As of the date hereof, the authorized capital stock of Acquisition Sub consists of 100 shares of common stock, par value $.01 per share ("Acquisition Sub Common Stock"), all of which are issued and outstanding and owned of record by Parent.

     (b) Each outstanding share of Acquisition Sub Common Stock is (i) duly authorized and validly issued; and (ii) fully paid and nonassessable and free of preemptive and similar rights.

     3.3  Capitalization of Parent.

     (a) The total authorized capital stock of Parent consists of (i) 15,824,051 shares of preferred stock, of which 10,824,051 shares are designated Series A Stock (the "Parent Preferred Stock"), 7,366,666 of which designated shares are issued and outstanding as of the date of this Agreement; and (ii) 40,000,000 shares of common stock, of which (A) 6,179,500 shares are issued and outstanding on the date of this Agreement, (B) 10,824,051 shares are reserved for issuance upon conversion of the Parent Preferred Stock, and (C) 1,900,000 shares are reserved for grant or exercise of options under the Parent's Stock Option and Incentive Plan and any other equity incentive plan for the benefit of Parent's employees. There are no shares of capital stock of Parent of any other class authorized, issued or outstanding.

     (b) Each outstanding share of Parent's capital stock is (i) duly authorized and validly issued and (ii) fully paid and nonassessable and free of (x) any preemptive or similar rights under the Delaware General Corporation Law and the Certificate of Incorporation and By-laws of Parent and (y) any other preemptive or similar rights.

     (c) Other than outstanding options to purchase Parent's common stock, there are, and, other than as set forth below, as of the Effective Time there will be, no outstanding (i) securities convertible into or exchangeable for any capital stock of Parent, (ii) options, warrants or other rights to purchase or subscribe to capital stock of Parent or securities convertible into or exchangeable for capital stock of Parent, or (iii) contracts, commitments, agreements, understandings, rights (including registration rights), arrangements, calls or claims of any kind to which Parent is a party or is bound relating to the issuance of any capital stock of Parent (clauses (i) through (iv), together with all outstanding capital stock of Parent, collectively, the "Parent Securities"). The parties hereto understand and acknowledge that Parent may issue additional shares of its capital stock or securities convertible into shares of its capital stock between the date of this Agreement and the Effective Time in connection with securing the necessary financing to consummate the Merger.

     3.4 Authorization of Agreement and Other Documents. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the respective Boards of Directors and shareholders of Parent and Acquisition Sub and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize the execution, delivery or performance of this Agreement. Parent and Acquisition Sub have duly executed and delivered this Agreement and this Agreement is a valid and binding obligation of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms.

     3.5 Non-Contravention. The execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby, will not (i) violate or conflict with any provision of any law applicable to Parent or Acquisition Sub or by which any property or asset of Parent or Acquisition Sub is bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by Parent or Acquisition Sub with any public authority (other than in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the FBCA), (iii) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of Parent or Acquisition Sub in any respect or (iv) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Acquisition Sub pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which Parent or Acquisition Sub is subject or by which Parent or Acquisition Sub or any of their respective property or assets is bound; except in the case of clauses (i), (ii) and (iv) above where such violations, conflicts, breaches, defaults or the failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, would not, individually or in the aggregate, have a material adverse effect on Parent's or Acquisition Sub's ability to perform hereunder.

     3.6 Disclosure Documents. None of the information supplied in writing, or to be supplied, in writing by Parent or Acquisition Sub to the Company specifically for inclusion or incorporation by reference in the proxy statement (the "Proxy Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") and to be sent to the shareholders of the Company in connection with the Shareholders Meeting will, at the time it is sent to the shareholders of the Company or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     3.7 Brokers. No Person is entitled to any brokerage or finder's fee or commission in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of Parent or Acquisition Sub.

     3.8  Financial Statements.

     (a) Parent has delivered to the Company its audited balance sheet as of December 31, 2000 and its statements of operations, cash flows and changes in stockholders' equity for the period then ended (the "Audited Parent Financial Statements"). Except for any exceptions reflected in the Arthur Andersen LLP audit report, the Audited Parent Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Parent as of such date and the results of operations of the Parent for such period, are correct and complete in all material respects and are consistent with the books and records of the Parent (which books and records are correct and complete).

     (b) Parent has delivered to the Company its unaudited balance sheet as of December 31, 2001 (the "Unaudited Parent Balance Sheet") and its unaudited statements of income and cash flows for the fiscal year then ended (together with the Unaudited Parent Balance Sheet, the "Unaudited Parent Financial Statements"). The Unaudited Parent Balance Sheet fairly presents in all material respects the financial position of Parent as of its date, and the other statements included in the Unaudited Parent Financial Statements fairly present in all material respects the results of operations and cash flows, as the case may be, of Parent for the periods therein set forth, in each case in accordance with generally accepted accounting principles except as otherwise stated therein and except for the omission of footnote disclosures and, to the extent consistent with generally accepted accounting principles, normally recurring year-end audit adjustments; provided that the Unaudited Parent Financial Statements may include alternative accounting treatment for certain previously acquired intangible assets and for the capitalization of certain software assets.

     3.9 Absence of Certain Changes. Since December 31, 2001, except as reflected in the Parent Disclosure Schedule or as contemplated by this Agreement or the Definitive Financing Agreements (as defined in Section 3.13 below), Parent has conducted its business in the ordinary course consistent with past practices and there has not been:

          (a) any Parent Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Parent Securities or any repurchase, redemption or other acquisition by Parent of any Parent Securities or any other ownership interests in Parent, except for repurchases of less than $100,000 of stock by Parent pursuant to agreements which permit Parent to repurchase such shares upon termination of services to Parent;

          (c) any amendment of any outstanding security of Parent;

          (d) any incurrence, assumption or guarantee by Parent of any indebtedness for borrowed money;

          (e) any making of any loan, advance or capital contributions to or investment in any Person; or

          (f) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Parent that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

     3.10 No Undisclosed Material Liabilities. Except as disclosed in the Unaudited Parent Financial Statements or set forth in Parent Disclosure Schedule, to the best of Parent's knowledge, there are no liabilities of Parent of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities incurred in the ordinary course of business consistent with past practice since the date of the Unaudited Parent Balance Sheet, which in the aggregate are not material to Parent.

     3.11 Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Parent, threatened against, Parent or any of its properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     3.12 Compliance with Laws; no Defaults. Parent is not in violation of, or has since February 23, 2001 violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent is not in default under, and, to the best of Parent's knowledge, no condition exists that with notice or lapse of time or both would constitute a default under, any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority to which Parent is subject or by which Parent or any of its properties or assets is bound.

     3.13 Financing. Attached to the Parent Disclosure Schedule are true and correct copies of written financing commitments under which Parent will receive (subject to the conditions set forth therein) sufficient financing in order to consummate the Merger. Such financing, together with Parent's and the Company's current capital assets and resources, shall be sufficient to consummate the Merger and to operate the combined business of Parent and the Surviving Corporation following the Merger in the ordinary course of business.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Company Reports (as hereinafter defined) or in the disclosure statement delivered by the Company to Parent concurrently herewith (as such disclosure statement may be supplemented or amended pursuant to Section 8.5(b)) and identified as the "Company Disclosure Statement," the Company represents and warrants to Parent and Acquisition Sub as follows:

     4.1 Organization, Standing and Qualification. The Company and its Subsidiary (as defined in Section 4.3 hereof) (i) is a corporation duly organized, validly existing and in good standing under the laws in the jurisdiction of its incorporation; (ii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have a Material Adverse Effect (as hereinafter defined) on the Company, and to consummate the transactions contemplated hereby; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect on the Company; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership or operation of its properties or the conduct of its businesses (all of which are currently valid and in full force and effect), except where the failure to have obtained such licenses, permits, franchises or authorizations or the failure to have such licenses, permits, franchises and other governmental authorizations in full force and effect would not have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" when used with respect to the Company and/or its Subsidiary means (a) any change or effect that is, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company and its Subsidiary taken as a whole, or (b) a material impairment of the ability of the Company and its Subsidiary taken as a whole to perform any of their obligations under this Agreement or to consummate the Merger. Subject to the foregoing, neither of the following shall be deemed in itself to constitute, and neither of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect: (a) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement, and (b) any adverse change, effect, event, occurrence, state of facts or development arising from any action taken by Parent or Acquisition Sub which is inconsistent with the terms of this Agreement unless such action was taken at the specific direction of the Company's Board of Directors.

     4.2   Capitalization.

     (a) The total authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, par value $.01 per share, no shares of which are issued and outstanding as of the date of this Agreement; and (ii) 50,000,000 shares of Company Common Stock, of which 12,422,438 shares (not including any shares held in treasury) are issued and outstanding on the date of this Agreement. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding.

     (b) Each outstanding share of Company Common Stock is (i) duly authorized and validly issued and (ii) fully paid and nonassessable and free of (x) any preemptive or similar rights under the FBCA and the Articles of Incorporation and By-laws of the Company and (y) any other preemptive or similar rights.

     (c) Other than Company Options that will be converted into Merger Consideration or canceled at the Effective Time pursuant to Article 2 hereof, there are, and as of the Effective Time there will be, no outstanding (i) securities convertible into or exchangeable for any capital stock of the Company, (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, or (iii) contracts, commitments, agreements, understandings, rights (including registration rights), arrangements, calls or claims of any kind to which the Company is a party or is bound relating to the issuance of any capital stock of the Company. Section 4.2 of the Company Disclosure Statement identifies, as of the date hereof, the option holder, the number of shares of Company Common Stock subject to each Company Option, the exercise price and the expiration date of each outstanding Company Option.

     4.3 Subsidiary. The Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such subsidiary) of the Company's Subsidiary indicated in Section 4.3 of the Company Disclosure Statement (the "Subsidiary") and the Subsidiary is the only entity in which the Company directly or indirectly beneficially owns an equity interest. Each of the outstanding shares of capital stock beneficially owned by the Company of its Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company or a wholly-owned Subsidiary free and clear of all liens, pledges, security interests, claims or other encumbrances.

     4.4 Corporate Documents. True and complete copies of the Articles of Incorporation and all amendments thereto, the By-laws, as amended and currently in force, and all corporate minute books and records of the Company and its Subsidiary since January 1, 1997 have been furnished by the Company to Parent for inspection to the extent requested in writing by Parent.

     4.5 Authorization of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Board of Directors of the Company upon the recommendation of the Independent Committee and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement, except for the Requisite Shareholder Approval. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4.6 Non-Contravention. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate or conflict with any provision of any law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by the Company or any Subsidiary with any public authority (other than in connection with or in compliance with the provisions of the Exchange Act, and the FBCA), (iii) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of the Company or the charter and by-laws of any Subsidiary in any respect or (iv) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, or alter any Person's rights (including, without limitation, rights with respect to the Company's source code or other Company Intellectual Property Rights (as defined below)) under, any provision of any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, license, ordinance, permit, franchise, joint venture agreement, limited liability company agreement, partnership agreement, regulation or decree to which the Company or any Subsidiary is subject or by which the Company or any Subsidiary or any of their property or assets is bound; except in the case of clauses (i), (ii) and (iv) where such violations, conflicts, breaches, defaults, alterations or the failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, would not, individually or in the aggregate, have a Material Adverse Effect.

     4.7  Compliance with Laws.

     (a) The Company and the Subsidiary hold all permits, licenses, variances, exemptions, orders and approvals of any governmental entities necessary for the lawful conduct of their businesses, except where the failure to hold such permits would not have a Material Adverse Effect.

     (b) As of the date of this Agreement, no investigation, review, inquiry or proceeding by any governmental entity with respect to any of the Company and/or any Subsidiary is pending or, to the knowledge of the Company, threatened which, if adversely decided, would be reasonably likely to have a Material Adverse Effect.

     4.8 Commission Documents. Since January 1, 1999, the Company has timely filed with the Commission all reports required to be filed under Section 13, 14 and 15(d) of the Exchange Act (collectively, the "Company Reports"). As of their respective dates, the Company Reports (a) complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event, condition or circumstance exists which requires the Company to amend or update any such Company Report. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present in all material respects the consolidated financial position of the Company and its Subsidiary and its former subsidiaries as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), and each of the consolidated statements of operations, redeemable preferred stock, stockholders' equity (deficit) and comprehensive loss and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly present in all material respects the results of operations, redeemable preferred stock, stockholders' equity (deficit) and comprehensive loss or cash flows, as the case may be, of the Company and its Subsidiary and its former subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). The financial statements of the Company, including the notes thereto, included in or incorporated by reference into the Company Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and have been prepared in accordance with GAAP. Since January 1, 2000, (i) there has been no material change in the Company's accounting methods or principles except as described in the notes to such Company financial statements, (ii) the Company has not received any comment letters or other material correspondence from the Commission or any other governmental agency regarding its accounting or public disclosure practices, reports or filings, and (iii) the Company has not had any material disagreements with its auditors regarding the Company's accounting methods or principles. The Company has delivered to Parent copies of all material correspondence between it or its Subsidiary and its former subsidiaries and the Commission and all management letters and management representation letters between it or its Subsidiary and its former subsidiaries and the Company's auditors.

     4.9 Financial Statements. The Company has delivered to Parent its unaudited balance sheet as at December 31, 2001 (the "Unaudited Company Balance Sheet") and its unaudited statements of operations, cash flows and changes in stockholders' equity for the fiscal year then ended (together with the Unaudited Company Balance Sheet, the "Unaudited Company Financial Statements"). The Unaudited Company Balance Sheet fairly presents in all material respects the consolidated financial position of the Company and its Subsidiary as of its date, and the other statements included in the Unaudited Company Financial Statements fairly present in all material respects the results of operations, cash flows and changes in stockholders' equity, as the case may be, of the Company for the periods therein set forth, in each case in accordance with GAAP consistently applied during the periods involved except as otherwise stated therein and except for the omission of footnote disclosures and, to the extent consistent with GAAP, normally recurring year-end audit adjustments.

     4.10 Litigation. There is no suit, claim, action, litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the Company's knowledge, threatened against the Company or its Subsidiary, or any of the Company's or its Subsidiary's officers, directors or affiliates, with respect to or affecting the Company's operations, businesses or financial condition, or related to the consummation of the transactions contemplated hereby, which is reasonably likely to have a Material Adverse Effect. Except as set forth on the Company Disclosure Statement, the Company believes that it has adequate insurance to cover any liability it could reasonably be expected to have pursuant to any suit, claim, action, litigation or proceeding, in law or in equity, pending against it as of the date of this Agreement that was brought by any current or former shareholder or employee of the Company.

     4.11  Taxes.

     (a) As used in this Agreement, (i) the term "Taxes" means (A) all federal, state, local, foreign and other income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever of a nature similar to taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto,
(B) any liability of the Company and/or the Subsidiary for the payment of any amounts of the type described in clause (A) pursuant to Section 1.1502-6 of the Treasury Regulations or any similar state, local or foreign law; and (ii) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereto, and the term "Return" means any one of the foregoing Returns.

     (b) There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by the Company and the Subsidiary or requests for extensions to file such Tax Returns have been timely filed and the Company and its Subsidiary are within such period for extension. As of the time of filing, the foregoing Returns were correct and complete in all material respects.

     (c) With respect to all amounts in respect of Taxes imposed upon the Company and/or the Subsidiary, or for which the Company and/or the Subsidiary are or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before December 31, 2001, (i) all applicable tax laws and agreements have been complied with in all material respects, and (ii) all amounts required to be paid by the Company and/or a Subsidiary to taxing authorities on or before the date hereof have been paid and with respect to Taxes not yet due and owing to a taxing authority, such Taxes have been paid or adequately reserved for on the Company's financial statements in accordance with GAAP.

     (d) There are no audits, audit assessments or similar proceedings by any taxing authority pending or threatened with respect to Taxes. No assessment of Tax has been proposed against the Company and/or the Subsidiary or any of their respective assets or properties. No closing agreement pursuant to Section 7121 or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company and/or the Subsidiary. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period of collection or assessment of, Taxes due from or with respect to the Company and/or the Subsidiary for any taxable period, and no power of attorney granted by or with respect to the Company and/or the Subsidiary relating to Taxes is currently in force.

     (e) Neither the Company nor any Subsidiary is a party to or bound by any Tax allocation, Tax indemnity, Tax sharing or similar contract or arrangement or any agreement that obligates it to make payment computed by reference to the Taxes, taxable income or taxable losses of any other Person.

     (f) The Company has not made any payments, and is not and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of any state, local or foreign income tax law).

     (g) There are no liens (filed or by statute) with respect to Taxes upon any of the assets or properties of the Company and/or the Subsidiary, other than with respect to Taxes not yet due.

     (h) The Company and/or the Subsidiary have collected all sales and use Taxes required to be collected and has remitted, or will remit on a timely basis, such amount to the appropriate governmental entities, or have been furnished properly completed exemption certificates. The Company and/or the Subsidiary have duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the applicable statute of limitations has not expired.

     4.12  ERISA.

     (a) Section 4.12 of the Company Disclosure Statement contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA and referred to herein as a "Welfare Plan") and all other Benefit Plans (defined herein as any Pension Plan, Welfare Plan and any other plan, fund, program, arrangement or agreement to provide employees, directors, independent contractors, officers or agents of the Company or its Subsidiary with medical, health, life, bonus, incentive, change in control, employment, stock (option, ownership or purchase), deferred compensation, severance, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits), whether or not subject to ERISA (including any funding mechanism therefor now in effect, whether oral or written that is currently maintained, or contributed to, or required to be contributed to, by the Company or its Subsidiary), for the benefit of any current or former employees, officers, contractors or consultants or directors of the Company or its Subsidiary. The Company has delivered or made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Forms 5500 and 990, if any, filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), including any schedules submitted thereto (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and
(iv) each trust agreement, group annuity contract, and other service contracts relating to any Benefit Plan. Each Benefit Plan has been established, funded, maintained and administered in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, except where the failure to comply would not be reasonably expected to result in a Material Adverse Effect.

     (b) Except as disclosed, all Pension Plans have been the subject of favorable and up-to-date determination or opinion letters from the Internal Revenue Service, or have time remaining in an applicable remedial amendment period to file an application therefor, to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination or opinion letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination or opinion letter or application therefor in any respect that would adversely affect its qualification.

     (c) Neither the Company nor its Subsidiary has adopted or been obligated to contribute to any "defined benefit pension plan" as defined in Section 3(35) of ERISA subject to Title IV of ERISA in the six (6) years preceding the date hereof nor has the Company or its Subsidiary incurred any liability under Title IV of ERISA as the result of participation in any such defined benefit pension plan by any other Person that, together with the Company at any time during the last six years, is or was treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code.

     (d) No Benefit Plan is a "multiemployer plan" and neither the Company nor its Subsidiary at any time has been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has either: (i) resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid; or (ii) engaged in a transaction that might have resulted in withdrawal liability but for the application of Section 4204 of ERISA.

     (e) Except as disclosed, with respect to any Welfare Plan, (i) no such Welfare Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (ii) no such Welfare Plan is self-insured, and (iii) each such Welfare Plan that is a "group health plan", as such term is defined in

Section 5000(b)(1) of the Code, complies with the applicable requirements of
Section 4980B(f) of the Code except where the compliance failure would not be reasonably expected to result in a Material Adverse Effect.

     (f) All contributions or premiums owed by the Company or its Subsidiary with respect to Benefit Plans under law, contract or otherwise have been made in full and on a timely basis and the Company and its Subsidiary are not obligated to contribute with respect to any Benefit Plan that involves a retroactive contribution, assessment or funding waiver arrangement except where the failure would not be reasonably expected to result in a Material Adverse Effect. All administrative costs attributable to Benefit Plans have been paid when due except where the failure would not be reasonably expected to result in a Material Adverse Effect.

     (g) No Pension Plan or Welfare Plan or, to the knowledge of the Company, any "fiduciary" or "party-in-interest" (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exception is not available except where the transaction would not be reasonably expected to result in a Material Adverse Effect.

     (h) No agreement or Benefit Plan exists that could result in the payment to any present or former employee, consultant, advisor or director of the Company or its Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any present or former employee, consultant, advisor or director of the Company or its Subsidiary, as a result of the transactions contemplated by this Agreement, and no such payment or payments would constitute a parachute payment within the meaning of Section 280G of the Code.

     (i) There are no claims or actions pending or, to the Company's knowledge, threatened (other than routine claims for benefits) against any Benefit Plan or its assets, or arising out of such Benefit Plans, except such claims or actions as would not reasonably be expected to have a Material Adverse Effect.

     (j) No Benefit Plans obligate the Company or its Subsidiary to make any payment to or with respect to any present or former employee of the Company or its Subsidiary pursuant to any retiree medical benefit plan or similar retiree Welfare Plan, except pursuant to Section 4980B of the Code.

     4.13 Environmental Matters; OSHA. The Company and the Subsidiary are in substantial compliance with all Environmental Laws. For the purposes of this Agreement, "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. The Company and the Subsidiary are in substantial compliance with the Occupational Health and Safety Act and the rules and regulations thereunder.

     4.14 Interim Conduct of Business. Except as otherwise contemplated by this Agreement, since December 31, 2000, the Company and the Subsidiary have not:

          (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any portion of its or its Subsidiary's assets or property that is material to the Company and the Subsidiary taken as a whole, except for sales of assets or inventory in the ordinary course of business and sales or dispositions of obsolete or worthless assets and except for cash applied in the payment of the Company's or its Subsidiary's liabilities in the usual and ordinary course of business in accordance with the Company's and/or the Subsidiary's past practices;

          (b) written off any asset which has a net book value which exceeds $25,000 individually or $100,000 in the aggregate, or suffered any casualty, damage, destruction or loss, or interruption in use, of any material asset, property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

          (c) waived any material right arising out of the conduct of, or with respect to, its business;

          (d) made (or committed to make) capital expenditures in an amount which exceeds $100,000 for any item or $600,000 in the aggregate;

          (e) made any change in accounting methods or principles;

          (f) borrowed any money other than in the ordinary course of business pursuant to its existing credit facilities or issued any bonds, debentures, notes or other corporate securities (other than equity securities);

          (g) increased the compensation payable to any employee, except for normal pay increases in the ordinary course of business consistent with past practices;

          (h) made any payments or distributions to its employees, officers or directors, except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable and ordinary out-of-pocket business expenses;

          (i) adopted any new Pension Plan, Welfare Plan, Incentive Plan, Severance Plan, Bonus Plan or other Benefit Plan, or amended or modified any existing Pension Plan, Welfare Plan or other Benefit Plan;

          (j) issued or sold any of its securities of any class except for the issuance of Company Common Stock upon the exercise of stock options or pursuant to the Company's Employee Stock Purchase Plan;

          (k) paid, declared or set aside any dividend or other distribution on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

          (l) suffered or been affected by any condition, event or occurrence that, in combination with any other events or circumstances, has had or would be reasonably expected to have a Material Adverse Effect;

          (m) entered into, terminated or materially amended, waived any rights under, or failed to give any required notice under, any Material Contract (as defined below) (including any insurance policies) or entered into any transaction outside the ordinary course of business; or

          (n) made or changed any Tax election or method of accounting with respect to Taxes, or filed any amended Tax return, or settled or compromised any examination or proceeding with respect to any material Tax liability.

     Notwithstanding the foregoing, the Company shall not be deemed to have breached the terms of this Section 4.14 by entering into this Agreement or by consummating the transactions contemplated hereby or by entering into the Agreement and Plan of Merger dated as of October 25, 2001 by and among SG Merger Corp., the Company, Wilburn W. Smith and Allan J. Gardner (the "Prior Merger Agreement") or by entering into the Amendment and Waiver to Agreement and Plan of Merger, dated as of January 25, 2002, by and among SG Merger Corp., the Company, Wilburn W. Smith and Allan J. Gardner (the "Prior Merger Agreement Amendment").

     4.15 No Brokers. The Company has not entered into any contract, arrangement or understanding with any Person which may result in the obligation of the Company, Parent, Acquisition Sub or the Surviving Corporation to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Independent Committee has retained Adams, Harkness & Hill, Inc. ("AH&H"), as its financial advisor (the "Financial Advisor"), the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

     4.16 Information Supplied. The Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders Meeting will not, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by the Company in this

Section 4.16 with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent specifically for inclusion in the Proxy Statement.

     4.17  Properties.

     (a) The Company and its Subsidiary have good, valid and, in the case of their Owned Property (as defined below), marketable fee title to their real property and interests in real property indicated as being owned by the Company and its Subsidiary in the financial statements included in the Company Reports, except for properties sold or otherwise disposed of in the ordinary course of business (the "Owned Properties"), free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions and encumbrances ("Encumbrances"), except where the failure to have such marketable fee title would not interfere to any material respect with the conduct of the business of the Company and the Subsidiary as currently conducted. The leases relating to the Company's leased real property ("Company Leases") are in full force and effect, free and clear of all Encumbrances except where the failure of such leases to be in full force and effect free and clear of all Encumbrances would not interfere to any significant extent with the conduct of business of the Company and the Subsidiary as currently conducted, and, to the best of the Company's knowledge, are not in default.

     (b) No consent or approval is required to be obtained under any agreement by which the Company or its Subsidiary has obtained a leasehold interest in any leased property and no right of termination shall arise under any Company Lease nor does any landlord have the right to increase the rent payable under any Company Lease or unilaterally amend any other material terms thereunder, in each case as a result of the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

     4.18  Material Contracts.

     (a) Neither the Company nor its Subsidiary is, or has received any written notice or has any knowledge that any other Person is, in material default or unable to materially perform in any respect under any Material Contract (as defined below), and, to the Company's knowledge, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default or inability to perform. Neither the Company nor any Subsidiary is a party to any contract, agreement, commitment, arrangement, lease, license, policy or other instrument that is required to be disclosed as an exhibit to the Company Reports in accordance with the rules and regulations of the Commission that has not been so disclosed.

     (b) Section 4.18 of the Company Disclosure Statement contains (i) a complete and accurate list of each customer of the Company party to a Material Contract, and (ii) identifies and provides a description of any material goods and/or services the Company or its Subsidiary remains committed to deliver under each Material Contract. Each Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms.

     (c) Neither the Company nor its Subsidiary (i) is renegotiating any amount paid or payable to the Company or its Subsidiary under any Material Contract or any other material term or provision of any Material Contract, (ii) has any knowledge that any customer has the right to renegotiate any amount paid or payable to the Company or its Subsidiary under any Material Contract or any other material term or provision of any Material Contract, (iii) has received any written notice, or has any knowledge, that any customer that is a party to any Material Contract is seeking a refund or credit with respect to any amount previously paid to the Company or intends to cease dealing with the Company or its Subsidiary, or (iv) has received any written notice, or has any knowledge, that any customer that is a party to any Material Contract intends to reduce the amount of maintenance fees, if any, payable by such customer under such Material Contract below historical levels.

     (d) As used herein, "Material Contract" shall mean any contract or agreement (written, oral, implied or otherwise) to which the Company or its Subsidiary is a party or by which the Company's or its Subsidiary's assets is bound, pursuant to which (i) the Company or its Subsidiary received revenue from any Person in excess of $200,000 in the twelve month period ending December 31, 2001, or (ii) the Company or its

Subsidiary reasonably expects to receive revenue from any Person in excess of $200,000 in the fiscal year ending December 31, 2002.

     4.19 Transactions with Affiliates. Except as set forth in the Company Reports and except with respect to the transactions contemplated hereby, there has been no transaction, agreement, arrangement or understanding, or any related series thereof, between the Company and/or the Subsidiary and the Company's affiliates (other than a wholly-owned Subsidiary).

     4.20 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held on January 25, 2002, acting upon the recommendation of the Independent Committee, has by unanimous vote, (i) determined that this Agreement is advisable and is fair to and in the best interests of the Shareholders of the Company, and (ii) resolved to recommend that the holders of the shares of Company Common Stock adopt this Agreement and approve the Merger Agreement. The aforementioned determination, recommendation and approval of the Company's Board of Directors are in full force and effect and have not been amended, revoked or revised in any respect. Each member of the Board of Directors that owns any Company Common Stock has entered into a Voting Agreement with Parent pursuant to which such member has agreed to vote such member's shares to approve the Merger Agreement.

     4.21  Intellectual Property.

     (a) The Company and/or the Subsidiary own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and/or the Subsidiary as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

     (b) The Company and/or the Subsidiary are not in material violation of any material licenses, sublicenses and other agreements as to which the Company and/or the Subsidiary are a party and pursuant to which the Company and/or the Subsidiary are authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"). Except as disclosed in the Company Reports or in the Company Disclosure Statement, as of the date of this Agreement no claims with respect to the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company or the Subsidiary (the "Company Intellectual Property Rights"), any trade secret material to the Company, any software code or other intellectual property used by the Company, or Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third-Party Intellectual Property Rights by or through the Company or the Subsidiary, are currently pending (or, to the knowledge of the Company, are overtly threatened by any Person) against the Company and/or the Subsidiary.

     (c) To the Company's knowledge, all patents, registered trademarks, service marks and copyrights held by the Company or the Subsidiary are valid and subsisting. Except as disclosed in the Company Reports or in the Company Disclosure Statement, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any Company Intellectual Property Rights by any third party, including any employee or former employee of the Company and/or Subsidiary.

     (d) Each current employee of the Company or its Subsidiary, and each former employee of the Company or its Subsidiary whose employment relationship with the Company or its Subsidiary was terminated on or after January 1, 2000, who is or was involved in, or who has contributed to, or who has knowledge of, the creation or development of any material Company Intellectual Property Rights has executed and delivered to the Company or, as applicable, the Subsidiary an agreement that is substantially identical to the form of Confidentiality Agreement previously delivered by the Company to Parent. Each Confidentiality Agreement that is in force shall remain in full force and effect following the completion of the Merger in accordance with its terms and shall be enforceable in full by the Surviving Corporation. Neither the Company nor its Subsidiary has granted any current or former employee, officer, director, stockholder, consultant or independent contractor any right or interest in or with respect to any Company Intellectual Property Rights. To the best of the Company's knowledge, no current or former employee, officer, director, stockholder, consultant or independent contractor has breached in any material respect the terms of any confidentiality, noncompetition, or proprietary rights agreement, between such current or former employee, officer, director, stockholder, consultant or independent contractor and any other Person. Each non-competition agreement filed as an exhibit to the Company Reports is in full force and effect and shall remain in full force and effect following the completion of the Merger in accordance with its terms and shall be enforceable in full by the Surviving Corporation.

     4.22  Employee and Labor Matters.

     (a) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of the Company or its Subsidiary (whether or not under any Benefit Plan), or materially increase the benefits payable or provided under any Benefit Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (b) Section 4.22 of the Company Disclosure Statement contains a list of all salaried employees of the Company and each Subsidiary as of December 31, 2001, and correctly reflects, in all material respects, (i) their salaries, (ii) their dates of employment and their positions, and (iii) a description of other types of compensation generally payable to employees. Neither the Company nor its Subsidiary is a party to any collective bargaining contract or other contract or agreement with a labor union involving any of its employees. All of the employees of the Company and each Subsidiary are "at will" employees.

     (c) The Company has fully accrued on its Unaudited Company Balance Sheet all accrued vacation, salary and other sums due employees as of December 31, 2001.

     4.23 Insurance. The Company has listed on Section 4.23 of the Company Disclosure Statement and delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, employees, directors and operations of the Company and the Subsidiary. Each of such insurance policies is in full force and effect. Since January 1, 1998, neither the Company nor its Subsidiary has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy prior to its scheduled expiration or renewal, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy prior to its scheduled expiration or renewal. There is no pending workers' compensation or other claim under or based upon any insurance policy of the Company or its Subsidiary. Other than pursuant to actions taken by Parent or the Surviving Corporation, no insurance coverage is or will be in any way altered by the execution of this Agreement, the consummation of the Merger or the consummation of any of the other transactions contemplated herein.

     4.24  Receivables.

     (a) Section 4.24 of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company and its Subsidiary as of December 31, 2001.

     (b) Except as set forth on Section 4.24 of the Company Disclosure Schedule, to the best of the Company's knowledge, all existing accounts receivable of the Company and its Subsidiary (including those accounts receivable reflected on the Unaudited Company Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 2001 and have not yet been collected) represent valid obligations of customers of the Company and its Subsidiary arising from bona fide transactions entered into in the ordinary course of business.

     4.25 Warranty Claims. Since January 1, 2000, no customer or representative of any customer has asserted in writing or, to the knowledge of the Company's President or Vice President of Customer Service, threatened to assert any material claim against the Company or its Subsidiary under or based upon any express or implied warranty provided by or on behalf of the Company or its Subsidiary.

     4.26 Certain Business Practices. To the knowledge of the Company, the Company has not: (i) used any material funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to customers or to political activity; or (ii) made any material unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or materially violated any provision of the Foreign Corrupt Practices Act of 1977.

     4.27 No Discussions. Neither the Company nor its Subsidiary, nor any representative of the Company or its Subsidiary, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     4.28 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholders Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     4.29 Anti-Takeover Laws Not Applicable. The Board of Directors of the Company has taken or will take all action necessary to render Section 607.0901 of the FBCA inapplicable to the Merger.

     4.30 Termination of Employee Stock Purchase Plan. The Company has terminated its Employee Stock Purchase Plan ("ESPP"), which is of no further force and effect, and has not implemented any similar plan in lieu thereof. Neither the Company, nor any agent or affiliate of the Company is holding any cash on behalf of, or for the benefit of, any employees of the Company in connection with the ESPP. The expiration date for the final offering period thereunder was November 9, 2001, and no new offering period has been commenced thereunder.

     4.31 No Undisclosed Material Liabilities. Except as disclosed in the Unaudited Company Financial Statements or set forth in Company Disclosure Schedule, to the best of the Company's knowledge, there are no liabilities of the Company or its Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities incurred in the ordinary course of business consistent with past practice since the date of the Unaudited Company Balance Sheet, which in the aggregate are not material to the Company or its Subsidiary.

     4.32 Officers Certificate. The Company has delivered to Parent a certificate signed by each of the President, the Chairman, the Chief Technology Officer, and the Chief Financial Officer of the Company, dated as of the date of this Agreement, certifying that, to the best of his or her knowledge after due inquiry, the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof (in each case, disregarding any qualification contained therein with respect to materiality and Material Adverse Effect) with only such exceptions as would not in the aggregate have a Material Adverse Effect on the Company.

                                   ARTICLE 5

                                   COVENANTS

     5.1  Interim Operations.

     (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent has consented in writing thereto (which consent shall not be unreasonably withheld or delayed), the Company and its Subsidiary shall:

          (i) conduct its business and operations according to its usual, regular and ordinary course consistent with past practice;

          (ii) use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with it;

          (iii) not amend its charter or by-laws or comparable governing instruments or any material term of any outstanding securities of, or other ownership interests in, the Company or its Subsidiary;

          (iv) promptly notify Parent of any material event affecting the Company and/or its Subsidiary, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), the breach of any representation or warranty contained herein or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be or become untrue or inaccurate, any failure of the Company or its Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

          (v) promptly deliver to Parent true and complete copies of any report, statement or schedule filed with the Commission subsequent to the date of this Agreement;

          (vi) not (A) except pursuant to the exercise of options existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock or other security, effect any stock split, or reclassify, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, its capital stock or otherwise change its capitalization as it exists on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation or fringe benefits or enter into or amend any employment agreement with any of its present or future officers, directors or employees, except for normal increases in salaries or wages of employees of the Company and/or its Subsidiary who are not directors or officers of the Company in the ordinary course of business and consistent with past practice; (D) grant any severance or termination package to any employee or consultant not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agreement or arrangement with, any present or former director, officer or other employee of the Company and/or any Subsidiary; (E) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or to effect the conversion or cancellation of Company Options in accordance with
     Section 2.2 hereof or to amend such plans as required by law; or (F) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any present or former directors, officers or employees or the Company and/or any Subsidiary, except if required by law;

          (vii) not (A) declare, set aside, make or pay any dividend or make any other distribution or payment payable in cash, stock, property or otherwise with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action;

          (viii) not enter into any material agreement or transaction, or agree to enter into any material agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving any merger, consolidation, joint venture, license agreement, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring, or a purchase, sale, lease or other acquisition or disposition of any assets or capital stock;

          (ix) not incur any indebtedness for borrowed money or assume, endorse, guarantee or otherwise become responsible for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others, in any such case other than in the ordinary course of its business;

          (x) not make any loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary course of business;

          (xi) not make or commit to make any capital expenditures or lease commitments in excess of $25,000 individually or $100,000 in the aggregate, except for purchases of equipment for resale in the ordinary course of business;

          (xii) not voluntarily elect to alter materially the manner of keeping its books, accounts or records, or change in any manner the accounting practices or principles therein reflected except as required by GAAP;

          (xiii) not issue, deliver, sell, lease, sell and leaseback, pledge, dispose of or encumber, or authorize or commit to the issuance, delivery, sale, lease, sale/leaseback, pledge, disposition or Encumbrance of material properties or assets of the Company or any Subsidiary, except liens for taxes not currently due and except (A) sales of assets or inventory in the ordinary course of business consistent with past practice and (B) sales or dispositions of obsolete or worthless assets;

          (xiv) use its commercially reasonable efforts to maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect;

          (xv) not (A) make or change any Tax election or method of accounting with respect to Taxes, (B) file any amended Tax Return or (C) settle or compromise any examination or proceeding with respect to any material Tax liability, in each case other than in the ordinary course of business;

          (xvi) not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any rights of significant value;

          (xvii) not settle or compromise any litigation for amounts in excess of an aggregate of $100,000 (whether or not commenced prior to the date of this Agreement), other than settlements involving amounts payable by the Company and/or the Subsidiary that are not in excess of (x) amounts fully recoverable from insurers of the Company and/or the Subsidiary or (y) amounts applied against self-insured retention amounts or deductibles (provided such settlements do not involve any material non-monetary obligations on the part of the Company and/or its Subsidiary);

          (xviii) not change the composition, fill any vacancies or increase the size of the Company's Board of Directors;

          (xix) not hire (a) any employee at the level of Director or above or with an annual base salary in excess of $50,000 or (b) more than five employees in the aggregate;

          (xx) not enter into or become bound by any new contract or agreement that would constitute a Material Contract or amend, terminate, waive, release or assign any right under any existing Material Contract or enter into, amend, terminate, waive, release or assign any other contract or agreement if such amendment, termination, waiver, release or assignment would cause the Company to become liable for an amount in excess of $50,000 that it was not previously liable for or to give up an existing right to receive an amount in excess of $50,000; or

          (xxi) not amend or modify in any material respect or terminate any existing intellectual property license, execute any new intellectual property license, sell, license or otherwise dispose of, in whole or in part, any Company Intellectual Property Rights, and/or subject any Company Intellectual Property Rights to any Encumbrance other than licenses in the ordinary course of business.

     5.2  Preparation of Proxy Statement; Shareholders Meeting.

     (a) The Company shall, as soon as practicable following the date of this Agreement, prepare and file with the Commission the Proxy Statement in preliminary form (provided that Parent and its counsel shall be given reasonable opportunity to review and comment on the Proxy Statement prior to its filing with the Commission), and the Company shall use its best efforts to respond as promptly as practicable to any comments of the Commission with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Requisite Shareholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement. The Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after filing with the Commission. Subject to the fiduciary duties under applicable law of the Company's Board of Directors, (i) the Proxy Statement shall contain the recommendation of the Company's Board of Directors, acting upon the recommendation of the Independent Committee, that the shareholders of the Company vote to adopt and approve this Agreement and the Merger and (ii) if requested to do so by Parent at any time prior to the Shareholders Meeting and subject to compliance with their fiduciary duties under applicable law, if there shall have been publicly announced an alternative Acquisition Proposal (as hereinafter defined), the Company's Board of Directors, acting upon the recommendation of the Independent Committee, shall within a reasonable period of time following such request (and prior to the Shareholders Meeting) publicly reaffirm such recommendation and shall publicly announce that it is not recommending that the shareholders of the Company accept an alternative Acquisition Proposal, provided that such reaffirmation or announcement does not require significant delay in the timing of the Shareholders Meeting.

     (b) The Company shall, as soon as practicable following the date of execution of this Agreement, duly call, give notice of, convene and hold a Shareholders Meeting for the purpose of seeking the shareholder approval of this Agreement and the Merger. Subject to compliance with their fiduciary duties under applicable law, the Company's Board of Directors, acting upon the recommendation of the Independent Committee, shall recommend to its shareholders that they adopt and approve this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.2(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

     (c) Parent shall cause any and all shares of Company Common Stock beneficially owned by Parent or Acquisition Sub to be voted in favor of the adoption and approval of this Agreement and the Merger.

     5.3 Acquisition Proposals. Notwithstanding anything contained in this Agreement to the contrary:

     (a) From the date hereof until the Effective Time, or, if earlier, until the termination of this Agreement, the Company shall not directly or indirectly, and shall not authorize or permit any of its officers, directors, advisors, representatives or other agents directly or indirectly to, (i) solicit, initiate, encourage or induce the making or submission of any Acquisition Proposal (as hereinafter defined), (ii) furnish any information regarding the Company, or afford access to the properties, books or records of the Company, to any Person (other than Parent or any designees of Parent) in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person (other than Parent or any designees of Parent) with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal; provided, however, that prior to the adoption and approval of this Agreement by the Requisite Shareholder Approval, neither the Company nor any of its agents or representatives shall be prohibited by this Section 5.3 from furnishing information regarding the Company to, or entering into discussions or negotiations with, or accepting or recommending an Acquisition Proposal from, or entering into definitive agreements relating to an alternative Acquisition Proposal with, any Person in response to an Acquisition Proposal that is submitted by such Person (and not withdrawn) that the Company's Board of Directors believes is reasonably likely to lead to a Superior Acquisition Proposal if (A) neither the Company nor any representative of any of the Company or its Subsidiary shall have violated any of the restrictions set forth in this
Section 5.3, (B) the Board of Directors of the Company concludes in good faith, after consulting with its outside legal counsel, that the failure to take such action would constitute a breach of its fiduciary obligations to the Company's stockholders under applicable law, (C) the Board of Directors of the Company concludes in good faith, after consulting with its financial advisor, that such Acquisition Proposal is or reasonably likely to lead to a Superior Proposal, and
(D) prior to or contemporaneously with furnishing any such information to such Person, the Company furnishes such information to Parent (to the extent such information has not been previously furnished by the Company to Parent). The Company will immediately cease and cause to be terminated any existing discussions or negotiations with any Person relating to any Acquisition Proposals. For purposes of this Agreement, an "Acquisition Proposal" means any inquiry, proposal or offer (other than as contained in this Agreement) from any Person (a) relating to any direct or indirect acquisition or purchase of (x) a business that constitutes 15% or more of the net revenues, net income or the assets of the Company or its Subsidiary, or (y) 15% or more of any class of equity securities of the Company or its Subsidiary, (b) relating to any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or its Subsidiary, or (c) relating to any merger, consolidation, business combination, acquisition, recapitalization, liquidation, dissolution or similar transaction involving the Company or its Subsidiary, in each case, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Superior Acquisition Proposal" means any unsolicited, bona fide written offer by a third party to purchase or otherwise acquire (by merger, purchase of outstanding Company Common Stock or otherwise) more than 50% of the outstanding Company Common Stock or all or substantially all of the assets of the Company which (i) the Company's Board of Directors, acting upon the recommendation of the Independent Committee and the advice of its financial advisor, determines in good faith is reasonably likely to be consummated, taking into account the Person making the proposal and all legal, financial, regulatory and other aspects of the Acquisition Proposal, and (ii) the Company's Board of Directors or the Independent Committee acting on its behalf believes in good faith (after consultation with and based upon the advice of its outside financial advisors) would, if consummated, provide greater value to the Company's shareholders than the transaction contemplated by this Agreement.

     (b) Except as expressly permitted by this Section 5.3, the Company's Board of Directors shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the approval or recommendation by the Company's Board of Directors of this Agreement, the Merger and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Acquisition Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence. Notwithstanding the foregoing, if at any time the Company's Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's shareholders under applicable law, subject to compliance with this
Section 5.3, the Company's Board of Directors may, in response to a Superior Acquisition Proposal, enter into a Company Acquisition Agreement with respect to such Superior Acquisition Proposal and, at the time of execution of a binding agreement with respect thereto, terminate this Agreement in accordance with
Section 7.3(a) hereof.

     (c) In addition to the obligations of the Company as set forth in paragraphs (a) and (b) of this Section 5.3, Company shall notify Parent orally within one business day (and in writing within two business days) of any Acquisition Proposal in response to which the Company has furnished confidential information to the proponent thereof or has commenced negotiations with the proponent thereof, which notice shall include the identity of the Person making the Acquisition Proposal and, if the Superior Acquisition Proposal would provide for a per-share consideration for the Company Common Stock of less than $3.20, the materials terms thereof. In addition, in the event (and in each event) that the Company intends to enter into a Company Acquisition Agreement relating to a Superior Acquisition Proposal, the Company shall, not less than one 24-hour period containing eight regular business hours, prior to entering into such Company Acquisition Agreement advise Parent in writing of such intention and the identity of the Person or Persons who have made and/or are sponsoring, directly or indirectly, such Superior Acquisition Proposal and, if the Superior Acquisition Proposal would provide for a per-share consideration for the Company Common Stock of less than $3.20, the materials terms thereof.

     5.4 Inspection of Records. From the date hereof to the Effective Time, the Company shall and shall cause its Subsidiary, and its respective directors, employees, auditors, counsel, financial advisors and other agents, to (a) allow all designated officers, attorneys, accountants and other representatives of Parent reasonable access at all reasonable times to its officers, agents, employees, offices, records, files, correspondence, audits and properties, as well as to all information relating to its commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Company and its Subsidiary; (b) furnish to Parent and its aforementioned representatives such financial, operating and other data and other information as such Persons may reasonably request; and (c) instruct its employees, counsel, auditors and financial advisors and other agents to cooperate reasonably with Parent and its investigation of the business of the Company and its Subsidiary; provided that any information and documents received by Parent or its representatives (whether furnished before or after the date of this Agreement) shall be held in accordance with the Confidentiality Agreement, dated as of November 26, 2001, between Parent and the Company (the "Confidentiality Agreement"), which shall remain in full force and effect until the Effective Time pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof. From the date hereof to the Effective Time, Parent shall (a) furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request in order to verify that the representations and warranties of Parent contained in Section 3 hereof are true and correct as of the Closing Date to the extent required by Section 6.2(c), and (b) instruct its officers, counsel and financial advisors to cooperate reasonably with the Company in connection therewith. Notwithstanding the foregoing, the Company and Parent may withhold documents and information to the extent required to comply with the terms of a confidentiality agreement with a third party in effect on the date of this Agreement.

     5.5 Publicity. Neither party hereto shall make any press release or public announcement with respect to this Agreement, the Merger or the transactions contemplated hereby without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, in the opinion of its outside legal counsel, is obligated to make pursuant to applicable law or regulation of any national securities exchange, in which case, the party desiring to make the disclosure shall consult with the other party hereto prior to making such disclosure or announcement.

     5.6  Further Action; Reasonable Best Efforts.

     (a) Each of the Company, Parent and Acquisition Sub shall: (i) promptly make and effect all registrations, filings and submissions required to be made or effected by it pursuant to the Exchange Act and other applicable legal requirements with respect to the Merger; and (ii) use reasonable efforts to cause to be taken, on a timely basis, all other actions and to execute and deliver such further documents, certificates, notices and instruments necessary or appropriate or as may reasonably be requested by Parent for the purpose of consummating, evidencing, reflecting and/or effectuating the transactions contemplated by, and to carry out the intent and purposes of, this Agreement, or to assist Parent in conducting the business of the Surviving Corporation following the Closing. Without limiting the generality of the foregoing, each of the parties agrees to use its reasonable best efforts to (A) promptly provide all information requested by any governmental entity in connection with the Merger or any of the other transactions contemplated by this Agreement, and (B) promptly take, and cause its affiliates to take, all actions and steps necessary to obtain any antitrust clearance or similar clearance required to be obtained from the Federal Trade Commission, the Department of Justice, any state attorney general, any foreign competition authority or any other governmental entity in connection with the transactions contemplated by this Agreement.

     (b) Without limiting the generality of the foregoing, upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including but not limited to (i) cooperation in the preparation and filing of the Proxy Statement, (ii) determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement) under any applicable law or regulation or from any governmental entities or third parties, including parties to leases, loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger, and (iii) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations.

     (c) The Company shall use its commercially reasonable best efforts to obtain all consents, approvals, agreements, extensions or other waivers of rights necessary to ensure that all Leases and other Material Contracts remain in full force and effect for the benefit of the Surviving Corporation after the Effective Time on substantially the same terms and conditions as in effect on the date hereof (without any increase in amounts payable thereunder).

     (d) The Company shall use its good faith efforts to obtain from each holder of a Company Option a written acknowledgment and acceptance that, at the Effective Time, his, her or its Company Options shall be treated as set forth in
Section 2.2 hereof.


     5.7  Indemnification; D&O Insurance, Etc.


     (a) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation (from and after the Closing Date) to honor all the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company and its Subsidiary against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Closing Date to the maximum extent that such obligations of the Company exist on the date of this Agreement pursuant to the Company's Articles of Incorporation, By-laws, the FBCA, or the individual indemnity agreements set forth in Schedule 5.7 attached hereto, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company's Articles of Incorporation, By-laws, the FBCA and such individual indemnity agreements from the Closing Date until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or its Subsidiary is entitled to indemnification under this Section 5.7, such director or officer shall be entitled to reimbursement from the Company (from and after the Closing Date) or the Surviving Corporation (from and after the Closing Date) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation or the Company, as applicable, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment if it shall be adjudicated that such current or former director or officer was not entitled to such payment.

     (b) The Company will maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage. Prior to the Effective Time Parent shall purchase tail insurance providing coverage for a period of six years after the Effective Time on the same terms as the current policies of directors' and officers' liability insurance and indemnification maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers, which policies provide coverage of the types, in the amounts and containing terms and conditions which are no less advantageous to the beneficiaries thereof than those maintained by the Company) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time.

     (c) The Articles of Incorporation of the Surviving Corporation shall contain the provisions that are set forth in Article VI of the Company's Articles of Incorporation, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or other agents of the Company.

     (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all of substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume, as a matter of law or otherwise, the obligations set forth in this Section 5.7.

     5.8 Disposition of Litigation. The Company and Parent shall participate jointly in the defense of any shareholder litigation against the Company, Parent or Acquisition Sub, as applicable, and their respective affiliates, and the directors, officers, employees, representatives and agents of the foregoing, relating to the transactions contemplated by this Agreement.

     5.9 Employee Stock Purchase Plan. The Company shall not commence any new offering period under the ESPP, grant or change any rights under the ESPP, or accept or take any cash from or on behalf of any employee in connection with the ESPP.

                                   ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless waived by each of the parties hereto in accordance with the provisions of Section 7.8 hereof):

          (a) No preliminary or permanent injunction or other order, decree, statute, rule or regulation shall have been entered and remain in effect by any federal or state court or federal, state, local or other governmental entity which prevents the consummation of the Merger or materially changes the terms or conditions of this Agreement.

          (b) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for the filing of the Articles of Merger and any documents required to be filed after the Effective Time.

          (c) The consummation of the Merger shall not violate applicable law.

     6.2 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by the Company in accordance with the provisions of Section 7.8 hereof):

          (a) This Agreement and the Merger shall have been adopted and approved by Requisite Shareholder Approval.

          (b) Parent and Acquisition Sub shall have performed, in all material respects, all of their respective obligations contained herein that are required to be performed by Parent or Acquisition Sub at or prior to the Closing Date, and the Company shall have received a certificate of an Executive Officer of Parent, dated the Closing Date, certifying to such effect.

          (c) The representations and warranties of Parent contained in this Agreement (disregarding any qualification contained therein with respect to materiality and material adverse effect) shall be true and correct as of the Closing Date (except those representations and warranties that address matters as of a particular date, which shall remain true and correct as of such date) with only such exceptions as would not in the aggregate have a material adverse effect on Parent's or Acquisition Sub's ability to perform its obligations hereunder. The Company shall have received a certificate of an Executive Officer of Parent, dated the Closing Date, certifying to such effect to the best of his or her knowledge after due inquiry.

          (d) The Company shall have received from Parent certified copies of the resolutions of its and Acquisition Sub's respective Boards of Directors and, to the extent required, shareholders approving and adopting, on or before the date of this Agreement, this Agreement, the Definitive Financing Documents, the Merger and the transactions contemplated hereby.

          (e) From the date of this Agreement through the Effective Time, there shall not have occurred any event that has had, or would be reasonably likely to have, a material adverse effect on Parent's or Acquisition Sub's ability to perform hereunder.

          (f) Parent and Acquisition Sub shall have executed and delivered such other documents and taken such other actions as the Company shall have reasonably requested.

          (g) The financing contemplated by the Financing Commitments (as such Financing Commitments may be amended, modified or replaced with the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that no consent shall be required to the extent any such amendment, modification or replacement consists of equity financing with no mandatory redemption sooner than three years from the issue date) shall have closed or shall close simultaneously with the Effective Time.

     6.3 Conditions to the Obligation of Parent and Acquisition Sub to Effect the Merger. The obligations of Parent and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by Parent in accordance with the provisions of Section 7.8 hereof):

          (a) This Agreement and the Merger shall have been adopted and approved by Requisite Shareholder Approval.

          (b) There shall not be pending or threatened by any governmental entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or Acquisition Sub or any of its affiliates any damages that are material to any such party, (ii) seeking to prohibit or limit the ownership or operation by the Company or its Subsidiary of any material portion of the business or assets of the Company or its Subsidiary or (iii) seeking to impose limitations on the ability of Parent or Acquisition Sub or any shareholder of Parent or Acquisition Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company.

          (c) There shall not be pending or threatened by any non-governmental Person any suit, action or proceeding of the type described in clauses (i) through (iii) of Section 6.3(b) that Parent shall reasonably believe, based on the advice of reputable counsel, is reasonably likely to be successful in obtaining injunctive relief or monetary damages that would have a Material Adverse Effect on the Company.

          (d) The Company shall have performed, in all material respects, all of its obligations contained herein that are required to be performed by the Company at or prior to the Closing Date, and Parent shall have received a certificate of an executive officer of the Company, dated the Closing Date, certifying to such effect.

          (e) The representations and warranties of the Company contained in this Agreement (disregarding any qualification contained therein with respect to materiality and Material Adverse Effect) shall be true and correct as of the Closing Date (except those representations and warranties that address matters as of a particular date, which shall remain true and correct as of such date) with only such exceptions as would not in the aggregate have a Material Adverse Effect on the Company. Parent shall have received a certificate of an executive officer of the Company, dated the Closing Date, certifying to such effect to the best of his or her knowledge after due inquiry.

          (f) Parent shall have received from the Company certified copies of the resolutions of the Company's Board of Directors and shareholders approving and adopting this Agreement and the Merger and the transactions contemplated hereby.

          (g) Parent shall have received evidence, in form and substance reasonably satisfactory to it, that all material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities required in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the Merger) and from those third parties listed on Section 6.3(g) of the Company Disclosure Statement without the payment or imposition of any material costs or additional obligations.

          (h) From the date of this Agreement through the Effective Time, there shall not have occurred any event that has had, or would be reasonably likely to have, a Material Adverse Effect on the Company.

          (i) Each director of the Company shall have resigned from the Company's Board of Directors in writing, effective as of the Effective Time, and each Executive Officer listed on Section 6.3(i) of the Company Disclosure Statement hereto shall have resigned as an officer (but not as an employee) of the Company in writing, effective as of the Effective Time.

          (j) The Company shall have not less than an aggregate of $32 million in cash, cash equivalents and marketable securities immediately prior to the Closing Date less (x) the amount of any reasonably documented transaction fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement and the Prior Merger Agreement and actually paid between the date hereof and the Closing Date (of which Parent shall receive notice a reasonable time prior to any such payment) and (y) the amount of any termination fees or amounts to be credited against any termination fees payable under the Prior Merger Agreement actually paid prior to the Closing Date pursuant to the Prior Merger Agreement Amendment, or such lesser amount as to which Parent may consent that results from one-time charges or expenses, the payment of which has been approved in writing by Parent.

          (k) The Company shall have executed and delivered such other documents and taken such other actions as Parent shall have reasonably requested.

                                   ARTICLE 7

                                  TERMINATION

     7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the Requisite Shareholder Approval, by the mutual consent of Parent and the Company.

     7.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by the Company by action of the Company's Board of Directors upon the recommendation of the Independent Committee or by Parent by action of its Board of Directors if:

          (a) the Merger shall not have been consummated by May 31, 2002; provided, however, that the right to terminate this Agreement under this clause will not be available to any party whose breach of any representation, warranty or covenant hereunder has been a material cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (b) the Requisite Shareholder Approval shall not have been obtained at the Shareholders Meeting (as such meeting may be adjourned or delayed); or

          (c) a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action either (i) permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or any of the transactions contemplated by this Agreement or (ii) otherwise altering the terms of any of the foregoing in any significant respect, and such order, decree, ruling or other action is or shall have become final and nonappealable.

     7.3  Termination by the Company.

     (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company, prior to the receipt of the Requisite Shareholder Approval if, (i) pursuant to and in compliance with
Section 5.3 hereof, the Board of Directors of the Company acting upon the recommendation of the Independent Committee withdraws, modifies or amends in a manner adverse to Parent or Acquisition Sub its approval or recommendation of this Agreement or any of the transactions contemplated hereby (or publicly announces its intention to do so), or (ii) the Company's Board of Directors acting upon the recommendation of the Independent Committee approves a Superior Acquisition Proposal; provided, however, that the Company shall have complied with Section 5.3 in all respects; and, provided further, that this Agreement may not be terminated pursuant to this Section 7.3(a) unless concurrently with such termination, the Company pays to Parent the fee payable pursuant to Section 7.6(a)(i).

     (b) This Agreement may be terminated and the Merger may be abandoned by the Company at any time after the receipt of the Requisite Shareholder Approval and prior to the Effective Time, if (i) the condition to the obligation of the Company to effect the Merger set forth in Section 6.2(g) hereof shall not have been fulfilled at or prior to the Closing Date, and (ii) each of the conditions to the obligation of Parent and Acquisition Sub to effect the Merger set forth in Section 6.3 hereof shall have been fulfilled at or prior to the Closing Date.

     7.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to Parent or Acquisition Sub its approval or recommendation of this Agreement or any of the transactions contemplated herein,
(ii) approved, recommended or entered into a Company Acquisition Agreement with respect to, or consummated, any Superior Acquisition Proposal, (iii) resolved to do any of the foregoing, or (iv) in response to the commencement of any tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock, not recommended rejection of such tender offer or exchange offer.

     7.5 Termination Upon Breach of Representation, Warranty or Covenant. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (i) by the Company, if Parent breaches any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is reasonably likely to have a material adverse effect on Parent's or Acquisition Sub's ability to perform hereunder and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 20 days after the Company has furnished Parent with written notice of such breach, or (ii) by Parent if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement and such breach has had or is reasonably likely to have a Material Adverse Effect on the Company and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 20 days after Parent has furnished the Company with written notice of such breach.

     7.6  Termination Fee.

     (a) (i) In the event that this Agreement is terminated by the Company pursuant to Section 7.3 or by Parent pursuant to Section 7.4, the Company shall pay to Parent by wire transfer of immediately available funds to an account designated by Parent on the next business day following such termination (or, in the case of a termination pursuant to Section 7.3(a), prior to the effectiveness of such termination) a nonrefundable fee in an amount equal to $1,800,000.

     (ii) In the event that this Agreement is terminated by the Company or Parent pursuant to Section 7.2(b), then (unless Parent is then entitled to receive a fee pursuant to Section 7.6(a)(i)) the Company shall pay to Parent by wire transfer of immediately available funds to an account designated by Parent on the next business day following such termination, a nonrefundable fee in an amount equal to $400,000 as a liquidated amount for reimbursement of Parent's fees and expenses (including all attorneys' fees, accountants' fees and filing fees) that have been paid or that may become payable by Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger.

     (iii) Except as set forth in Section 7.7 or in the case of fraud or willful misconduct, the payment of any fee payable pursuant to this Section 7.6(a) shall serve as full liquidated damages hereunder, and Parent hereby waives all claims against the Company and its Subsidiary hereunder in respect of the circumstances requiring such payment.

     (b) (i) In the event that this Agreement is terminated by the Company pursuant to Section 7.3(b), then Parent shall pay to the Company by wire transfer of immediately available funds to an account designated by the Company on the next business day following such termination, a nonrefundable fee in an amount equal to $400,000 as a liquidated amount for reimbursement of the Company's fees and expenses (including all attorneys' fees, accountants' fees and filing fees) that have been paid or that may become payable by the

Company in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger. Such amount, if not paid by Parent within three business days after written demand from the Company, shall be paid by Core Technology Fund IV, LLC, within three business days after its receipt of written demand and notice from the Company that Parent has failed to make such payment.

     (ii) Except as set forth in Section 7.7 or in the case of fraud or willful misconduct, the payment of the amount payable pursuant to this Section 7.6(b) shall serve as full liquidated damages hereunder, and the Company hereby waives all claims against Parent, Acquisition Sub, or any other Person hereunder in respect of the circumstances requiring such payment.

     (c) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided that all expenses of Parent shall be paid by the Surviving Corporation at or following the Effective Time.

     7.7 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, this Agreement shall become void and have no effect other than Sections 5.4, 5.8, 7.6 and this 7.7, which provisions shall survive such termination and all obligations of the parties hereto shall terminate, except pursuant to such enumerated provisions without any liability or obligation on the part of Parent, Acquisition Sub or the Company; provided, however, that the termination of this Agreement prior to the Effective Time shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement.

     7.8 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations, Warranties and Agreements. Except as provided in Section 7.7 hereof, the representations and warranties in this Agreement and in any instrument delivered pursuant hereto shall expire at the Effective Time or upon the termination of this Agreement pursuant to Article 7, as the case may be. All agreements in this Agreement to be fully performed prior to the Effective Time shall terminate at the Effective Time and all other agreements shall survive the Effective Time.

     8.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

If to Parent or Acquisition Sub:               If to the Company:

Syngistix, Inc.                                Members of the Independent Committee
5340 Quebec Street, Suite 300                  of the Board of Directors
Englewood, CO 80111                            1615 South Congress Avenue
Facsimile: (303) 889-4533                      Delray Beach, Florida 33445
Attention: Scotte Hudsmith                     Facsimile: (561) 279-4376

With copies to:                                With copies to:

Cooley Godward LLP                             Testa, Hurwitz & Thibeault, LLP
380 Interlocken Crescent, Suite 900            Oliver Street Tower
Broomfield, Colorado 80021-8023                125 High Street
Facsimile: (720) 566-4099                      Boston, Massachusetts 02110
Attention: Steven E. Segal, Esq                Attn: George Lloyd, Esq.
                                               Facsimile: (617) 790-0168

or to such other address as any party shall specify by written notice so given.

     8.3 Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign all or any of its or Acquisition Sub's rights and obligations hereunder to any affiliate of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     8.4 Entire Agreement. This Agreement, the Disclosure Statements of the Company and Parent, the Exhibits and the Confidentiality Agreement hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.5  Amendment.

     (a) This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval of matters presented in connection with the Merger by the shareholders of the Company, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) With the consent of the other party, either party to this Agreement may at any time and from time to time prior to the mailing of the Proxy Statement, by written notice to the other party, supplement or amend such party's Disclosure Statement to disclose any breach occurring after the date hereof of any representation or warranty of such party that is not reasonably capable of being remedied prior to the Effective Time and will, if not remedied, result in the condition set forth in Section 6.2(c) (in the case of Parent) or in Section 6.3(d) (in the case of the Company) not being satisfied at the Effective Time.

     8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     8.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     8.9 Waivers. All waivers must be in writing. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.10 Incorporation of Exhibits. The Disclosure Statements of the Company and Parent attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          ECOMETRY CORPORATION

                                          By:   /s/ MARTIN K. WEINBAUM
                                          --------------------------------------
                                          Title: V.P. Finance

                                          SYNGISTIX, INC.

                                          By:   /s/ SCOTTE C. HUDSMITH
                                          --------------------------------------
                                          Title: President & CEO

                                          CITRUS MERGER CORP

                                          By:   /s/ SCOTTE C. HUDSMITH
                                          --------------------------------------
                                          Title: President & CEO

                                          FOR THE PURPOSES OF SECTION
                                          7.6(B)(I) ONLY:

                                          CORE TECHNOLOGY FUND IV, LLC

                                          By:     /s/ GARY M. JACOBS
                                          --------------------------------------
                                          Title: Managing Director

                                                                         ANNEX B

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                SG MERGER CORP.

                                      AND

                              ECOMETRY CORPORATION

                    AND WITH RESPECT TO SECTION 5.2(c) ONLY,

                                WILBURN W. SMITH

                                      AND

                                ALLAN J. GARDNER

                          DATED AS OF OCTOBER 25, 2001

                               TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
ARTICLE I -- THE MERGER..................................................    1
     1.1     The Merger; Filing and Effective Time.......................    1
     1.2     Closing.....................................................    1
     1.3     Effects of the Merger.......................................    1
     1.4     Articles of Incorporation; By Laws..........................    2
     1.5     Directors and Officers......................................    2
ARTICLE II -- EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
  COMPANY AND SG.........................................................    2
     2.1     Effect on Capital Stock.....................................    2
     2.2     Company Options.............................................    2
     2.3     Meeting of Shareholders.....................................    3
     2.4     Exchange of Certificates....................................    3
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF SG......................    5
     3.1     Organization, Standing, Qualification.......................    5
     3.2     Capitalization of SG........................................    5
     3.3     Authorization of Agreement and Other Documents..............    5
     3.4     Non-Contravention...........................................    5
     3.5     Disclosure Documents........................................    5
     3.6     Brokers.....................................................    6
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............    6
     4.1     Organization, Standing and Qualification....................    6
     4.2     Capitalization..............................................    6
     4.3     Subsidiaries................................................    7
     4.4     Corporate Documents.........................................    7
     4.5     Authorization of Agreement..................................    7
     4.6     Non-Contravention...........................................    7
     4.7     Compliance with Laws........................................    8
     4.8     Commission Documents........................................    8
     4.9     Litigation..................................................    8
     4.10    Taxes.......................................................    8
     4.11    ERISA.......................................................    9
     4.12    Environmental Matters; OSHA.................................   10
     4.13    Interim Conduct of Business.................................   11
     4.14    No Brokers..................................................   11
     4.15    Opinions of Financial Advisors..............................   12
     4.16    Information Supplied........................................   12
     4.17    Properties..................................................   12
     4.18    Material Contract Defaults; Non-Compete.....................   12
     4.19    Transactions with Affiliates................................   12
     4.20    Board Recommendation........................................   13
     4.21    Intellectual Property.......................................   13
ARTICLE V -- COVENANTS...................................................   13
     5.1     Interim Operations..........................................   13
     5.2     Preparation of Proxy Statement; Shareholders Meeting........   15
     5.3     Acquisition Proposals.......................................   16
     5.4     Inspection of Records.......................................   17
     5.5     Publicity...................................................   18
     5.6     Further Action; Reasonable Best Efforts.....................   18
     5.7     Indemnification; D&O Insurance, etc.........................   18

                                                                           PAGE
                                                                           ----
  5.8        Disposition of Litigation...................................   19
  5.9        Termination of Stock Purchase Plan..........................   19
ARTICLE VI -- CONDITIONS.................................................   19
             Conditions to Each Party's Obligation to Effect the
  6.1        Merger......................................................   19
             Conditions to the Obligation of the Company to Effect the
  6.2        Merger......................................................   20
  6.3        Conditions to the Obligation of SG to Effect the Merger.....   20
ARTICLE VII -- TERMINATION...............................................   21
  7.1        Termination by Mutual Consent...............................   21
  7.2        Termination by Either SG or the Company.....................   21
  7.3        Termination by the Company..................................   21
  7.4        Termination by SG...........................................   21
             Termination Upon Breach of Representation, Warranty or
  7.5        Covenant....................................................   22
  7.6        Termination Fee.............................................   22
  7.7        Effect of Termination and Abandonment.......................   22
  7.8        Extension; Waiver...........................................   22
ARTICLE VIII -- GENERAL PROVISIONS.......................................   22
  8.1        Nonsurvival of Representations, Warranties and Agreements...   22
  8.2        Notices.....................................................   23
  8.3        Assignment, Binding Effect..................................   23
  8.4        Entire Agreement............................................   23
  8.5        Amendment...................................................   23
  8.6        Governing Law...............................................   24
  8.7        Counterparts................................................   24
  8.8        Headings....................................................   24
  8.9        Waivers.....................................................   24
  8.10       Incorporation of Exhibits...................................   24
  8.11       Severability................................................   24
  8.12       Enforcement of Agreement....................................   24


Exhibit A -- Articles of Incorporation of SG
Exhibit B -- By-laws of SG

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement") made and entered into as of the 25th day of October, 2001, among SG MERGER CORP., a Florida corporation ("SG"), and ECOMETRY CORPORATION, a Florida corporation (the "Company"), and with respect to Section 5.2(c) only WILBURN W. SMITH and ALLAN J. GARDNER.

                                  WITNESSETH:

     WHEREAS, the Board of Directors of the Company, acting upon the recommendation of the Independent Committee thereof (the "Independent Committee"), and the Board of Directors of SG have determined that, upon the terms and subject to the conditions set forth herein, the acquisition of the Company by SG by means of a merger (the "Merger") of SG with and into the Company is advisable and in the best interests of the shareholders of SG and the Company and accordingly have agreed to effect the Merger;

     WHEREAS, SG is a newly formed corporation organized at the direction of Wilburn W. Smith and Allan J. Gardner (the "Principals") which, prior to the consummation of the Merger, will own all the capital stock of the Company currently owned by the Principals; and

     WHEREAS, SG and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1  The Merger; Filing and Effective Time.

     (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "FBCA"), at the Effective Time (as hereinafter defined), SG shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of SG shall cease and the Company shall be the surviving corporation (the "Surviving Corporation") following the Effective Time. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Company, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Company. The name of the Surviving Corporation shall continue to be Ecometry Corporation and the purpose thereof shall be as set forth in the Articles of Incorporation of the Surviving Corporation.

     (b) The parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Florida, in such form as required by and executed in accordance with the relevant provisions of the FBCA (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Florida (or such later time as is agreed to by the parties hereto and set forth therein) being hereinafter referred to as the "Effective Time").

     1.2 Closing. The closing of the Merger (the "Closing") will take place as soon as practicable after satisfaction or waiver of the conditions set forth in
Article VI (the "Closing Date"), at the offices of Akerman, Senterfitt & Eidson, P.A., Las Olas Centre II, 350 E. Las Olas Blvd., Suite 1600, Ft. Lauderdale, Florida, unless another date or place is agreed to in writing by the parties hereto.

     1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the FBCA.

     1.4  Articles of Incorporation; By Laws.

     (a) At the Effective Time, the Articles of Incorporation of SG as in effect immediately prior to the Effective Time in the form set forth as Exhibit A hereto shall be the Articles of Incorporation of the Surviving Corporation until thereafter further amended as provided therein and under the FBCA.

     (b) At the Effective Time, the By-laws of SG as in effect immediately prior to the Effective Time in the form set forth as Exhibit B hereto shall be the By-laws of the Surviving Corporation following the Merger and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation following the Merger and as provided under the FBCA.

     1.5 Directors and Officers. The directors of SG immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation following the Merger, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation following the Merger, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation following the Merger, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

                                   ARTICLE II

              EFFECT OF THE MERGER ON THE CAPITAL STOCK OF COMPANY
                                     AND SG

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, SG or any holder of any shares of any common stock, $.01 par value per share, of the Company ("Company Common Stock") or any holder of capital stock of SG, the shares of capital stock of SG and the Company Common Stock shall be converted or canceled as follows:

          (a) Capital Stock of SG. Each issued and outstanding share of capital stock of SG shall be converted into and become one fully paid and non-assessable share of common stock, $.01 par value per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Shares and Shares Owned by SG and the Principals. Each share of Company Common Stock that is owned directly by the Company, any Subsidiary (as hereinafter defined) of the Company, SG or a Principal shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 2.1(b), each issued and outstanding share of Company Common Stock shall be converted into the right to receive $2.70 in cash, subject to adjustment for any stock split, stock dividend or combination of stock that may occur from the date hereof and prior to the Effective Time. The aggregate cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.1(c) is referred to as the "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.4(b), without interest.

     2.2 Company Options. At the Effective Time, each option (a "Company Option") to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time (other than Company Options owned by SG and/or the Principals) shall become immediately vested. Each Company Option (other than Company Options owned by SG and/or the Principals) with an exercise price per share of Company Common Stock less than the Merger Consideration shall automatically be converted into the right to receive cash in the amount of the product of (a) the Merger Consideration minus such exercise price, multiplied by
(b) the number of shares of Company Common Stock for which such Company Option is exercisable. All other Company Options outstanding as of the Effective Time shall automatically be terminated effective as of the Effective Time.

     2.3 Meeting of Shareholders. The Board of Directors of the Company shall, as promptly as practicable following the date of this Agreement and in consultation with SG, (i) duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of considering, adopting and approving this Agreement and the Merger (the "Shareholders Meeting") and (ii) (A) except to the extent modified in accordance with this Section 2.3, include in the Proxy Statement (as defined in Section 3.5) the unanimous recommendation of the Company's Board of Directors acting upon the recommendation of the Independent Committee that the shareholders of the Company vote in favor of the adoption of this Agreement and the Merger and include the written opinion of the Financial Advisor (as defined in Section 4.14) that the consideration to be received by the shareholders of the Company (other than SG and its affiliates) pursuant to the Merger is fair to such shareholders from a financial point of view and (B) use its reasonable best efforts to obtain the affirmative vote of holders of a majority of the outstanding Company Common Stock (the "Requisite Shareholder Approval") and of holders of a majority of the outstanding shares of Company Common Stock not held by SG, the Principals and their affiliates (the "Agreed Shareholder Approval") in favor of the adoption of this Agreement and the approval of the Merger. The Board of Directors of the Company shall not withdraw, amend or modify in a manner adverse to SG its recommendation referred to in clause (ii) (A) of the preceding sentence (or announce publicly its intention to do so). Notwithstanding the foregoing, prior to the receipt of the Requisite Shareholder Approval, the Board of Directors of the Company shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) of this Agreement and the Merger in a manner adverse to SG if: (1) a Superior Acquisition Proposal (as defined in Section 5.3) shall have been proposed by any Person (as hereinafter defined) other than SG and such proposal is pending at the time of such action; (2) the Board of Directors shall have concluded in good faith, after consultation with its outside legal counsel, that the Board of Directors is required to withdraw, amend or modify its recommendation in order to comply with its fiduciary duties to the shareholders of the Company under applicable law and (3) the Company shall be in compliance with Section 5.3 hereof.

     2.4  Exchange of Certificates.

     (a) Paying Agent. Prior to the Effective Time, SG shall select a bank or trust company in the United States, reasonably acceptable to the Company, to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock. The Surviving Corporation shall take all steps necessary to provide the Paying Agent with the cash necessary to pay for the shares of Company Common Stock converted into the right to receive Merger Consideration (such cash being hereinafter referred to as the "Exchange Fund") immediately following the Effective Time. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under Section 2.1(c), the Surviving Corporation shall promptly deposit in trust additional cash with the Paying Agent sufficient to make all payments required, and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

     (b) Exchange Procedures. Promptly after the Effective Time (but in no event later than five business days following such date), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.4(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.1(c). If any holder of shares of Company Common Stock shall be unable to surrender such holder's Certificates because such certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. For purposes of this Agreement, "Person" shall mean any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

     (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

     (e) No Liability. Neither the Surviving Corporation nor the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

     (g) Withholdings. The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law.

     (h) Charges and Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF SG

     Except as set forth in the disclosure statement delivered by SG to the Company concurrently herewith (as such disclosure statement may be supplemented or amended pursuant to Section 8.5(b)) and identified as the "SG Disclosure Statement," SG represents and warrants to the Company as follows:

     3.1 Organization, Standing, Qualification. SG (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida; (ii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted prior to the Effective Time, except where the failure to have such power and authority would not have a material adverse effect on SG or its ability to perform hereunder, and to consummate the transactions contemplated hereby; (iii) is duly qualified to do business and is in good standing in the State of Florida, which is the only jurisdiction in which the conduct of its business requires it to be so qualified; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except where the failure to have obtained such licenses, permits, franchises or authorizations would not have a material adverse effect on SG or its ability to perform hereunder. Copies of SG's Articles of Incorporation and By-laws as in effect on the date hereof are attached hereto as Exhibits A and B. SG has no subsidiaries.

     3.2  Capitalization of SG.

     (a) As of the date hereof, the authorized capital stock of SG consists of 10,000,000 shares of common stock, par value $.01 per share ("SG Common Stock"), 4,325,000 of which are issued and outstanding and owned of record by one or the other of the Principals.

     (b) Each outstanding share of SG Common Stock is (i) duly authorized and validly issued; and (ii) fully paid and nonassessable and free of preemptive and similar rights.

     3.3 Authorization of Agreement and Other Documents. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors and the shareholders of SG and no other proceedings on the part of SG or its shareholders are necessary to authorize the execution, delivery or performance of this Agreement. SG has duly executed and delivered this Agreement and this Agreement is a valid and binding obligation of SG, enforceable against SG in accordance with its terms.

     3.4 Non-Contravention. The execution, delivery and performance of this Agreement by SG and the consummation by SG of the transactions contemplated hereby, will not (i) violate or conflict with any provision of any law applicable to SG or by which any property or asset of SG is bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by SG with any public authority (other than in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the FBCA), (iii) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of SG in any respect or
(iv) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of SG pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which SG is subject or by which SG or any of its property or assets is bound; except in the case of clauses (i), (ii) and (iv) above where such violations, conflicts, breaches, defaults or the failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, would not, individually or in the aggregate, have a material adverse effect on SG or its ability to perform hereunder.

     3.5 Disclosure Documents. None of the information supplied, or to be supplied, by SG to the Company for inclusion or incorporation by reference in the proxy statement (the "Proxy Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") and to be sent to the shareholders of the Company in connection with the Shareholders Meeting will, at the time it is sent to the shareholders of the Company or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. With the exception of information supplied by the Company for inclusion in the Statement on Schedule 13E-3 (such Statement, as amended or supplemented, is herein referred to as the "Schedule 13E-3") to be filed by SG and the Company with the Commission concurrently with the filing of the Proxy Statement, the Schedule 13E-3 will not, at the time it is first filed with the Commission, and at any time it is amended or supplemented and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by SG with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion in the Schedule 13E-3.

     3.6 Brokers. No Person is entitled to any brokerage or finder's fee or commission in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of SG.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Company Reports (as hereinafter defined) or in the disclosure statement delivered by the Company to SG concurrently herewith (as such disclosure statement may be supplemented or amended pursuant to Section 8.5(b)) and identified as the "Company Disclosure Statement," the Company represents and warrants to SG as follows:

     4.1 Organization, Standing and Qualification. The Company and each of its Subsidiaries (as defined in Section 4.3 hereof) (i) is a corporation duly organized, validly existing and in good standing under the laws in the jurisdiction of its incorporation; (ii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have a Material Adverse Effect (as hereinafter defined) on the Company, and to consummate the transactions contemplated hereby; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect on the Company; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership or operation of its properties or the conduct of its businesses, except where the failure to have obtained such licenses, permits, franchises or authorizations would not have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" when used with respect to the Company and/or its Subsidiaries means (a) any change or effect that is, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (b) a material impairment of the ability of the Company and its Subsidiaries taken as a whole to perform any of their obligations under this Agreement or to consummate the Merger. Subject to the foregoing, neither of the following shall be deemed in itself to constitute, and neither of the following shall be taken into account in determining whether there has been or will be a Material Adverse
Effect: (a) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement, and (b) any adverse change, effect, event, occurrence, state of facts or development arising from any action taken by SG or the Principals as officers of the Company which is inconsistent with the terms of this Agreement unless such action was taken at the specific direction of the Company's Board of Directors.

     4.2  Capitalization.

     (a) The total authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, par value $.01 per share, no shares of which are issued and outstanding as of the date of this

Agreement; and (ii) 50,000,000 shares of Company Common Stock, of which 12,404,287 shares are issued and outstanding on the date of this Agreement. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding.

     (b) Each outstanding share of Company Common Stock is (i) duly authorized and validly issued and (ii) fully paid and nonassessable and free of (x) any preemptive or similar rights under the FBCA and the Articles of Incorporation and By-laws of the Company and (y) any other preemptive or similar rights.

     (c) Other than Company Options that will be converted into Merger Consideration or canceled at the Effective Time pursuant to Article II hereof, as of the Effective Time, there will be no outstanding (i) securities convertible into or exchangeable for any capital stock of the Company, (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, or (iii) contracts, commitments, agreements, understandings, rights (including registration rights), arrangements, calls or claims of any kind to which the Company is a party or is bound relating to the issuance of any capital stock of the Company. Section 4.2(c) of the Company Disclosure Statement identifies, as of the date hereof, the option holder, the number of shares of Company Common Stock subject to each Company Option, the exercise price and the expiration date of each outstanding Company Option.

     4.3 Subsidiaries. The Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such subsidiary) of each of the Company's subsidiaries indicated in Section 4.3 of the Company Disclosure Statement (the "Subsidiaries") and the Subsidiaries are the only entities in which the Company directly or indirectly beneficially owns an equity interest. Each of the outstanding shares of capital stock beneficially owned by the Company of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company or a wholly-owned Subsidiary free and clear of all liens, pledges, security interests, claims or other encumbrances.

     4.4 Corporate Documents. True and complete copies of the Articles of Incorporation and all amendments thereto, the By-laws, as amended and currently in force, and all corporate minute books and records of the Company and each of the Subsidiaries have been furnished by the Company to SG for inspection to the extent requested by SG.

     4.5 Authorization of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company upon the recommendation of the Independent Committee and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement, except for the Requisite Shareholder Approval. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4.6 Non-Contravention. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate or conflict with any provision of any law applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by the Company or any of the Subsidiaries with any public authority (other than in connection with or in compliance with the provisions of the Exchange Act and the FBCA), (iii) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of the Company or the charter and by-laws of any of the Subsidiaries in any respect or (iv) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of the Subsidiaries pursuant to any provision of any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, license, ordinance, permit, franchise, joint venture agreement, limited liability company agreement, partnership agreement, regulation or decree to which the Company or any of the Subsidiaries is subject or by which the Company or any of the Subsidiaries or any of their property or assets is bound; except in the case of clauses; (i), (ii) and
(iv) where such violations, conflicts, breaches, defaults or the failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, would not, individually or in the aggregate, have a Material Adverse Effect.

     4.7  Compliance with Laws.

     (a) The Company and the Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of any governmental entities necessary for the lawful conduct of their businesses, except where the failure to hold such permits would not have a Material Adverse Effect.

     (b) As of the date of this Agreement, no investigation, review, inquiry or proceeding by any governmental entity with respect to any of the Company and/or any of the Subsidiaries is pending or, to the knowledge of the Company, threatened which, if adversely decided, would be reasonably likely to have a Material Adverse Effect.

     4.8 Commission Documents. Since January 1, 1999, the Company has timely filed with the Commission all reports required to be filed under Section 13, 14 and 15(d) of the Exchange Act (collectively, the "Company Reports"). As of their respective dates, the Company Reports (a) complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect, and each of the consolidated statements of operations, redeemable preferred stock, stockholders' equity (deficit) and comprehensive loss and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly present in all material respects the results of operations, redeemable preferred stock, stockholders' equity (deficit) and comprehensive loss or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). The financial statements of the Company, including the notes thereto, included in or incorporated by reference into the Company Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and have been prepared in accordance with GAAP. Since January 1, 1999, there has been no material change in the Company's accounting methods or principles except as described in the notes to such Company financial statements.

     4.9 Litigation. There is no suit, claim, action, litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, or any of the Company's or any Subsidiary's officers, directors or affiliates, with respect to or affecting the Company's operations, businesses or financial condition, or related to the consummation of the transactions contemplated hereby, which is reasonably likely to have a Material Adverse Effect.

     4.10  Taxes.

     (a) As used in this Agreement, (i) the term "Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever of a nature similar to taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and (ii) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereto, and the term "Return" means any one of the foregoing Returns.

     (b) There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by the Company and the Subsidiaries or requests for extensions to file such Tax Returns have been timely filed and the Company and its Subsidiaries are within such period for extension. As of the time of filing, the foregoing Returns were correct and complete in all material respects.

     (c) With respect to all amounts in respect of Taxes imposed upon the Company and/or the Subsidiaries, or for which the Company and/or the Subsidiaries are or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before December 31, 2000, (i) all applicable tax laws and agreements have been complied with in all material respects, and (ii) all amounts required to be paid by the Company and/or a Subsidiary to taxing authorities on or before the date hereof have been paid and with respect to Taxes not yet due and owing to a taxing authority, such Taxes have been paid or adequately reserved for on the Company's financial statements in accordance with GAAP.

     (d) There are no audits or similar proceedings by any taxing authority pending or threatened with respect to Taxes. No assessment of Tax has been proposed against the Company and/or the Subsidiaries or any of their respective assets or properties. No closing agreement pursuant to Section 7121 or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company and/or the Subsidiaries. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period of collection or assessment of, Taxes due from or with respect to the Company and/or the Subsidiaries for any taxable period, and no power of attorney granted by or with respect to the Company and/or the Subsidiaries relating to Taxes is currently in force.

     (e) Neither the Company nor any of the Subsidiaries is a party to or bound by any Tax allocation, Tax indemnity, Tax sharing or similar contract or arrangement or any agreement that obligates it to make payment computed by reference to the Taxes, taxable income or taxable losses of any other Person.

     (f) There are no liens with respect to Taxes upon any of the assets or properties of the Company and/or the Subsidiaries, other than with respect to Taxes not yet due.

     (g) The Company and/or the Subsidiaries have collected all sales and use Taxes required to be collected and has remitted, or will remit on a timely basis, such amount to the appropriate governmental entities, or have been furnished properly completed exemption certificates. The Company and/or the Subsidiaries have duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the applicable statute of limitations has not expired.

     4.11  ERISA.

     (a) Section 4.11(a) of the Company Disclosure Statement contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA and referred to herein as a "Welfare Plan") and all other Benefit Plans (defined herein as any Pension Plan, Welfare Plan and any other plan, fund, program, arrangement or agreement to provide employees, directors, independent contractors, officers or agents of the Company or its Subsidiaries with medical, health, life, bonus, incentive, change in control, employment, stock (option, ownership or purchase), deferred compensation, severance, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits), whether or not subject to ERISA (including any funding mechanism therefor now in effect, whether oral or written that is currently maintained, or contributed to, or required to be contributed to, by the Company or one of its Subsidiaries, for the benefit of any current or former employees, officers or directors of any Subsidiary. The Company has delivered or made available to SG true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Forms 5500 and 990, if any, filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been established, funded, maintained and administered in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, except where the failure to comply would not be reasonably expected to result in a Material Adverse Effect.

     (b) Except as disclosed, all Pension Plans have been the subject of favorable and up-to-date determination or opinion letters from the Internal Revenue Service, or have time remaining in an applicable remedial amendment period to file an application therefor, to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination or opinion letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination or opinion letter or application therefor in any respect that would adversely affect its qualification.

     (c) No Subsidiary has adopted or been obligated to contribute to any "defined benefit pension plan" as defined in Section 3(35) of ERISA subject to Title IV of ERISA in the six (6) years preceding the date hereof nor has any Subsidiary incurred any liability under Title IV of ERISA as the result of participation in any such defined benefit pension plan by any other Person that, together with the Company at any time during the last six years, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     (d) No Benefit Plan is a "multiemployer plan" and neither the Company nor any Subsidiary at any time has been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has either: (i) resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid; or (ii) engaged in a transaction that might have resulted in withdrawal liability but for the application of Section 4204 of ERISA.

     (e) Except as disclosed, with respect to any Welfare Plan, (i) no such Welfare Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (ii) no such Welfare Plan is self-insured, and (iii) each such Welfare Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code except where the compliance failure would not be reasonably expected to result in a Material Adverse Effect.

     (f) All contributions or premiums owed by Subsidiaries with respect to Benefit Plans under law, contract or otherwise have been made in full and on a timely basis and the Subsidiaries are not obligated to contribute with respect to any Benefit Plan that involves a retroactive contribution, assessment or funding waiver arrangement except where the failure would not be reasonable expected to result in a Material Adverse Effect. All administrative costs attributable to Benefit Plans have been paid when due except where the failure would not be reasonably expected to result in a Material adverse Effect.

     (g) No Pension Plan or Welfare Plan or, to the knowledge of the Company, any "fiduciary" or "party-in-interest" (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exception is not available except where the transaction would not be reasonably expected to result in a Material Adverse Effect.

     (h) No Benefit Plan exists that could result in the payment to any present or former employee of the Company or any Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any Subsidiary as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

     4.12 Environmental Matters; OSHA. The Company and the Subsidiaries are in substantial compliance with all Environmental Laws. For the purposes of this Agreement, "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamina-tion of any type whatsoever. The Company and the Subsidiaries are in substantial compliance with the Occupational Health and Safety Act and the rules and regulations thereunder.

     4.13 Interim Conduct of Business. Except as otherwise contemplated by this Agreement, since December 31, 2000, the Company and the Subsidiaries have not:

     (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any portion of its assets or property that is material to the Company and the Subsidiaries taken as a whole, except for sales of assets or inventory in the ordinary course of business and sales or dispositions of obsolete or worthless assets and except for cash applied in the payment of the Company's or any Subsidiary's liabilities in the usual and ordinary course of business in accordance with the Company's and/or the Subsidiaries' past practices;

     (b) written off any asset which has a net book value which exceeds $25,000 individually or $100,000 in the aggregate, or suffered any casualty, damage, destruction or loss, or interruption in use, of any material asset, property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

     (c) waived any material right arising out of the conduct of, or with respect to, its business;

     (d) made (or committed to make) capital expenditures in an amount which exceeds $100,000 for any item or $600,000 in the aggregate;

     (e) made any change in accounting methods or principles;

     (f) borrowed any money other than in the ordinary course of business pursuant to its existing credit facilities or issued any bonds, debentures, notes or other corporate securities (other than equity securities);

     (g) increased the compensation payable to any employee, except for normal pay increases in the ordinary course of business consistent with past practices;

     (h) made any payments or distributions to its employees, officers or directors, except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable and ordinary out-of-pocket business expenses;

     (i) adopted any new Pension Plan, Welfare Plan or other Benefit Plan;

     (j) issued or sold any of its securities of any class except for the issuance of Company Common Stock upon the exercise of stock options;

     (k) paid, declared or set aside any dividend or other distribution on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

     (l) suffered or been affected by any condition, event or occurrence which would be reasonably expected to have a Material Adverse Effect; or

     (m) made or changed any Tax election or method of accounting with respect to Taxes, or filed any amended Tax return, or settled or compromised any examination or proceeding with respect to any material Tax liability.

     Notwithstanding the foregoing, the Company shall not be deemed to have breached the terms of this Section 4.13 by entering into this Agreement or by consummating the transactions contemplated hereby.

     4.14 No Brokers. The Company has not entered into any contract, arrangement or understanding with any Person which may result in the obligation of the Company, SG or the Surviving Corporation to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Independent Committee has retained Adams, Harkness & Hill, Inc. ("AH&H"), as its financial advisor (the "Financial Advisor"), the arrangements with which have been disclosed in writing to SG prior to the date hereof.

     4.15 Opinion of Financial Advisor. The Company has received the opinion of AH&H to the effect that, as of the date hereof, the consideration to be received by the Company's public shareholders (other than SG and the Principals) pursuant to the Merger is fair to such shareholders from a financial point of view.

     4.16 Information Supplied. The Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders Meeting will not, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied by the Company for inclusion in the Schedule 13E-3 to be filed with the Commission by SG and the Company concurrently with the filing of the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by the Company in this Section 4.16 with respect to statements made or incorporated by reference therein based on information supplied in writing by SG specifically for inclusion in the Proxy Statement.

     4.17  Properties.

     (a) The Company and its Subsidiaries have good, valid and, in the case of their Owned Property (as defined below), marketable fee title to their real property and interests in real property indicated as being owned by the Company and its Subsidiaries in the financial statements included in the Company Reports, except for properties sold or otherwise disposed of in the ordinary course of business (the "Owned Properties"), free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions and encumbrances ("Encumbrances"), except where the failure to have such marketable fee title would not interfere to any material respect with the conduct of the business of the Company and the Subsidiaries as currently conducted. The leases relating to the Company's leased real property ("Company Leases") are in full force and effect, free and clear of all Encumbrances except where the failure of such leases to be in full force and effect free and clear of all Encumbrances would not interfere to any significant extent with the conduct of business of the Company and the Subsidiaries as currently conducted, and, to the best knowledge of the Company, are not in default.

     (b) No consent or approval is required to be obtained under any agreement by which the Company or any of its Subsidiaries has obtained a leasehold interest in any leased property and no right of termination shall arise under any Company Lease nor does any landlord have the right to increase the rent payable under any Company Lease, in each case as a result of the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

     4.18  Material Contract Defaults; Non-Compete.

     (a) Neither the Company nor any of the Subsidiaries is, or has received any notice or has any knowledge that any other party is, in default or unable to perform in any respect under any material contracts, agreements, commitments, arrangements, leases, licenses, policies or other instruments to which it or any of the Subsidiaries is a party or by which it or any such Subsidiary is bound ("Material Contracts"), except for those defaults which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default, except for those defaults which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is a party to any Material Contract that is required to be disclosed as an exhibit to the Company Reports in accordance with the rules and regulations of the Commission that has not been so disclosed.

     4.19 Transactions with Affiliates. Except as set forth in the Company Reports and except with respect to the transactions contemplated hereby, there has been no transaction, agreement, arrangement or under-standing, or any related series thereof, between the Company and/or the Subsidiaries and the Company's affiliates (other than wholly-owned Subsidiaries).

     4.20 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held on October 24, 2001, acting upon the recommendation of the Independent Committee, has by unanimous vote, (i) determined that this Agreement is advisable and is fair to and in the best interests of the Shareholders of the Company, (ii) resolved to recommend that the holders of the shares of Company Common Stock adopt this Agreement and approve the Merger Agreement and (iii) approved the transfer by the Principals of the Company Common Stock owned by them to SG. The aforementioned determination, recommendation and approval of the Company's Board of Directors are in full force and effect and have not been amended, revoked or revised in any respect.

     4.21  Intellectual Property.

     (a) The Company and/or the Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and/or the Subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and/or the Subsidiaries are not in violation of any licenses, sublicenses and other agreements as to which the Company and/or the Subsidiaries are a party and pursuant to which the Company and/or the Subsidiaries are authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"). Except as disclosed in the Company Reports or in the Company Disclosure Statement and except as would not reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement no claims with respect to the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company or the Subsidiaries (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third-Party Intellectual Property Rights by or through the Company or the Subsidiaries, are currently pending (or, to the knowledge of the Company, are overtly threatened by any Person) against the Company and/or the Subsidiaries.

     (c) To the Company's knowledge, all patents, registered trademarks, service marks and copyrights held by the Company or the Subsidiaries are valid and subsisting. Except as disclosed in the Company Reports or in the Company Disclosure Statement, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any Company Intellectual Property Rights by any third party, including any employee or former employee of the Company and/or Subsidiaries.

                                   ARTICLE V

                                   COVENANTS

     5.1  Interim Operations.

     (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless SG has consented in writing thereto (which consent shall not be unreasonably withheld or delayed), the Company and its Subsidiaries shall:

          (i) conduct its business and operations according to its usual, regular and ordinary course consistent with past practice; provided that the Company and the Subsidiaries may take actions reasonably necessary in connection with the sale or liquidation of New Haven Software Corporation ("New Haven Software"), Smith-Gardner & Associates Pty. Limited (the "Australian Sub") and/or Smith-Gardner & Associates, Limited (the "UK Sub");

          (ii) use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with it; provided that the Company and the Subsidiaries may take all actions reasonably necessary in connection with the sale or liquidation of New Haven Software, the Australian Sub and/or the UK Sub;

          (iii) not amend its charter or by-laws or comparable governing instruments;

          (iv) promptly notify SG of any material event affecting the Company and/or any Subsidiary, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), the breach of any representation or warranty contained herein or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, any failure of the Company or any Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

          (v) promptly deliver to SG true and complete copies of any report, statement or schedule filed with the Commission subsequent to the date of this Agreement;

          (vi) not (A) except pursuant to the exercise of options existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split, or reclassify, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, its capital stock or otherwise change its capitalization as it exists on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation or fringe benefits or enter into or amend any employment agreement with any of its present or future officers, directors or employees, except for normal increases in salaries or wages of employees of the Company and/or its Subsidiaries who are not directors or officers of the Company in the ordinary course of business and consistent with past practice; (D) grant any severance or termination package to any employee or consultant not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agreement or arrangement with, any present or former director, officer or other employee of the Company and/or any of its Subsidiaries; (E) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or to effect the conversion or cancellation of Company Options in accordance with Section 2.2 hereof or to terminate the Employee Stock Purchase Plan in accordance with Section 5.9 hereof or to amend such plans as required by law; or (F) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any present or former directors, officers or employees or the Company and/or any of its Subsidiaries, except if required by law;

          (vii) not (A) declare, set aside, make or pay any dividend or make any other distribution or payment payable in cash, stock, property or otherwise with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action;

          (viii) not enter into any material agreement or transaction, or agree to enter into any material agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving any merger, consolidation, joint venture, license agreement, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring, or a purchase, sale, lease or other acquisition or disposition of any assets or capital stock other than the sale or liquidation of New Haven Software, the Australian Sub and/or the UK Sub;

          (ix) not incur any indebtedness for borrowed money or assume, endorse, guarantee or otherwise become responsible for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others, in any such case other than in the ordinary course of its business;

          (x) not make any loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary course of business;

          (xi) not make or commit to make any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;

          (xii) not voluntarily elect to alter materially the manner of keeping its books, accounts or records, or change in any manner the accounting practices or principles therein reflected except as required by GAAP;

          (xiii) not issue, deliver, sell, lease, sell and leaseback, pledge, dispose of or encumber, or authorize or commit to the issuance, delivery, sale, lease, sale/leaseback, pledge, disposition or Encumbrance of material properties or assets of the Company or any of its Subsidiaries, except liens for taxes not currently due and except (A) sales of assets or inventory in the ordinary course of business consistent with past practice and (B) sales or dispositions of obsolete or worthless assets;

          (xiv) use its commercially reasonable efforts to maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect;

          (xv) not (A) make or change any Tax election or method of accounting with respect to Taxes, (B) file any amended Tax Return or (C) settle or compromise any examination or proceeding with respect to any material Tax liability, in each case other than in the ordinary course of business;

          (xvi) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any rights of significant value;

          (xvii) settle or compromise any litigation for amounts in excess of an aggregate of $100,000 (whether or not commenced prior to the date of this Agreement), other than settlements involving amounts payable by the Company and/or the Subsidiaries that are not in excess of (x) amounts fully recoverable from insurers of the Company and/or the Subsidiaries or (y) amounts applied against self-insured retention amounts or deductibles (provided such settlements do not involve any material non-monetary obligations on the part of the Company and/or any Subsidiary);

          (xviii) change the composition, fill any vacancies or increase the size of the Company's Board of Directors; or

          (xix) amend or modify in any material respect or terminate any existing intellectual property license, execute any new intellectual property license, sell, license or otherwise dispose of, in whole or in part, any Company Intellectual Property Rights, and/or subject any Company Intellectual Property Rights to any Encumbrance except in connection with the sale or liquidation of New Haven Software, the Australian Sub and/or the UK Sub.

     (b) For purposes of this Section 5.1, any action that the Company can establish was taken or approved by Allan J. Gardner or Wilburn W. Smith other than at the specific direction of the Company's Board of Directors will be deemed to have been approved by SG, whether or not such action or approval is documented in writing.

     5.2  Preparation of Proxy Statement; Shareholders Meeting.

     (a) The Company shall, as soon as practicable following the date of this Agreement, prepare and file with the Commission the Proxy Statement in preliminary form (provided that SG and its counsel shall be given reasonable opportunity to review and comment on the Proxy Statement prior to its filing with the Commission), and the Company shall use its best efforts to respond as promptly as practicable to any comments of the Commission with respect thereto. The Company shall notify SG promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply SG with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt (or waiver) of the Agreed Shareholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement. The Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after filing with the Commission. Subject to the fiduciary duties under applicable law of the Company's Board of Directors, (i) the Proxy Statement shall contain the recommendation of the Company's Board of Directors, acting upon the recommendation of the Independent Committee, that the shareholders of the Company vote to adopt and approve this Agreement and the Merger and (ii) if requested to do so by SG at any time prior to the Shareholders Meeting and subject to compliance with their fiduciary duties under applicable law, if there shall have been publicly announced an alternative Acquisition Proposal (as hereinafter defined), the Company's Board of Directors, acting upon the recommendation of the Independent Committee, shall within a reasonable period of time following such request (and prior to the Shareholders Meeting) publicly reaffirm such recommendation and/or shall publicly announce that it is not recommending that the shareholders of the Company accept an alternative Acquisition Proposal, provided that such reaffirmation or announcement does not require significant delay in the timing of the Shareholders Meeting.

     (b) The Company shall, as soon as practicable following the date of execution of this Agreement, duly call, give notice of, convene and hold a Shareholders Meeting for the purpose of seeking the shareholder approval of this Agreement and the Merger. Subject to compliance with their fiduciary duties under applicable law, the Company's Board of Directors, acting upon the recommendation of the Independent Committee, shall recommend to its shareholders that they adopt and approve this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.2(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

     (c) SG and the Principals shall cause any and all shares of Company Common Stock beneficially owned by SG or the Principals to be voted in favor of the adoption and approval of this Agreement and the Merger.

     (d) SG shall, as soon as practicable following the date of this Agreement, prepare and, together with the Company, file with the Commission the Schedule 13E-3 (provided that the Company and its counsel shall be given reasonable opportunity to review and comment on the Schedule 13E-3 prior to its filing with the Commission), and SG, together with the Company, shall use its best efforts to respond as promptly as practicable to any comments of the Commission with respect thereto. SG shall notify the Company of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments to the Schedule 13E-3 or for additional information and shall supply the Company with copies of all correspondence between SG or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to the Schedule 13E-3. If at any time prior to receipt of the Agreed Shareholder Approval there shall occur any event that should be set forth in an amendment to the Schedule 13E-3, SG shall promptly prepare and, together with the Company, file with the Commission such amendment.

     5.3  Acquisition Proposals.

     (a) The Company may (i) furnish information with respect to the Company to any Person for purposes of soliciting a Superior Acquisition Proposal (as hereinafter defined) from such Person pursuant to a confidentiality agreement entered into between such Person and the Company in form and substance reasonably satisfactory to the Company's Board of Directors or the Independent Committee acting on its behalf, and (ii) participate in discussions or negotiations regarding such Acquisition Proposal. For purposes of this Agreement, an "Acquisition Proposal" means any inquiry, proposal or offer from any Person (other than in connection with the sale or liquidation by the Company of New Haven Software, the Australian Sub and/or the UK Sub) (a) relating to any direct or indirect acquisition or purchase of
(x) a business that constitutes 15% or more of the net revenues, net income or the assets of the Company or any Subsidiary, or (y) 15% or more of any class of equity securities of the Company or any Subsidiary, (b) relating to any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or any Subsidiary, or (c) relating to any merger, consolidation, business combination, acquisition, recapitalization, liquidation, dissolution or similar transaction involving Company or any Subsidiary, in each case, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Superior Acquisition Proposal" means any Acquisition Proposal which (i) the Company's Board of Directors, acting upon the recommendation of the Independent Committee, determines in good faith is reasonably likely to be consummated, taking into account the Person making the proposal and all legal, financial, regulatory and other aspects of the Acquisition Proposal, and (ii) the Company's Board of Directors or the Independent Committee acting on its behalf believes in good faith (after consultation with and based upon the advice of its outside financial advisors) would, if consummated, provide greater value to the Company's shareholders than the transaction contemplated by this Agreement.

     (b) Except as expressly permitted by this Section 5.3, the Company's Board of Directors shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SG, the approval or recommendation by the Company's Board of Directors of this Agreement, the Merger and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Acquisition Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence. Notwithstanding the foregoing, if at any time the Company's Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's shareholders under applicable law, subject to compliance with paragraph (c) below, the Company's Board of Directors may, in response to a Superior Acquisition Proposal, enter into a Company Acquisition Agreement with respect to such Superior Acquisition Proposal and, at the time of execution of a binding agreement with respect thereto, terminate this Agreement in accordance with
Section 7.3 hereof.

     (c) In addition to the obligations of the Company as set forth in paragraphs (a) and (b) of this Section 5.3, Company shall advise SG orally within one business day and in writing within two business days of any Acquisition Proposal in response to which the Company has furnished confidential information to the proponent thereof or has commenced negotiations with the proponent thereof. In addition, in the event (and in each event) that the Company intends to enter into a Company Acquisition Agreement relating to a Superior Acquisition Proposal, the Company shall, not less than one 24-hour period containing eight regular business hours, prior to entering into such Company Acquisition Agreement advise SG in writing of such intention and the identity of the Person or Persons who have made and/or are sponsoring, directly or indirectly, such Superior Acquisition Proposal.

     5.4 Inspection of Records. From the date hereof to the Effective Time, the Company shall and shall cause its Subsidiaries, and their respective directors, employees, auditors, counsel, financial advisors and other agents, to
(a) allow all designated officers, attorneys, accountants and other representatives of SG reasonable access at all reasonable times to its officers, agents, employees, offices, records, files, correspondence, audits and properties, as well as to all information relating to its commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Company and its Subsidiaries; (b) furnish to SG and its aforementioned representatives such financial, operating and other data and other information as such Persons may reasonably request; and (c) instruct its employees, counsel, auditors and financial advisors and other agents to cooperate reasonably with SG and its investigation of the business of the Company and its Subsidiaries. From the date hereof to the Effective Time, SG shall (a) furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, and (b) instruct its officers, counsel and financial advisors of SG to cooperate reasonably with the Company in its investigation of the business of SG. Notwithstanding the foregoing, the Company may withhold the documents and information actually described in the Company Disclosure Statement to the extent required to comply with the terms of a confidentiality agreement with a third party in effect on the date of this Agreement. SG shall, and shall cause its officers, employees, agents, consultants and affiliates to, hold all information obtained pursuant to this Agreement in confidence and in the event of termination of this Agreement for any reason, SG shall promptly return or destroy all nonpublic documents obtained from Company and any copies made of such documents for SG and all documentation and other material prepared by SG or its advisors based on written nonpublic information furnished by Company or its advisors shall be destroyed.

     5.5 Publicity. Neither party hereto shall make any press release or public announcement with respect to this Agreement, the Merger or the transactions contemplated hereby without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, in the opinion of its outside legal counsel, is obligated to make pursuant to applicable law or regulation of any national securities exchange, in which case, the party desiring to make the disclosure shall consult with the other party hereto prior to making such disclosure or announcement.

     5.6  Further Action; Reasonable Best Efforts.

     (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including but not limited to (i) cooperation in the preparation and filing of the Proxy Statement and the
Schedule 13E-3, (ii) determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement) under any applicable law or regulation or from any governmental entities or third parties, including parties to leases, loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger, and (iii) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations.

     (b) The Company shall use its commercially reasonable best efforts to obtain all consents, approvals, agreements, extensions or other waivers of rights necessary to ensure that all Leases and other Material Contracts remain in full force and effect for the benefit of the Surviving Corporation after the Effective Time on substantially the same terms and conditions as in effect on the date hereof (without any increase in amounts payable thereunder).

     5.7  Indemnification; D&O Insurance, etc.

     (a) SG shall, to the fullest extent permitted by law, cause the Surviving Corporation (from and after the Closing Date) to honor all the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company and its Subsidiaries against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Closing Date to the maximum extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's Articles of Incorporation, By-laws, the FBCA, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company's Articles of Incorporation, By-laws, the FBCA and such individual indemnity agreements from the Closing Date until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or any of its Subsidiaries is entitled to indemnification under this
Section 5.7, such director or officer shall be entitled to reimbursement from the Company (from and after the Closing Date) or the Surviving Corporation (from and after the Closing Date) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation or the Company, as applicable, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment if it shall be adjudicated that such current or former director or officer was not entitled to such payment.

     (b) The Company will maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage. Prior to the Effective Time SG shall purchase tail insurance providing coverage for a period of six years after the Effective Time on the same terms as the current policies of directors' and officers' liability insurance and indemnification maintained by the Company (provided that SG may substitute therefor policies with reputable and financially sound carriers, which policies provide coverage of the types, in the amounts and containing terms and conditions which are no less advantageous to the beneficiaries thereof than those maintained by the Company) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time.

     (c) The Articles of Incorporation of the Surviving Corporation shall contain the provisions that are set forth in Article VI of the Company's Articles of Incorporation, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or other agents of the Company.

     (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all of substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume, as a matter of law or otherwise, the obligations set forth in this Section 5.7.

     5.8 Disposition of Litigation. The Company and SG shall participate jointly in the defense of any shareholder litigation against the Company or SG, as applicable, and their respective affiliates, and the directors, officers, employees, representatives and agents of the foregoing, relating to the transactions contemplated by this Agreement.

     5.9 Termination of Employee Stock Purchase Plan. The Company shall accelerate the next exercise date under its Employee Stock Purchase Plan to November 9, 2001 and shall thereafter terminate such Plan.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless waived by each of the parties hereto in accordance with the provisions of Section 7.8 hereof):

     (a) No preliminary or permanent injunction or other order, decree, statute, rule or regulation shall have been entered and remain in effect by any federal or state court or federal, state, local or other governmental entity which prevents the consummation of the Merger or materially changes the terms or conditions of this Agreement.

     (b) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for the filing of the Articles of Merger and any documents required to be filed after the Effective Time.

     (c) The consummation of the Merger shall not violate applicable law.

     6.2 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by the Company in accordance with the provisions of Section 7.8 hereof):

     (a) This Agreement and the Merger shall have been adopted and approved by Agreed Shareholder Approval.

     (b) SG shall have performed, in all material respects, all of its respective obligations contained herein that are required to be performed by SG at or prior to the Closing Date, and the Company shall have received a certificate of an Executive Officer of SG, dated the Closing Date, certifying to such effect.

     (c) The representations and warranties of SG contained in this Agreement and in any document delivered in connection herewith (disregarding any qualification contained therein with respect to materiality and material adverse effect) shall be true and correct as of the Closing Date (except those representations and warranties that address matters as of a particular date, which shall remain true and correct as of such date) with only such exceptions as would not in the aggregate have a material adverse effect on SG or its ability to perform its obligations hereunder. The Company shall have received a certificate of an Executive Officer of SG, dated the Closing Date, certifying to such effect.

     (d) The Company shall have received from SG certified copies of the resolutions of its Board of Directors and shareholders approving and adopting this Agreement, the Merger and the transactions contemplated hereby.

     (e) From the date of this Agreement through the Effective Time, there shall not have occurred any event that has had, or would be reasonably likely to have, a material adverse effect on SG or its ability to perform hereunder.

     (f) SG shall have executed and delivered such other documents and taken such other actions as the Company shall have reasonably requested.

     6.3 Conditions to the Obligation of SG to Effect the Merger. The obligations of SG to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by SG in accordance with the provisions of Section 7.8 hereof):

     (a) This Agreement and the Merger shall have been adopted and approved by Requisite Shareholder Approval.

     (b) There shall not be pending or threatened by any governmental entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from SG or any of its affiliates any damages that are material to any such party, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries or
(iii) seeking to impose limitations on the ability of SG or any shareholder of SG to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company.

     (c) The Company shall have performed, in all material respects, all of its obligations contained herein that are required to be performed by the Company at or prior to the Closing Date, and SG shall have received a certificate of an executive officer of the Company, dated the Closing Date, certifying to such effect.

     (d) The representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith (disregarding any qualification contained therein with respect to materiality and Material Adverse Effect) shall be true and correct as of the Closing Date (except those representations and warranties that address matters as of a particular date, which shall remain true and correct as of such date) with only such exceptions as would not in the aggregate have a Material Adverse Effect on the Company. SG shall have received a certificate of an executive officer of the Company, dated the Closing Date, certifying to such effect.

     (e) SG shall have received from the Company certified copies of the resolutions of the Company's Board of Directors and shareholders approving and adopting this Agreement and the Merger and the transactions contemplated hereby.

     (f) SG shall have received evidence, in form and substance reasonably satisfactory to it, that all material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties have been obtained without, in the case of third parties, the payment or imposition of any costs or additional obligations.

     (g) From the date of this Agreement through the Effective Time, there shall not have occurred any event that has had, or would be reasonably likely to have, a Material Adverse Effect on the Company.

     (h) Each director of the Company other than the Principals shall have resigned from the Company's Board of Directors in writing, effective as of the Effective Time.

     (i) The Company shall have executed and delivered such other documents and taken such other actions as SG shall have reasonably requested.

                                  ARTICLE VII

                                  TERMINATION

     7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the Requisite Shareholder Approval, by the mutual consent of SG and the Company.

     7.2 Termination by Either SG or the Company. This Agreement may be terminated and the Merger may be abandoned by the Company by action of the Company's Board of Directors upon the recommendation of the Independent Committee or by SG by action of its Board of Directors if:

     (a) the Merger shall not have been consummated by February 28, 2002; provided, however, that the right to terminate this Agreement under this clause will not be available to any party whose breach of any representation, warranty or covenant hereunder has been a cause of, or resulted in, the failure of the Merger to occur on or before such date;

     (b) the Requisite Shareholder Approval shall not have been obtained at the Shareholders Meeting (as such meeting may be adjourned or delayed); or

     (c) a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action either (i) permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or any of the transactions contemplated by this Agreement or (ii) otherwise altering the terms of any of the foregoing in any significant respect, and such order, decree, ruling or other action is or shall have become final and nonappealable.

     7.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company, prior to the receipt of the Agreed Shareholder Approval if, (i) pursuant to and in compliance with Section 5.3(b) hereof, the Board of Directors of the Company acting upon the recommendation of the Independent Committee withdraws, modifies or amends in a manner adverse to SG its approval or recommendation of this Agreement or any of the transactions contemplated hereby (or publicly announces its intention to do so), or (ii) the Company's Board of Directors acting upon the recommendation of the Independent Committee approves a Superior Acquisition Proposal; provided, however, that the Company shall have complied with Section 5.3(c) in all respects; provided that this Agreement may not be terminated pursuant to this Section 7.3 unless concurrently with such termination, the Company pays to SG the Termination Fee (as such term is defined in Section 7.6(a)).

     7.4 Termination by SG. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by SG if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to SG its approval or recommendation of this Agreement or any of the transactions contemplated herein, (ii) approved, recommended or entered into a Company Acquisition Agreement with respect to, or consummated, any Superior Acquisition Proposal, (iii) resolved to do any of the foregoing, or
(iv) in response to the commencement of any tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock, not recommended rejection of such tender offer or exchange offer.

     7.5 Termination Upon Breach of Representation, Warranty or Covenant. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (i) by the Company, if SG breaches any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is reasonably likely to have a material adverse effect on SG or its ability to perform hereunder and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 20 days after the Company has furnished SG with written notice of such breach, or (ii) by SG if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is reasonably likely to have a Material Adverse Effect on the Company and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 20 days after SG has furnished the Company with written notice of such breach.

     7.6  Termination Fee.

     (a) In the event that this Agreement is terminated by the Company pursuant to Section 7.3 or by SG pursuant to Section 7.4, the Company shall pay to SG by wire transfer of immediately available funds to an account designated by SG on the next business day following such termination (or, in the case of a termination pursuant to Section 7.3, prior to the effectiveness of such termination) an amount equal to $1,679,1001((1)) (the "Termination Fee").

     (b) The payment of the Termination Fee shall serve as full liquidated damages hereunder, and SG hereby waives all claims against the Company and its Subsidiaries hereunder in respect of the circumstances requiring such payment.

     (c) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided that all expenses of SG shall be paid by the Surviving Corporation at or following the Effective Time.

     7.7 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement shall become void and have no effect other than Sections 5.4, 5.8, 7.6 and this 7.7 which provisions shall survive such termination and all obligations of the parties hereto shall terminate, except pursuant to such enumerated provisions without any liability or obligation on the part of SG or the Company.

     7.8 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations, Warranties and Agreements. Except as provided in Section 7.7 hereof, the representations and warranties in this Agreement and in any instrument delivered pursuant hereto shall expire at the Effective Time or upon the termination of this Agreement pursuant to Article VII, as the

---------------


(1)12,404,287 x 2.7x .05+4,530
case may be. All agreements in this Agreement to be fully performed prior to the Effective Time shall terminate at the Effective Time and all other agreements shall survive the Effective Time.

     8.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

If to SG:                                      If to the Company:

Ecometry Corporation                           Members of the Independent Committee
1615 South Congress Avenue                     of the Board of Directors
Delray Beach, Florida 33445                    1615 South Congress Avenue
Attn: Wilburn W. Smith                         Delray Beach, Florida 33445
Facsimile: 561-279-4376                        Facsimile: 561-279-4376

With copies to:                                With copies to:

Akerman, Senterfitt & Eidson, P.A.             Testa, Hurwitz & Thibeault, LLP
Las Olas Centre II, Suite 1600                 Oliver Street Tower
350 East Las Olas Blvd.                        125 High Street
Fort Lauderdale, Florida 33301                 Boston, Massachusetts 02110
Attn: Bruce I. March, Esq.                     Attn: George Lloyd, Esq.
Facsimile: (954) 463-2224                      Facsimile: (617) 790-0168

     or to such other address as any party shall specify by written notice so given.

     8.3 Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that SG may assign all or any of its rights and obligations hereunder to any affiliate of SG. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     8.4 Entire Agreement. This Agreement, the Disclosure Statements of the Company and SG and the Exhibits hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.5  Amendment.

     (a) This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval of matters presented in connection with the Merger by the shareholders of the Company, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) With the consent of the other party, either party to this Agreement may at any time and from time to time prior to the mailing of the Proxy Statement, by written notice to the other party, supplement or amend such party's Disclosure Statement to disclose any breach occurring after the date hereof of any representation or warranty of such party that is not reasonably capable of being remedied prior to the Effective Time and will, if not remedied, result in the condition set forth in Section 6.2(c) (in the case of SG) or in Section 6.3(d) (in the case of the Company) not being satisfied at the Effective Time.

     8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     8.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     8.9 Waivers. All waivers must be in writing. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.10 Incorporation of Exhibits. The Disclosure Statements of the Company and SG attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          SG MERGER CORP.

                                          By:    /s/ ALLAN J. GARDNER
                                          --------------------------------------
                                          Title: Treasurer and Secretary

                                          ECOMETRY CORPORATION

                                          By:   /s/ MARTIN K. WEINBAUM
                                          --------------------------------------
                                          Title: VP Finance & CFO

                                          For purposes of Section 5.2(c) only:

                                                 /s/ WILBURN W. SMITH
                                          --------------------------------------
                                          Wilburn W. Smith

                                                 /s/ ALLAN J. GARDNER
                                          --------------------------------------
                                          Allan J. Gardner

                                                                         ANNEX C

October 24, 2001

Special Committee of the Board of
Directors
Ecometry Corporation
1615 South Congress Avenue
Delray Beach, FL 33445

Members of the Special Committee:

     You have requested our opinion (the "Fairness Opinion") as to the fairness, from a financial point of view, of the $2.70 per share cash consideration to be received by holders of the Company Common Stock not affiliated with SG Merger Corp. (the "Unaffiliated Shareholders") in connection with the proposed merger (the "Merger) of Ecometry Corporation (the "Company") and SG Merger Corp., pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated October 25, 2001.

     Adams, Harkness & Hill, Inc., as part of its investment banking activities, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have been engaged to render a Fairness Opinion in connection with the Merger by the Special Committee of Board of Directors of the Company and will receive a fee for our services.

     Our Fairness Opinion addresses only the fairness of the cash consideration from a financial point of view to the Unaffiliated Shareholders and does not address any other aspect of the Merger, nor does it constitute a recommendation to any holder of Common Stock as to how to vote with respect to the Merger. In the ordinary course of our business, we may trade in the Common Stock of the Company for our own account and for the accounts of our customers and may at any time hold a long or short position in the Company's Common Stock.

     In developing our Fairness Opinion, we have, among other things: (i) reviewed the Company's Forms 10-K, 10-Q and other documents as filed with the Securities and Exchange Commission since the Company's initial public offering of January 29, 1999; (ii) analyzed certain internal financial statements including both historical financial statements and projected financial statements and operating data concerning the Company prepared by Company management; (iii) conducted discussions with members of senior management of the Company; (iv) reviewed the historical market prices and trading activity for the Company Common Shares and compared them with those of certain publicly traded companies we deemed to be relevant and comparable to the Company; (v) compared the results of operations of the Company with those of certain companies we deemed to be relevant and comparable to the Company; (vi) compared the financial terms of the Merger with the financial terms of certain other mergers and acquisitions we deemed to be relevant and comparable to the Merger; (vii) reviewed the Merger Agreement and Exhibits thereto; and (viii) reviewed such other financial studies and analyses, performed such other investigations, and taken into account such other matters as we deemed necessary, including an assessment of general economic, market and monetary conditions.

     In connection with our review and arriving at our Fairness Opinion, we have not independently verified any information received from the Company, have relied on such information, have assumed that all such information is complete and accurate in all material respects, and have relied on assurances of management that they are not aware of any facts that would make such information misleading. With respect to any internal forecasts reviewed relating to the prospects of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management. We have also assumed that the Merger will be consummated upon the terms set forth in the Merger Agreement.

                                     Special Committee of the Board of Directors
                                                            Ecometry Corporation
                                                                October 24, 2001
                                                                          Page 2

     Our Fairness Opinion is rendered on the basis of economic and market conditions prevailing and on the prospects, financial and otherwise of the Company known to us as of the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this Fairness Opinion if this Fairness Opinion were rendered as of a later date, and (ii) Adams, Harkness & Hill, Inc. disclaims any obligation to advise any person of any change in any manner affecting this Fairness Opinion that may come to our attention after the date of this Fairness Opinion. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets of the Company. In addition, we have assumed, with your consent that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company.

     It is agreed between the Special Committee and Adams, Harkness & Hill, Inc. that this letter is for the information of the Special Committee and the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this Fairness Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Acquisition as contemplated.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $2.70 per share cash consideration is fair, from a financial point of view, to the Company's Unaffiliated Shareholders

Sincerely,

James A. Simms, Managing Director
Adams, Harkness & Hill, Inc.

                              ECOMETRY CORPORATION

            SPECIAL MEETING OF SHAREHOLDERS OF ECOMETRY CORPORATION

                          TO BE HELD ON MAY 22, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE SPECIAL COMMITTEE OF THE BOARD OF
                      DIRECTORS AND THE BOARD OF DIRECTORS

   The undersigned, revoking all prior proxies, hereby appoints Martin K. Weinbaum and James J. Felcyn, Jr., and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote as designated herein, all shares of common stock of Ecometry Corporation which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Ecometry Corporation to be held at 10:00 a.m. local time, on May 22, 2002, at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, and at all adjournments thereof, upon matters set forth in the Notice of Special Meeting of Shareholders and Proxy Statement dated April 22, 2002, a copy of which has been received by the undersigned. Any and all proxies heretofore given are hereby revoked.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SYNGISTIX MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, FOR THE APPROVAL OF THE SG MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND FOR THE GRANT OF DISCRETIONARY AUTHORITY TO VOTE IN FAVOR OF ANY POSTPONEMENT OR ADJOURNMENTS OF THE MEETING. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

   PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(See Reverse Side)    (Continued and to be signed on the reverse side)    (See Reverse Side)

                              ECOMETRY CORPORATION

                           1615 SOUTH CONGRESS AVENUE

                        DELRAY BEACH, FLORIDA 33445-6368

                    PLEASE MARK VOTES AS IN THIS EXAMPLE [X]

   (1) To consider and vote on a proposal to approve the merger agreement, dated as of January 25, 2002, between us and Citrus Merger Corp., Syngistix, Inc. and, with respect to Section 7.6(b)(i) thereof only, Core Technology Fund IV, LLC, as amended from time to time, and the transactions contemplated thereby, including the merger of Citrus Merger Corp. with and into us (the "Syngistix Merger"), with Ecometry Corporation as the surviving company and with each outstanding share of our common stock being converted into the right to receive $2.90 in cash.
                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

   (2) To consider and vote on a proposal, which would take effect only if the Syngistix Merger does not occur, to approve the merger agreement, dated as of October 25, 2001, between us and SG Merger Corp. and, with respect to Section 5.2(c) thereof only, Wilburn W. Smith and Allan J. Gardner, as amended on January 25, 2002 and as may be further amended from time to time, and the transactions contemplated thereby, including the merger of SG Merger Corp. with and into us, with Ecometry Corporation as the surviving company and with each outstanding share of our common stock, other than shares held by SG Merger Corp., Wilburn W. Smith and Allan J. Gardner, being converted into the right to receive $2.70 in cash.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

   (3) Grant of discretionary authority to vote in favor of any postponements or adjournments of the meeting, if necessary.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

   THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSALS.

   Mark box at right if you plan to attend the Special Meeting.   [ ]

   Please sign exactly as your name(s) appear(s) on the books of Ecometry Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, the signature should be by an authorized partner or other person.

   PLEASE BE SURE TO SIGN AND DATE THIS PROXY.
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